                                  EXHIBIT 4-1

                                                                  EXECUTION COPY




                         POOLING AND SERVICING AGREEMENT
                          Dated as of February 28, 1999



                                  HSBC Bank USA
                                    (Trustee)


                                       and


                     THE MONEY STORE INVESTMENT CORPORATION
                              (Seller and Servicer)

                                       and

                        THE MONEY STORE OF NEW YORK, INC.

                                    (Seller)

                                       and

                              THE MONEY STORE INC.
                                (Representative)



                 The Money Store SBA Loan-Backed Adjustable Rate
            Certificates, Series 1999-1, Class A, Class M and Class B

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



                                TABLE OF CONTENTS

SECTION                                                                     PAGE

                                    ARTICLE I


                                   DEFINITIONS

Definitions     .............................................................I-1


                                   ARTICLE II


                      SALE AND CONVEYANCE OF THE TRUST FUND

2.01            Sale and Conveyance of Trust Fund...........................II-1
2.02            Possession of SBA Files.....................................II-1
2.03            Books and Records...........................................II-1
2.04            Delivery of SBA Loan Documents..............................II-2
2.05            Acceptance by Trustee of the Trust Fund;
                Certain Substitutions;
                Certification by Trustee....................................II-5
2.06            [Intentionally Omitted].....................................II-6
2.07            Authentication of Certificates..............................II-7
2.08            Fees and Expenses of the Trustee............................II-6
2.09            Sale and Conveyance of the Subsequent
                SBA Loans...................................................II-6
2.10            Optional Purchase of Defaulted SBA Loans....................II-6


                                   ARTICLE III


                REPRESENTATIONS AND WARRANTIES

3.01            Representations of the Sellers.............................III-1
3.02            Individual SBA Loans.......................................III-4
3.03            Purchase and Substitution of Defective
                SBA Loans..................................................III-9

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


                                   ARTICLE IV


                                THE CERTIFICATES
4.01            The Certificates............................................IV-1
4.02            Registration of Transfer and Exchange
                Of Certificates.............................................IV-1
4.03            Mutilated, Destroyed, Lost or
                Stolen Certificates.........................................IV-4
4.04            Persons Deemed Owners.......................................IV-4


                                    ARTICLE V


                    ADMINISTRATION AND SERVICING OF SBA LOANS

5.01            Duties of the Servicer.......................................V-1
5.02            Liquidation of SBA Loans.....................................V-4
5.03            Establishment of Principal and
                Interest Accounts; Deposits in
                Principal and Interest Accounts..............................V-4
5.04            Permitted Withdrawals From the
                Principal and Interest Account...............................V-6
5.05            [Intentionally Omitted]......................................V-8
5.06            Transfer of Accounts.........................................V-8
5.07            Maintenance of Hazard Insurance..............................V-8
5.08            [Intentionally Omitted]......................................V-8
5.09            Fidelity Bond................................................V-8
5.10            Title, Management and Disposition
                of Foreclosed Property.......................................V-9
5.11            [Intentionally Omitted].....................................V-10
5.12            Collection of Certain SBA Loan Payments.....................V-11
5.13            Access to Certain Documentation and
                Information Regarding the SBA Loans.........................V-10
5.14            Superior Liens..............................................V-11


                                   ARTICLE VI


                       PAYMENTS TO THE CERTIFICATEHOLDERS

6.01            Establishment of Certificate Account;
                Deposits in Certificate Account; Permitted
                Withdrawal From Withdrawal Account..........................VI-1

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

6.02            Establishment of Spread Account;
                Deposits in Spread Account;
                Permitted Withdrawals from Spread Account...................VI-2
6.03            Establishment of Expense Account;
                Deposits in Expense Account; Permitted
                Withdrawals from Expense Account............................VI-3
6.04            Pre-Funding Account and Capitalized
                Interest Account............................................VI-5
6.05            [Intentionally Omitted].....................................VI-6
6.06            Investment of Accounts......................................VI-6
6.07            Distributions...............................................VI-7
6.08            [Intentionally Omitted].....................................VI-9
6.09            Statements..................................................VI-9
6.10            Advances by the Servicer...................................VI-12
6.11            Compensating Interest......................................VI-12
6.12            Reports of Foreclosure and Abandonment
                of Mortgaged Property......................................VI-13
6.13            Letter of Credit ..........................................VI-13
6.14            Alternate Credit Enhancement...............................VI-14



                                   ARTICLE VII


                           GENERAL SERVICING PROCEDURE

7.01            [Intentionally Omitted]....................................VII-1
7.02            Satisfaction of Mortgages and Collateral
                and Release of SBA Files...................................VII-1
7.03            Servicing Compensation.....................................VII-2
7.04            Annual Statement as to Compliance..........................VII-2
7.05            Annual Independent Public
                Accountants' Servicing Report..............................VII-3
7.06            SBA's, and Trustee's Right to Examine
                Servicer Records and Audit Operations......................VII-3
7.07            Reports to the Trustee; Principal and
                Interest Account Statements................................VII-3
7.08            Premium Protection Fee and Servicing Fee...................VII-4


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

                                  ARTICLE VIII


                       REPORTS TO BE PROVIDED BY SERVICER
8.01            Financial Statements......................................VIII-1


                                     ARTICLE IX


                                    THE SERVICER

9.01            Indemnification; Third Party Claims.........................IX-1
9.02            Merger or Consolidation of the Servicer.....................IX-1
9.03            Limitation on Liability of the
                Servicer and Others.........................................IX-2
9.04            Servicer Not to Resign......................................IX-4


                                    ARTICLE X


                                     DEFAULT

10.01           Events of Default............................................X-1
10.02           Trustee to Act; Appointment of...............................X-2
10.03           Waiver of Defaults...........................................X-4
10.04           Control by Majority Certificateholders
                  and Others.................................................X-4


                                   ARTICLE XI


                                   TERMINATION

11.01           Termination.................................................XI-1
11.02           Accounting Upon Termination of Servicer.....................XI-2


                                   ARTICLE XII


                                   THE TRUSTEE

12.01           Duties of Trustee..........................................XII-1
12.02           Certain Matters Affecting the Trustee......................XII-2



12.03           Trustee Not Liable for Certificates
                or SBA Loans...............................................XII-3
12.04           Trustee May Own Certificates...............................XII-4
12.05           Servicer To Pay Trustee's Fees
                and Expenses...............................................XII-5
12.06           Eligibility Requirements for Trustee.......................XII-5
12.07           Resignation and Removal of the Trustee.....................XII-6
12.08           Successor Trustee..........................................XII-6
12.09           Merger or Consolidation of Trustee.........................XII-7
12.10           Appointment of Co-Trustee or Separate
                Trustee....................................................XII-7
12.11           Authenticating Agent.......................................XII-9
12.12           Tax Returns and Reports...................................XII-11
12.13           Protection of Trust Fund..................................XII-10
12.14           Representations, Warranties and
                Covenants of Trustee......................................XII-11


                                  ARTICLE XIII


                                         MISCELLANEOUS PROVISIONS

13.01           Acts of Certificateholders................................XIII-1
13.02           Amendment.................................................XIII-1
13.03           Recordation of Agreement..................................XIII-2
13.04           Duration of Agreement.....................................XIII-2
13.05           Governing Law.............................................XIII-2
13.06           Notices...................................................XIII-2
13.07           Severability of Provisions................................XIII-3
13.08           No Partnership............................................XIII-3
13.09           Counterparts..............................................XIII-3
13.10           Successors and Assigns....................................XIII-3
13.11           Headings..................................................XIII-4
13.12           Paying Agent..............................................XIII-4
13.13           Notification to Rating Agencies...........................XIII-5
13.14           Third Party Rights........................................XIII-5
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

                                  EXHIBIT INDEX
EXHIBIT A                      Contents of SBA File
EXHIBIT B-1                    Form of Class A Certificate
EXHIBIT B-2                    Form of Class M Certificate
EXHIBIT B-3                    Form of Class B Certificate
EXHIBIT C                      Principal and Interest Account
                                Letter Agreement

EXHIBIT D                      Form of Letter of Credit
EXHIBIT E                      [Omitted]
EXHIBIT E(1)                   Wiring Instructions Form
EXHIBIT F-1                    Initial Certification
EXHIBIT F-2                    Final Certification
EXHIBIT G                      [Omitted]
EXHIBIT H                      SBA Loan Schedule
EXHIBIT I                      Request for Release of Documents
EXHIBIT J                      Form of Liquidation Report
EXHIBIT K                      Form of Delinquency Report
EXHIBIT L                      Servicer's Monthly Computer Tape Format
EXHIBIT M                      Multi-Party Agreement
EXHIBIT N                      Spread Account Agreement
EXHIBIT O                      Form of Transferee Letter

                  Agreement dated as of February 28, 1999, among HSBC Bank USA (f/k/a Marine Midland Bank), as trustee (the "Trustee"), The Money Store Inc., as Representative (the "Representative"), The Money Store Investment Corporation, as Seller (a "Seller") and as Servicer (the "Servicer"), and The Money Store of New York, Inc. (individually, a "Seller" and, together with The Money Store Investment Corporation, the "Sellers"):

                              PRELIMINARY STATEMENT

               The Sellers, in the ordinary course of their business, originate and acquire SBA Section 7(a) Loans (the "SBA Section 7(a) Loans") to small businesses in compliance with the provisions of the Small Business Act and the rules and regulations thereunder, which SBA Section 7(a) Loans are evidenced by the SBA Notes in favor of the Sellers.

               Pursuant to and in accordance with the provisions of the Small Business Act and the Loan Guaranty Agreement, a portion of each SBA Section 7(a) Loan has been guaranteed by the Small Business Administration (the "SBA").

               The Sellers have previously sold the Guaranteed Interest (as defined herein) in the SBA Section 7(a) Loans to certain Registered Holders pursuant to SBA Form 1086 Agreements between such Registered Holders, the SBA and the applicable Seller. In accordance with such SBA Form 1086 Agreements, the parties hereto acknowledge that the SBA is the party in interest with respect to the Guaranteed Interest.

               Pursuant to and in accordance with policies of the SBA, the Servicer is required to retain a portion of the interest received on the Guaranteed Interest of each SBA Section 7(a) Loan sold to the Trust Fund (such portion, the "Premium Protection Fee").

               To facilitate the sale of the Unguaranteed Interest (as defined herein) in the SBA 7(a) Loans, and the servicing of the SBA Loans by the Servicer, the Sellers and the Servicer are entering into this Agreement with the Trustee. The Sellers are transferring the Unguaranteed Interest in the SBA Loans to the Trustee for the benefit of the SBA and the Certificateholders under this Agreement, pursuant to which Certificates are being issued, denominated on the face thereof as The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B, representing in the aggregate a 100% undivided beneficial ownership interest in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A , Class M or Class B Remittance Rate, as the case may be. The Unguaranteed Interest of the SBA Loans have an aggregate outstanding principal balance of $84,142,607.25 as of February 28, 1999 (the "Cut-Off Date"), after application of payments received by the Sellers on or before such date.

               The offering of the Class A and Class M Certificates will be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission by the Representative, on behalf of itself, the Sellers and certain of their affiliates. The Representative will be responsible for determining that the issuance and offering of the Class A and Class M Certificates complies with the provisions hereof and of such Registration Statement. Except for such responsibility, the Representative shall have no obligations or duties hereunder.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to a Trust Fund evidenced by The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B. Unless otherwise provided, all calculations of interest pursuant to this Agreement including, but not limited to, the Class A, Class M and Class B Interest Distribution Amounts, are based on a 360-day year and twelve 30-day months.

               ACCOUNT: The Certificate Account, the Pre-Funding Account and the Capitalized Interest Account established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee; and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account is not delegable.

               ACCOUNT NUMBER: The 15 digit number assigned to each SBA Loan by the applicable Seller, as set forth in Exhibit H hereto.

               ACCOUNT PROPERTY: Has the meaning set forth in Section 3 of the Spread Account Agreement.

               ADDITION NOTICE: With respect to the transfer of Subsequent SBA Loans to the Trust Fund pursuant to Section 2.09 herein, notice, which shall be given not later than three Business Days prior to the related Subsequent Transfer Date, of the Representative's designation of Subsequent SBA Loans to be sold to the Trust Fund and the aggregate Principal Balance of such Subsequent SBA Loans.

               ADDITIONAL FEE: With respect to each Additional Fee SBA Loan, the fee payable to the SBA by the related Seller equal to 40 basis points or 50 basis points per annum, as the case may be, on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loan.

               ADDITIONAL FEE SBA LOAN: An SBA Section 7(a) Loan sold in the secondary market on or after September 1, 1993 (unless the related SBA Section 7(a) Loan was approved by the SBA on or after October 12, 1995), for which the related Additional Fee is 40 basis points per annum, or an SBA Section 7(a) Loan approved by the SBA on or after October 12, 1995 (regardless of whether they were sold in the secondary market), for which the related Additional Fee is 50 basis points per annum.

               ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the product of (A) the aggregate amount of interest payable with respect to each SBA Loan in accordance with its terms, net of the interest payable to the

Registered Holder, the Premium Protection Fee, the Excess Spread, the Servicing Fee, the FTA's Fee, the Additional Fee, the Extra Interest and the Annual Expense Escrow Amount allocable to such interest (plus, for the Remittance Dates occurring in April, May and June 1999, any amounts transferred from the Pre-Funding Account and the Capitalized Interest Account for such Remittance Date to be applied as a payment of interest on the Certificates) and (B) a fraction, the numerator of which is the amounts set forth in clauses (i) and
(ii) of the definition of Class A Interest Distribution Amount with respect to such Remittance Date, and the denominator of which is the sum of the amounts set forth in clauses (i) and (ii) of the definitions of Class A Interest Distribution Amount, Class M Interest Distribution Amount and Class B Interest Distribution Amount, each with respect to such Remittance Date.

               ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the product of (A) the aggregate amount of interest payable with respect to each SBA Loan in accordance with its terms, net of the interest payable to the Registered Holder, the Premium Protection Fee, the Excess Spread, the Servicing Fee, the FTA's Fee, the Additional Fee, the Extra Interest and the Annual Expense Escrow Amount allocable to such interest (plus, for the Remittance Dates occurring in April, May and June 1999 any amounts transferred from the Pre-Funding Account and the Capitalized Interest Account for such Remittance Date to be applied as a payment of interest on the Certificates) and (B) a fraction, the numerator of which is the amounts set forth in clauses (i) and (ii) of the definition of Class B Interest Distribution Amount with respect to such Remittance Date, and the denominator of which is the sum of the amounts set forth in clauses (i) and (ii) of the definitions of Class A Interest Distribution Amount, Class M Interest Distribution Amount and Class B Interest Distribution Amount, each with respect to such Remittance Date.

               ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the product of (A) the aggregate amount of interest payable with respect to each SBA Loan in accordance with its terms, net of the interest payable to the Registered Holder, the Premium Protection Fee, the Excess Spread, the Servicing Fee, the FTA's Fee, the Additional Fee, the Extra Interest and the Annual Expense Escrow Amount allocable to such interest (plus, for the Remittance Dates occurring in April, May and June 1999 any amounts transferred from the Pre-Funding Account and the Capitalized Interest Account for such Remittance Date to be applied as a payment of interest on the Certificates) and (B) a fraction, the numerator of which is the amounts set forth in clauses (i) and (ii) of the definition of Class M Interest Distribution Amount with respect to such Remittance Date, and the denominator of which is the sum of the amounts set forth in clauses (i) and (ii) of the definitions of Class A Interest Distribution Amount, Class M Interest Distribution Amount and Class B Interest Distribution Amount, each with respect to such Remittance Date.

               ADJUSTED SBA LOAN REMITTANCE RATE: With respect to any SBA Loan, a percentage per annum equal to the sum of (i) the then applicable weighted average Class A, Class M and Class B Remittance Rates and (ii) .06% per annum, relating to the Annual Expense Escrow Amount.

               ADJUSTMENT DATE: The first day of each Interest Accrual Period occurring in January, April, July and October commencing July 15, 1999.

               AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

               AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

               AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class M Certificate Principal Balance less the sum of all amounts previously distributed to the Class M Certificateholders in respect of principal.

               AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

               ALTERNATE CREDIT ENHANCEMENT: Credit enhancement obtained by FUNB in lieu of the Letter of Credit pursuant to Section 6.14.

               ANNUAL EXPENSE ESCROW AMOUNT: The product of .06% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

               ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee subject to the Multi-Party Agreement.

               AUTHENTICATING AGENT: Initially, HSBC Bank USA and thereafter, any successor appointed pursuant to Section 12.11.

               AVAILABLE FUNDS: With respect to each Remittance Date, the sum of
(i) all amounts received from any source by the Servicer or any Subservicer during the preceding calendar month (including Excess Spread) with respect to principal and interest on the SBA Loans (net of the amount payable to the Registered Holders, the Premium Protection Fee, the FTA's Fee, the Additional Fee, and the Servicing Fee), (ii) advances by the Servicer, (iii) amounts to be transferred from the Pre-Funding Account and the Capitalized Interest Account with respect to the Remittance Dates in April, May and June 1999 and (iv) amounts in the Spread Account and (v) the Letter of Credit Available Amount.

               BIF: The Bank Insurance Fund, or any successor thereto.

               BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the States of California, New York or North Carolina are authorized or obligated by law or executive order to be closed.

               CAPITALIZED INTEREST ACCOUNT: As described in Section 6.04.

               CAPITALIZED INTEREST REQUIREMENT: With respect to the Remittance Dates in April, May and June 1999, the excess, if any, of (i) 30 days' interest calculated at the weighted average Class A, Class M and Class B Remittance Rates on the excess of (a) the Aggregate Class A, Class M and Class B Certificate Principal Balances for such Remittance Date over (b) the aggregate Principal Balances of the SBA Loans for such Remittance Date over (ii) any Pre-Funding Earnings to be transferred to the Certificate Account on such Remittance Date pursuant to Section 6.04(d). With respect to the Special Remittance Date, accrued interest calculated at the weighted average Class A, Class M and Class B Remittance Rates on the amount to be transferred on the Special Remittance Date from the Pre-Funding Account to the Certificate Account pursuant to Section 6.04(c).

               CERTIFICATE: Any Class A , Class M or Class B Certificate executed by the Servicer and authenticated by the Trustee or the Authenticating Agent substantially in the form annexed hereto as Exhibits B-1, B-2 and B-3.

               CERTIFICATE ACCOUNT: As described in Section 6.01.

               CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A, Class M or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Sellers, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

               CERTIFICATE REGISTER: As described in Section 4.02.

               CERTIFICATE REGISTRAR: Initially, HSBC Bank USA, and thereafter, any successor appointed pursuant to Section 4.02.

               CLASS A CERTIFICATE: A Certificate denominated as a Class A Certificate.

               CLASS A CERTIFICATEHOLDER: A holder of a Class A Certificate.

               CLASS A INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the then applicable Class A Remittance Rate on the Aggregate Class A Certificate Principal Balance outstanding immediately prior to such Remittance Date and (ii) the amount of the shortfall, if any, of the interest that the Class A Certificates were entitled to receive on a preceding Remittance Date but did not receive plus interest thereon at the then applicable Class A Remittance Rate compounded monthly; provided, however, that on each Remittance Date after the first Remittance Date the amount set forth in Clause (i) of Class A Interest Distribution Amount will be increased or decreased, as the case may be, to equal the Adjusted Class A Interest Distribution Amount for such Remittance Date.

               CLASS A PERCENTAGE: With respect to each Remittance Date, approximately 93.0%, representing the beneficial ownership interest of the Class A Certificates in the Trust Fund.

               CLASS A REMITTANCE RATE: During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, 5.550% per annum. During each subsequent Interest Accrual Period, the Prime Rate in effect on the Related Adjustment Date minus 2.20% per annum.

               CLASS CARRY-FORWARD AMOUNT: The amount, if any, by which (i) the Class Principal Distribution Amount for each Class of Certificates with respect to any preceding Remittance Date exceeded (ii) the amount of the actual principal distribution to the Class of Certificates on such Remittance Date.

               CLASS B CERTIFICATE: A Certificate denominated as a Class B Certificate.

               CLASS B CERTIFICATEHOLDER: A holder of a Class B Certificate.

               CLASS B INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the then applicable Class B Remittance Rate on the Aggregate Class B Certificate Principal Balance outstanding immediately prior to such Remittance Date and (ii) the amount of the shortfall, if any, of the interest that the Class B Certificates were entitled to receive on a preceding Remittance Date but did not receive plus interest thereon at the then applicable Class B Remittance Rate compounded monthly; provided, however, that on each Remittance Date after the first Remittance Date the amount set forth in Clause (i) of Class B Interest Distribution Amount will be increased or decreased, as the case may be, to equal the Adjusted Class B Interest Distribution Amount for such Remittance Date.

               CLASS B PERCENTAGE: With respect to each Remittance Date, approximately 4.14%, representing the beneficial ownership interest of the Class B Certificates in the Trust Fund.

               CLASS B REMITTANCE RATE: During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, 7.050% per annum. During each subsequent Interest Accrual Period, the Prime Rate in effect on the Related Adjustment Date minus 0.700% per annum.

               CLASS M CERTIFICATE: A certificate denominated as a Class M Certificate.

               CLASS M CERTIFICATEHOLDER: A holder of a Class M Certificate.

               CLASS M INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the then applicable Class M Remittance Rate on the Aggregate Class M Certificate Principal Balance outstanding immediately prior to such Remittance Date and (ii) the amount of the shortfall, if any, of the interest that the Class M Certificates were entitled to receive on a preceding Remittance Date but did not receive plus interest thereon at the then applicable Class M Remittance Rate compounded monthly; provided, however, that on each Remittance Date after the first Remittance Date the amount set forth in clause (i) of Class M Interest Distribution Amount will be increased or decreased, as the case may be, to equal the Adjusted Class M Interest Distribution Amount for such Remittance Date.

               CLASS M PERCENTAGE: With respect to each Remittance Date, approximately 2.86% representing the beneficial ownership interest of the Class M Certificates in the Trust Fund.


               CLASS PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, for each Class of Certificates, an amount equal to the Class A, Class M or Class B Percentage, as the case may be, multiplied by the sum of, without duplication, (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to this Agreement) received by the Servicer or any Subservicer in the related Due Period, excluding amounts received relating to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the applicable Class of Certificateholders has previously received the Class A, Class M or Class B Percentage, as the case may be, of the Principal Balance of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by the Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any Substitution Adjustments deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, has been delinquent 24 months or has been determined to be uncollectible, in whole or in part, by the Servicer; and (vi) the amount, if any, released from the Pre-Funding Account on the April, May and June 1999 Remittance Dates.

               CLASS M REMITTANCE RATE: During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, 6.070% per annum. During each subsequent Interest Accrual Period, the Prime Rate in effect on the Related Adjustment Date minus 1.68% per annum.

               CLOSING DATE: March 31, 1999

               CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

               COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to a Seller (including guarantees on behalf of the Obligor) to secure payment under an SBA Loan.

               COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

               COMPENSATING INTEREST: As defined in Section 6.11.

               CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at HSBC Bank USA, 140 Broadway, New York, New York 10005, 12h Floor, Attention:
Corporate Trust Department, or at any time at such other address as the Trustee may designate by notice to the parties hereto.

               CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

                CUT-OFF DATE: February 28, 1999; provided, however, that for purposes of determining characteristics of the Initial SBA Loans, the Cut-Off Date for those Initial SBA Loans originated after February 28, 1999 shall be deemed to be the date of the applicable SBA Note.



               DEFAULTED SBA LOAN: Any SBA Loan as to which the Obligor has failed to make payment in full of three or more consecutive Monthly Payments.

               DELETED SBA LOAN: An SBA Loan replaced by a Qualified Substitute SBA Loan.

               DEPOSITORY: The Depository Trust Company and any successor Depository hereafter named.

               DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account or items of Account Property held in deposit accounts, an entity (which may include First Union National Bank) which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by Moody's and A or better by Duff & Phelps or P-1 by Moody's and A1 by Duff & Phelps, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account or the Spread Account Depositor with respect to items of Account Property, as the case may be.

               DETERMINATION DATE: That day of each month which is the third Business Day prior to the Remittance Date.

               DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Certificates from time to time as a securities depository.

               DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

               DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

               DUFF & PHELPS: Duff & Phelps Credit Rating Co. or any successor thereto.

               ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation thereto.

               EVENT OF DEFAULT: As described in Section 10.01.

               EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

               EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Unguaranteed Percentage of the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A, Class M and Class B Remittance Rates.

               EXCESS SPREAD: With respect to any Remittance Date, the amount, if any, by which (i) the interest collected by the Servicer or any Subservicer on the principal portion of the Guaranteed Interest of each SBA Section 7(a) Loan exceeds (ii) the sum of (a) the interest payable to the Registered Holder,
(b) the FTA's Fee, (c) the Premium Protection Fee, (d) with respect to the

Additional Fee SBA Loans, the Additional Fee and (e) the Servicing Fee attributable to the Guaranteed Interest.

               EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with Section 6.03 hereof.

               EXTRA INTEREST: With respect to each SBA Loan, for each Remittance Date the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

               EXTRA INTEREST PERCENTAGE: With respect to each SBA Loan, the excess of (i) the SBA Loan Interest Rate that would be in effect for such SBA Loan as of the Cut-Off Date without giving effect to any applicable lifetime floors or caps over (ii) the sum of the rates used in determining the Servicing Fee and the Annual Expense Escrow Amount and 5.6270% per annum (I.E., the initial weighted average Class A, Class M and Class B Remittance Rates without giving effect to any applicable lifetime floors or caps on the SBA Loans).

               FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

               FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

               FIDELITY BOND: As described in Section 5.09.

               FNMA: The Federal National Mortgage Association and any successor thereto.

               FORECLOSED PROPERTY: As described in Section 5.10.

               FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

               FTA: Colson Services Corp., in its capacity as the Fiscal and Transfer Agent of the SBA under the Multi-Party Agreement, or any successor thereto appointed by the SBA.

               FTA'S FEE: With respect to the Guaranteed Interest of each SBA
Section 7(a) Loan sold into the secondary market, the monthly fee payable to the FTA in accordance with Form 1086 and the SBA Rules and Regulations.

               FUNB: First Union National Bank, and any successor thereto.

               FUNDING PERIOD: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs or (iii) at the close of business on June 25, 1999.

               GUARANTEED INTEREST: As to any SBA Section 7(a) Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time in accordance with the terms of the related SBA Form 1086. Certificateholders have no right or interest in the Guaranteed Interest.

               INDIRECT PARTICIPANT: Any financial institution for whom any Direct Participant holds an interest in any Certificate.

               INDIVIDUAL CERTIFICATE: Any Certificate registered in the name of a holder other than the Depository or its nominee.

               INITIAL SPREAD ACCOUNT DEPOSIT: A deposit of $400,000 required to be made by the Spread Account Depositor into the Spread Account on the Closing Date.

               INITIAL SBA LOANS: The SBA Loans listed on Exhibit H hereto and delivered to the Trustee on the Closing Date.

               INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

               INTEREST ACCRUAL PERIOD: With respect to each Remittance Date, the period commencing on the 15th day of the month preceding such Remittance Date and ending on the 14th day of the month of such Remittance Date.

               LETTER OF CREDIT: The Irrevocable Letter of Credit dated as of the Closing Date issued by First Union National Bank substantially in the form of Exhibit D hereto.

               LETTER OF CREDIT AVAILABLE AMOUNT: On each Remittance Date an amount determined by the following formula:

                 Letter of Credit Available Amount = (A x B) - (C - D) - E.
           Where:

               A =  the Applicable Percentage (as defined below)

               B = the aggregate outstanding principal amount of the Certificates immediately prior to such Remittance Date

               C = the amount on deposit in the Spread Account immediately prior to such Remittance Date

               D = the portion of the amount in the Spread Account attributable to SBA Loans 180 or more days delinquent

               E = the amount of all prior draws under the Letter of Credit

                  For the first 12 Remittance Dates, the "Applicable Percentage" will equal the product of 1.5% and the number of months since the Closing Date (I.E. 1.5% for the first Remittance Date, 3.0% for the Second Remittance Date, etc.). For each Remittance Date thereafter, the Applicable Percentage will equal 18.0%.

                  LETTER OF CREDIT PAYMENT: For any Remittance Date, if there is a Letter of Credit Shortfall Amount, an amount equal to the lesser of (i) the Letter of Credit Shortfall Amount and (ii) the Letter of Credit Available Amount.

                  LETTER OF CREDIT SHORTFALL AMOUNT: On each Remittance Date, the positive difference between (x) the amount required to be distributed to the Certificateholders pursuant to Section 6.07 (b)(i)-(vi) and (y) the Available Funds for such Remittance Date (other than the portion attributable to the Letter of Credit Available Amount).

                  LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

                  LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

                  LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated August 13, 1980 between the SBA and The Money Store Investment Corporation, as such agreement may be amended, supplemented or replaced from time to time, or such Loan Guaranty Agreement as applicable to a successor to the Servicer, as the case may be.

                  LOAN-TO-VALUE RATIO OR LTV: With respect to any SBA Loan, the gross amount of the loan divided by the total net collateral value (as determined by the Sellers in accordance with their underwriting criteria) of the primary and secondary Collateral securing such loan.

                  MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A, Class M and Class B Certificates evidencing an Aggregate Class A, Class M and Class B Certificate Principal Balance in excess of 50% of the Aggregate Class A, Class M and Class B Certificate Principal Balance.

                  MONTHLY ADVANCE: An advance made by the Servicer pursuant to
Section 6.10 hereof.

                  MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

                  MOODY'S: Moody's Investors Service, Inc. or any successor thereto.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

                  MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

                  MULTI-PARTY AGREEMENT: That certain Multi-Party Agreement dated as of February 28, 1999 among the Sellers, the Trustee, the SBA and the FTA, substantially in the form of Exhibit M hereto, as amended from time to time by the parties thereto.

                  NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(b) and
(ii) amounts required to be released to the related Obligor pursuant to applicable law.

                  1933 ACT: The Securities Act of 1933, as amended.

                  OBLIGOR:  The obligor on an SBA Note.

                  OFFICER'S CERTIFICATE: A certificate delivered to the Trustee signed by the Chairman of the Board, the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of a Seller or the Servicer as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Sellers or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

                  ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE:
$94,012,000.

                  ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE:
$4,189,247.

                  ORIGINAL CLASS M CERTIFICATE PRINCIPAL BALANCE:
$2,888,000.

                  ORIGINAL POOL PRINCIPAL BALANCE: $84,142,607.25.

                  ORIGINAL PRE-FUNDED AMOUNT: $16,946,639.35, representing the amount deposited in the Pre-Funding Account on the Closing Date.

                  OVERFUNDED INTEREST AMOUNT: With respect to each Subsequent Transfer Date occurring in April 1999, the difference between (i) three-months' interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A, Class M and Class B Remittance Rates, and (ii) three-months' interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

                  With respect to each Subsequent Transfer Date occurring in May 1999, the difference between (i) two-months' interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A, Class M and Class B Remittance Rates, and (ii) two-months' interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

                  With respect to each Subsequent Transfer Date occurring in June 1999, the difference between (i) one-month's interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A, Class M and Class B Remittance Rates, and (ii) one-month's interest on the aggregate Principal Balances of the Subsequent SBA Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

                  PAYING AGENT: Initially, HSBC Bank USA, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in Section 13.12 hereof and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

                  PERCENTAGE INTEREST: With respect to a Class A, Class M or Class B Certificate, the portion of the Trust Fund evidenced by such Class A, Class M or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A, Class M or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance, Original Class M Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be. The Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof, except for one Certificate of each Class which may be issued in a different denomination to equal the remainder of the Original Class A Certificate Principal Balance, Original Class M Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

                  PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

                  (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

                  (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by Moody's and A or better by Duff & Phelps;

                  (iv) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

                  (v) debt obligations rated Aaa by Moody's and AAA by Duff & Phelps (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                  (vi) investments in money market funds rated Aaa or better by Moody's and Duff 1+ or better by Duff & Phelps, if so rated by Duff & Phelps, the assets of which are invested solely in instruments described in clauses (i)-(v) above (including, without limitation, any fund which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Agreement, and
         (c) services performed for such funds and pursuant to this Agreement may converge at any time (the parties hereto specifically authorize the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Agreement));

                  (vii) guaranteed investment contracts or surety bonds providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                           (a) be an obligation of an insurance company or other
                  corporation whose debt obligations or insurance financial strength or claims paying ability are rated "Aaa" by Moody's and "AAA" by Duff & Phelps; and

                           (b) provide that the Trustee may exercise all of the
                  rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

                  (viii) A repurchase agreement that satisfies the following criteria:

                           (a) Must be between the Trustee and a dealer bank or
                  securities firm described in 1. or 2. below:

                                    1.       Primary dealers on the Federal
                                             Reserve reporting dealer list which
                                             are rated Aa" or better by Moody's
                                             and "AA" or better by Duff &
                                             Phelps, or

                                    2.       Banks rated "Aa" or better by
                                             Moody's and "AA" or better by Duff
                                             & Phelps.

                           (b) The written repurchase agreement must include the
                  following:

                                    1.       Securities which are acceptable for
                                             the transfer are:

                                             A.       Direct U.S. government
                                                      securities, or

                                             B.       Securities of Federal
                                                      Agencies backed by the
                                                      full faith and credit of
                                                      the U.S. government
                                                      (and FNMA & FHLMC)

                                    2.       the term of the repurchase
                                             agreement may be up to 60 days

                                    3.       the collateral must be delivered to
                                             the Trustee or third party
                                             custodian acting as agent for the
                                             Trustee by appropriate book entries
                                             and confirmation statements must
                                             have been delivered before or
                                             simultaneous with payment
                                             (perfection by possession of
                                             certificated securities)

                                    4.       Valuation of collateral

                                             The securities must be valued
                                             weekly, marked-to-market at current
                                             market price plus accrued interest.
                                             The value of the collateral must be
                                             equal to at least 104% of the
                                             amount of cash transferred by the
                                             Trustee
                                             or custodian for the Trustee to the
                                             dealer bank or security firm under
                                             the repurchase agreement plus
                                             accrued interest. If the value of
                                             securities held as collateral slips
                                             below 104% of the value of the cash
                                             transferred by the Trustee plus
                                             accrued interest, then additional
                                             cash and/or acceptable securities
                                             must be transferred. If, however,
                                             the securities used as collateral
                                             are FNMA or FHLMC, then the value
                                             of collateral must equal at least
                                             105%; and

                  (ix) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

                  PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

                  POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

                  PRE-FUNDED AMOUNT: With respect to any date of determination, the amount on deposit in the Pre-Funding Account.

                  PRE-FUNDING ACCOUNT: The Pre-Funding Account established in accordance with Section 6.04 hereof and maintained by the Trustee.

                  PRE-FUNDING EARNINGS: With respect to the Remittance Date in April 1999, the actual investment earnings earned during the period from the Closing Date through the Business Day immediately preceding the Determination Date in April 1999 (inclusive) on the Pre-Funded Amount. With respect to the Remittance Dates in May and June 1999, the actual investment earnings earned during the period from the Determination Date in April and May 1999, respectively, through the Business Day immediately preceding the Determination Date in May and June 1999, respectively (inclusive), on the Pre-Funded Amount.

                  PREMIUM PROTECTION FEE: As to any SBA Loan and any date of determination, an amount equal to 0.60% per annum of the then outstanding principal balance of the related Guaranteed Interest.

                  PRIME RATE: With respect to any date of determination, the lowest prime lending rate published in the Money Rate Section of THE WALL STREET JOURNAL.

                  PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 5.03 hereof.

                  PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut-Off Date (or applicable Subsequent Cut-Off Date with respect to Subsequent SBA Loans), after application of principal payments received on or before such date, minus (ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 6.07 on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to Section 6.07 on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

                  PRIOR LIEN: With respect to any SBA Loan secured by a lien on a Mortgaged Property which is not a first priority lien, each lien relating to the corresponding Mortgaged Property having a prior priority lien.

                  QUALIFIED SUBSTITUTE SBA LOAN: An SBA loan or SBA loans substituted for a Deleted SBA Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have an SBA Loan interest rate or rates of not less than (and not more than two percentage points more than) the SBA Loan Interest Rate for the Deleted SBA Loan, (ii) substantially relates or relate to the same type of Collateral as the Deleted SBA Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted SBA Loan, (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to Value Ratio of the Deleted SBA Loan at such time, (v) has or have a principal balance or principal balances relating to an unguaranteed interest or unguaranteed interests (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Unguaranteed Interest or Unguaranteed Interests as of such date of the Deleted SBA Loan, (vi) has or have the same Unguaranteed Percentage at the time of substitution as the Deleted SBA Loan; (vii) was originated under the same program type as the Deleted SBA Loan; and (viii) complies or comply as the date of substitution with each representation and warranty set forth in Section 3.02.

                  RATING AGENCIES:  Moody's and Duff & Phelps.

                  RATING AGENCY CONDITION: With respect to any specified action, that each of the Rating Agencies shall have notified the Servicer and the Trustee, orally or in writing, that such action will not result in a reduction or withdrawal of the rating assigned by the respective Rating Agency to either Class of Certificates.

                  RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date. With respect to the Special Remittance Date, May 31, 1999.

                  REGISTERED HOLDER: With respect to any SBA Section 7(a) Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

                  REGISTRATION STATEMENT: The registration statement (File No. 333-60771) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Certificates, including the Prospectus dated March 29, 1999 and the Prospectus Supplement dated March 29, 1999.

                  REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or a Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 5.04(b), (ii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to Section 6.03(c)(i), and (iii) any other amounts paid by and reimbursable to the Servicer or a Seller pursuant to this Agreement.

                  RELATED ADJUSTMENT DATE: (i) January 15, with respect to the Interest Accrual Periods commencing in January, February and March, (ii) April 15, with respect to the Interest Accrual Periods commencing in April, May and June, (iii) July 15, with respect to the Interest Accrual Periods commencing in July, August, and September and (iv) October 15, with respect to the Interest Accrual Periods commencing in October, November and December. The Prime Rate in effect for each Related Adjustment Date shall be the Prime Rate published in THE WALL STREET JOURNAL on the first Business Day of such month (i.e., the Prime Rate applicable to the July 1999 Related Adjustment Date will be the Prime Rate published on the first Business Day in July 1999).

                  RELEASED MORTGAGED PROPERTY PROCEEDS: As to any SBA Loan secured by a Mortgaged Property, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with applicable law, the SBA or the Registered Holder in accordance with the SBA Rules and Regulations, the Servicer's customary SBA loan servicing procedures and this Agreement.

                  REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing in April 1999.

                  REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

                  RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house, (iii) two-family house, (iv) low-rise condominium, (v) planned unit development, (vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to a Seller, the President, any Vice President, Assistant Vice President, Treasurer or any Secretary or Assistant Secretary.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  SBA: The United States Small Business Administration, an agency of the United States Government.

                  SBA FILE: As described in Exhibit A.

                  SBA FORM 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the Guaranteed Interest.

                  SBA LOAN: An individual loan, the Unguaranteed Interest of which is transferred to the Trust Fund pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the SBA Loans originally subject to this Agreement being identified on the SBA Loan Schedule as set forth on Exhibit H. Any loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust Fund by the Sellers (as indicated by the SBA Loan Schedule), in fact was not transferred and assigned to the Trust Fund for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(h) hereof with respect to the loan, shall nevertheless be considered an "SBA Loan" for all purposes of this Agreement. For the purposes of this Agreement, references to SBA Loans are equivalent to references to SBA Section 7(a) Loans.

                  SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

                  SBA LOAN SCHEDULE: The schedule of SBA Loans listed on Exhibit H attached hereto and delivered to the Trustee on the Closing Date or Subsequent Transfer Date, as the case may be, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account

Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be, and guaranteed rate payable to the Registered Holder and the FTA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date or Subsequent Transfer Date, as the case may be, (viii) the remaining number of months to maturity as of the Cut-Off Date or Subsequent Transfer Date, as the case may be, (ix) the Unguaranteed Percentage, (x) the SBA loan number,
(xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

                  SBA NOTE: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under an SBA Loan.

                  SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631 ET. SEQ., all legislation binding on the SBA regarding financial transactions, all rules and regulations promulgated from time to time thereunder, the Loan Guaranty Agreement and SBA Standard Operating Procedures and official notices as from time to time are in effect.

                  SBA Section 7(a) LOAN: An SBA Loan originated pursuant to
Section 7(a) of the SBA Rules and Regulations. For purposes of this Agreement, references to SBA Section 7(a) Loans are equivalent to references to SBA Loans.

                  SECURITIES ACT:  The Securities Act of 1933, as amended.

                  SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (X) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (Y) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (2) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (3) PURSUANT TO A VALID REGISTRATION STATEMENT."

                  SELLERS: The Money Store Investment Corporation, a New Jersey corporation, The Money Store of New York, Inc., a New York corporation, and their respective successors and assigns as Sellers hereunder.

                  SERIES:  1999-1.

                  SERVICER: The Money Store Investment Corporation, a New Jersey corporation, and its successors and permitted assigns as Servicer hereunder.

                  SERVICER'S CERTIFICATE: The certificate as defined in Section 6.09.

                  SERVICING ADVANCES: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Foreclosed Property,
(iv) compliance with the obligations under clause (iv) of Section 5.01(a) and Sections 5.02 and 5.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 5.04(b) and (v) in connection with the liquidation of an SBA Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement thereon up to a maximum rate per annum equal to the related SBA Loan Interest Rate, except that any amount of such interest accrued at a rate in excess of the weighted average Class A, Class M and Class B Remittance Rates with respect to the Remittance Date on or prior to which the Unguaranteed Percentage of the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

                  SERVICING FEE: As to each SBA Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly from the amounts received in respect of interest on the Guaranteed Interest and the Unguaranteed Interest of such SBA Loan, shall accrue at the rate of 0.40% per annum on the entire principal balance of such SBA Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on an SBA Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date and as such list may from time to time be amended.

                  SPECIAL REMITTANCE DATE:  June 29, 1999.

                  SPECIFIED SPREAD ACCOUNT REQUIREMENT: The maximum amount of Spread Account Balance required to be on deposit at any time in the Spread Account which, with respect to any Remittance Date, shall be equal to the sum of
(i) the then outstanding Principal Balance with respect to all SBA Loans 180 days or more delinquent and (ii) 2.0% of the Original Pool Principal Balance; provided, however, that there shall be excluded the Principal Balance of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Principal Balance of such SBA Loans; provided, however, that in no event shall the Spread Account Balance exceed the then outstanding Pool Principal Balance.

                  SPREAD ACCOUNT: The Spread Account established in accordance with the terms of the Spread Account Agreement and maintained by the Spread Account Custodian for distribution in accordance with the provisions of Section
6.02 hereof.

                  SPREAD ACCOUNT AGREEMENT: The Agreement dated as of March 31, 1999 by and among the Spread Account Depositor and the Spread Account Custodian, substantially in the form attached hereto as Exhibit N, as amended from time to time by the parties thereto.

                  SPREAD ACCOUNT BALANCE: As of any date of determination, the sum of the aggregate amount then on deposit in the Spread Account.

                  SPREAD ACCOUNT CUSTODIAN: HSBC Bank USA, in its capacity as Spread Account Custodian under the Spread Account Agreement, or any successor thereto.

                  SPREAD ACCOUNT DEPOSITOR: TMS SBA Holdings, Inc., a wholly-owned subsidiary of The Money Store Investment Corporation.

                  SPREAD ACCOUNT EXCESS:  As defined in Section 6.02(b)(iii).

                  SUBSEQUENT CUT-OFF DATE: The beginning of business on each date specified in a Subsequent Transfer Agreement with respect to those Subsequent SBA Loans which are transferred and assigned to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

                  SUBSEQUENT SBA LOANS: The SBA Loans sold to the Trust Fund pursuant to Section 2.09, which shall be listed on the Schedule of SBA Loans attached to the related Subsequent Transfer Agreement.

                  SUBSEQUENT TRANSFER AGREEMENT: Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee and the applicable Seller(s), by which Subsequent SBA Loans are sold and assigned to the Trust Fund.

                  SUBSEQUENT TRANSFER DATE: The date specified as such in each Subsequent Transfer Agreement.

                  SUBSERVICER: The Money Store of New York, Inc. or any other person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(b) hereof in respect of the qualification of a Subservicer.

                  SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in Section 5.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

                  SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the amount (if any) by which the aggregate unguaranteed portions of the principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute SBA Loans as of the date of substitution are less than the aggregate of the Principal Balance of the related Deleted SBA Loans.

                  TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

                  TERMINATION PRICE: The price defined in Section 11.01 hereof.

                  TRUST FUND: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) the Unguaranteed Interest of such SBA Loans as from time to time are subject to this Agreement, together with, subject to the Multi-Party Agreement, the SBA Files relating thereto and all proceeds thereof, (ii) the Unguaranteed Interest of such assets (including any Permitted Instruments) as from time to time are identified as Foreclosed Property or are deposited in or constitute the Certificate Account, (iii) the Trustee's rights under all insurance policies with respect to the SBA Loans required to be maintained pursuant to this Agreement and the Unguaranteed Interest of any Insurance Proceeds, (iv) the Unguaranteed Interest of any Liquidation Proceeds, (v) the Unguaranteed Interest of any Released Mortgaged Property Proceeds, including all earnings thereon and proceeds thereof and (vi) all Letter of Credit Payments and other amounts received under the Letter of Credit and any Alternate Credit Enhancement. Amounts deposited in the Principal and Interest Account, Spread Account, Pre-Funding Account, Capitalized Interest Account, the Letter of Credit and the Alternative Credit Enhancement shall be held by the Trustee or the Spread Account Custodian, as the case may be, but shall not constitute part of the Trust Fund. Also, neither the Servicing Fee nor the Premium Protection Fee shall constitute part of the Trust Fund.

                  TRUSTEE: HSBC Bank USA, or its successor in interest, or any successor trustee appointed as herein provided.

                  TRUSTEE'S DOCUMENT FILE: The documents delivered pursuant to
Section 2.04.

                  UNGUARANTEED INTEREST: The sum of (i) that portion of an SBA Loan not guaranteed by the SBA pursuant to the SBA Rules and Regulations and not constituting the Premium Protection Fee, the FTA's Fee, the Servicing Fee, and, with respect to the Additional Fee SBA Loans, the Additional Fee, and (ii) the Excess Spread.

                  UNGUARANTEED PERCENTAGE: With respect to any SBA Section 7(a) Loan, the quotient, expressed as a percentage, the numerator of which shall be the principal portion of the Unguaranteed Interest of such SBA Section 7(a) Loan as of the Cut-Off Date (or, in the case of a Subsequent SBA Loan, as of the Subsequent Cut-Off Date) and the denominator of which shall be the sum of the principal portion of the Unguaranteed Interest and the principal portion of the Guaranteed Interest of such SBA Section 7(a) Loan as of the Cut-Off Date (or, in the case of a Subsequent SBA Loan, as of the Subsequent Cut-Off Date).

                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

                  Section 2.01 SALE AND CONVEYANCE OF TRUST FUND.

                  (a) The Sellers hereby sell, transfer, assign, set over and convey to the Trustee without recourse and for the benefit of the SBA and the Certificateholders, as their interests may appear, subject to the terms of this Agreement and the Multi-Party Agreement, all of the right, title and interest of the Sellers in and to the Unguaranteed Interests of the Initial SBA Loans and the Subsequent SBA Loans and all other assets included or to be included in the Trust Fund.

                  (b) The rights of the Certificateholders to receive payments with respect to the SBA Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. The Servicing Fee and the Premium Protection Fee shall not constitute part of the Trust Fund and Certificateholders shall have no interest in, and are not entitled to receive any portion of, the Servicing Fee or the Premium Protection Fee.

                  Section 2.02 POSSESSION OF SBA FILES.

                  (a) Upon the issuance of the Certificates, the ownership of each SBA Note, the Mortgage and the contents of the related SBA File relating to the Initial SBA Loans is, and upon each Subsequent Transfer Date the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File relating to the applicable Subsequent SBA Loans will be, vested in the Trustee for the benefit of the SBA and the Certificateholders, as their interests may appear.

                  (b) Pursuant to Section 2.04, with respect to the Initial SBA Loans, the Sellers have delivered or caused to be delivered, and, on each Subsequent Transfer Date, the Sellers will deliver or cause to be delivered, each SBA Note relating to an SBA Section 7(a) Loan to the FTA.

                  Section 2.03 BOOKS AND RECORDS.

                  The sale of the Unguaranteed Interest of each SBA Loan shall be reflected on the Sellers' balance sheets and other financial statements as a sale of assets by the related Seller and each Seller shall respond to any third-party inquiry that such transfer is so reflected as a sale. The Sellers shall be responsible for maintaining, and shall maintain, a complete set of books and records for each SBA Loan which shall be clearly marked to reflect the ownership of the Unguaranteed Interest in each SBA Loan by the Trustee for the benefit of the SBA and the Certificateholders, as their interests may appear.

                  Section 2.04 DELIVERY OF SBA LOAN DOCUMENTS.

                  The Sellers, (i) contemporaneously with the delivery of this Agreement, have delivered or caused to be delivered to the Trustee or, with respect to the SBA Notes relating to the SBA Section 7(a) Loans being delivered pursuant to (a) below, to the FTA, each of the following documents for each Initial SBA Loan and (ii) on each Subsequent Transfer Date, will deliver or cause to be delivered to the Trustee, or with respect to the SBA Notes relating to the SBA Section7(a) Loans being delivered pursuant to paragraph (a) below, to the FTA, each of the following documents for each Subsequent SBA Loan originated by such Seller:

                  (a) The original SBA Note, endorsed by means of an allonge as follows: "Pay to the order of HSBC Bank USA, and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of February 28, 1999, for the benefit of the United States Small Business Administration and holders of The Money Store SBA Loan-Backed Certificates, Series 1999-1, Class A, Class M and Class B, as their respective interests may appear, without recourse" and signed, by facsimile or manual signature, in the name of the applicable Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Seller, if such Seller was not the originator;

                  (b) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Seller where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (c) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows: "HSBC Bank USA, ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of February 28, 1999 subject to the Multi-Party Agreement dated as of February 28, 1999" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Seller where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the applicable Seller);

                  (d) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording officer in any instances where the original recorded assignments have been lost;

                  (e) With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all title insurance policies relating to the Mortgaged Properties to the extent the Sellers obtained such policies or
(ii) copies of any title insurance policies or other evidence of lien position, including but not limited to Policy Insurance Record Title ("PIRT") policies, limited liability reports and lot book reports, to the extent the Sellers obtain such policies or other evidence of lien position, certified as true by the applicable Seller;

                  (f) For all SBA Loans, blanket assignment of all Collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

                  (g) For all SBA Loans, irrevocable power of attorney of the applicable Seller to the Trustee to execute, deliver, file or record and otherwise deal with the Collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

                  (h) For all SBA Loans, blanket UCC-1 financing statements identifying by type all Collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee as secured party and the applicable Seller as the debtor. The UCC-1 financing statements will be filed promptly following the Closing Date in New York, New Jersey, California and North Carolina and will be in the nature of protective notice filings rather than true financing statements.

                  The Sellers shall, within ten Business Days after the receipt thereof, and in any event, within one year of the Closing Date (or with respect to the Subsequent SBA Loans, within one year of the related Subsequent Transfer
Date) unless such documents have been lost, deliver or cause to be delivered to the Trustee: (i) the original recorded Mortgage in those instances where a copy thereof certified by the Seller was delivered to the Trustee; (ii) the original recorded Assignment of Mortgage from the applicable Seller to the Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the originator to the Trustee in those instances where copies thereof certified by such Seller were delivered to the Trustee; and
(iii) any intervening assignments of Mortgage in those instances where copies thereof certified by the applicable Seller were delivered to the Trustee. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, or if such document has been lost, the Sellers shall be deemed to have satisfied their obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. All SBA Loan documents held by the Trustee or the FTA, as the case may be, as to each SBA Loan are referred to herein as the "Trustee's Document File."

                  Although it is the intent of the parties to this Agreement that the conveyance of the Sellers' right, title and interest in and to the Unguaranteed Interests of the SBA Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Sellers shall be deemed to have granted, and hereby do grant, to the Trustee for the benefit of the Certificateholders and the SBA a first priority perfected security interest in all of the Sellers' right, title and interest in, to and under the Unguaranteed Interests of the SBA Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

                  All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

                  Section 2.05 ACCEPTANCE BY TRUSTEE OF THE TRUST FUND; CERTAIN
                               SUBSTITUTIONS; CERTIFICATION BY TRUSTEE.

                  (a) The SBA shall cause the FTA to execute and deliver on the Closing Date (or, with respect to the Subsequent SBA Loans, on the related Subsequent Transfer Date), for each SBA Section 7(a) Loan, an acknowledgment of receipt of the SBA Note by the FTA in the form attached as Exhibit 1 to the Multi-Party Agreement, and declares that the FTA will hold such documents and any amendments, replacements or supplements thereto, as agent for the benefit of the SBA and the Certificateholders. The Trustee agrees, for the benefit of the SBA and the Certificateholders, to review each Trustee's Document File within 90 days after the Closing Date or, with respect to any Subsequent SBA Loan or Qualified Substitute SBA Loan, within 45 days after the assignment thereof and to deliver to the Certificateholders, the Sellers, the SBA and the Servicer a certification in the form attached hereto as Exhibit F-1. Within 360 days after the Closing Date or, with respect to any Subsequent SBA Loan or Qualified Substitute SBA Loan, within 360 days after the assignment thereof, the Trustee shall deliver to the Servicer, the applicable Seller, the SBA, each Rating Agency and any Certificateholder who requests a copy from the Trustee a final certification in the form attached hereto as Exhibit F-2 evidencing the completeness of the Trustee's Document Files.

                  (b) If the Trustee or the SBA, as the case may be, during the process of reviewing the Trustee's Document Files finds any document constituting a part of a Trustee's Document File which is not properly executed, has not been received, is unrelated to an SBA Loan identified in the SBA Loan Schedule, or does not conform in a material respect to the requirements of
Section 2.04 or the description thereof as set forth in the SBA Loan Schedule, the Trustee or the SBA, as the case may be, shall promptly so notify the Servicer and the Sellers. In performing any such review, the Trustee or the SBA, as the case may be, may conclusively rely on the Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and the SBA's review of the SBA Files is limited solely to confirming that the documents listed in Section 2.04 have been executed and received and relate to the SBA Loans identified in the SBA Loan Schedule. The Sellers agree to use reasonable efforts to remedy a material defect in a document constituting part of an SBA File of which it is so notified by the Trustee or the SBA, as the case may be. If, however, within 60 days after the

Trustee's or the SBA's notice to it respecting such material defect the applicable Seller has not remedied the defect and such defect materially and adversely affects the value of the related SBA Loan, the Seller will (i) substitute in lieu of such SBA Loan a Qualified Substitute SBA Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase the Unguaranteed Interest of such SBA Loan at a purchase price equal to the Principal Balance of such Unguaranteed Interest as of the date of purchase, plus 30 days' interest on such Principal Balance, computed at the Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date.

                  (c) Upon receipt by the Trustee and the SBA of a certification of a Servicing Officer of the Servicer of such purchase and the deposit of the amounts described above in the Principal and Interest Account (which certification shall be in the form of Exhibit I hereto), the Trustee and the SBA shall release to the Servicer for release to the applicable Seller the related Trustee's Document File and the Trustee and the SBA shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such SBA Loan to the Seller. All costs of any such transfer shall be borne by the Servicer.

                  (d) If in connection with taking any action the Servicer requires any item constituting part of the Trustee's Document File, or the release from the lien of the related SBA Loan of all or part of any Mortgaged Property or other Collateral, the Servicer shall deliver to the Trustee and the SBA a certificate to such effect in the form attached as Exhibit I hereto. Upon receipt of such certification, the Trustee or the SBA, as the case may be, shall deliver to the Servicer the requested documentation and the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Mortgaged Property or other Collateral from the lien of the related SBA Loan.

                  On the Remittance Date in March of each year, the Trustee shall deliver to the Sellers, the SBA and the Servicer a certification detailing all transactions with respect to the SBA Loans for which the Trustee holds a Trustee's Document File pursuant to this Agreement during the prior calendar year. Such certification shall list all Trustee's Document Files which were released by or returned to the Trustee or the FTA during the prior calendar year or part thereof, the date of such release or return and the reason for such release or return.

                  Section 2.06 [Intentionally Omitted]

                  Section 2.07 AUTHENTICATION OF CERTIFICATES.

                  The Trustee acknowledges the assignment to it on behalf of the Trust Fund of the Unguaranteed Interests in the SBA Loans and the delivery to the Trustee and the FTA of the Trustee's Document Files and, concurrently with such delivery, has authenticated or caused to be authenticated and delivered to or upon the order of the Sellers, in exchange for the Unguaranteed Interests in the SBA Loans, the Trustee's Document Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee in authorized denominations.

                  Section 2.08 FEES AND EXPENSES OF THE TRUSTEE.

                  The fees and expenses of the Trustee including (i) the annual fees of the Trustee, payable quarterly in advance, and subject to rebate to the Servicer as additional servicing compensation hereunder for any fraction of a calendar quarter in which this Agreement terminates, (ii) any other fees and expenses to which the Trustee is entitled pursuant to this Agreement or its written agreement with the Sellers, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the Expense Account pursuant to Section
6.03 hereof, shall be paid from the Expense Account in the manner set forth in
Section 6.03 hereof; PROVIDED, HOWEVER, that the Sellers shall jointly and severally be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The Servicer and the Trustee hereby covenant with the Certificateholders that every material contract or other material agreement entered into by the Trustee, or the Servicer, acting as attorney-in-fact for the Trustee, on behalf of the Trust Fund shall expressly state therein that no Certificateholder shall be personally liable in connection with such contract or agreement.

                  Section 2.09 SALE AND CONVEYANCE OF THE SUBSEQUENT SBA LOANS.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Representative of all or a portion of the balance of funds in the Pre-Funding Account, the Sellers shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the applicable Seller in and to the Unguaranteed Interest of each Subsequent SBA Loan listed on the SBA Loan Schedule delivered by the Seller on such Subsequent Transfer Date, all their right, title and interest in and to principal collected and interest accruing on the Unguaranteed Interest of each such Subsequent SBA Loan on and after the related Subsequent Cut-Off Date and all their right, title and interest in the Unguaranteed Interest in all insurance policies; PROVIDED, HOWEVER, that the Sellers reserve and retain all their right, title and interest in and to principal (including Principal Prepayments) collected and interest accruing on each such Subsequent SBA Loan prior to the related Subsequent Cut-Off Date. The transfer by the Sellers of the Unguaranteed Interest of the Subsequent SBA Loans set forth on the SBA Loan Schedule to the Trustee shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Sellers.

                  The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Principal Balances as of the related Subsequent Cut-Off Date of the Subsequent SBA Loans so transferred on the related Subsequent Transfer Date.

                  (b) The Sellers shall transfer to the Trustee the Unguaranteed Interest of the Subsequent SBA Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                           (i) the Sellers shall have provided the Trustee with
                  a timely Addition Notice and shall have provided any information reasonably requested by it with respect to the Subsequent SBA Loans;

                           (ii) the Sellers shall have delivered to the Trustee
                  a duly executed written assignment (including an acceptance by the Trustee) that shall include SBA Loan Schedules, listing the Subsequent SBA Loans and any other exhibits listed thereon;

                           (iii) the Sellers shall have deposited in the
                  Principal and Interest Account all collections in respect of the Subsequent SBA Loans received on or after the related Subsequent Cut-Off Date;

                           (iv) as of each Subsequent Transfer Date, none of the
                  related Seller, the Servicer or the Representative was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                           (v) such addition will not result in a material
                  adverse tax consequence to the Trust Fund or the Holders of the Certificates;

                           (vi)  the Funding Period shall not have terminated;

                           (vii) the Representative shall have delivered to the
                  Trustee an Officer`s Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

                           (viii) the Representative shall have delivered to the
                  Rating Agencies and the Trustee, Opinions of Counsel with respect to the transfer of the Subsequent SBA Loans substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date (bankruptcy, corporate and tax opinions); and

                           (ix) the FTA shall have delivered, pursuant to
                  Section 2.05(a) hereof, an acknowledgment of receipt of the SBA Note relating to such SBA Section 7(a) Loan in the form attached as Exhibit 1 to the Multi-Party Agreement.

                  (c) The obligation of the Trust Fund to purchase the Unguaranteed Interest of a Subsequent SBA Loan on any Subsequent Transfer Date is subject to the requirement, as evidenced by a certificate from a Responsible Officer of the Representative, that such Subsequent SBA Loan conforms in all material respects to the representations and warranties concerning the individual Initial SBA Loans set forth in Sections 3.01 and 3.02 (except that any reference therein to the Cut-Off Date shall be deemed a reference to the applicable Subsequent Cut-Off Date) and that the inclusion of all Subsequent SBA Loans being transferred to the Trust Fund on such Subsequent Transfer Date will not change, in any material respect, the characteristics of the Initial SBA Loans, in the aggregate, set forth in Sections 3.01 and 3.02 or in the Prospectus Supplement dated March 29, 1999 forming a part of the Registration Statement under the headings "Summary - Description of SBA Loans" and "The SBA Loan Pool." Further, each Subsequent SBA Loan must be an SBA Section 7(a) Loan. Additionally, following each Subsequent Transfer Date, the weighted average number of months since origination of all the SBA Section 7(a) Loans (including the SBA Section 7(a) Loans being purchased on such Subsequent Transfer Date) shall be no less than approximately four months.

                  (d) In connection with the transfer and assignment of the Subsequent SBA Loans, the Representative agrees to satisfy the conditions set forth in Sections 2.01, 2.02, 2.03, 2.04 and 2.05.

                  (e) In connection with each Subsequent Transfer Date, on the Remittance Dates in April, May and June 1999 and the Special Remittance Date, the Representative shall determine, and the Trustee shall cooperate with the Representative in determining (i) the amount and correct dispositions of the Capitalized Interest Requirements, Overfunded Interest Amounts, and Pre-Funding Earnings and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. If any amounts are incorrectly released to the Representative from the Capitalized Interest Account, the Representative shall immediately repay such amounts to the Trustee.

                  Section 2.10 OPTIONAL PURCHASE OF DEFAULTED SBA LOANS.

                  The Servicer shall have the right, but not the obligation, to purchase the Unguaranteed Interest of any Defaulted SBA Loan for a purchase price equal to the Principal Balance of such Unguaranteed Interest as of the date of repurchase, plus 30 days' interest on such Principal Balance, computed at the Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date. Any such repurchase shall be accomplished in the manner specified in Section 2.05(b). In no event shall the aggregate Principal Balance of the Unguaranteed Interests of all Defaulted SBA Loans purchased pursuant to this Section 2.10 exceed 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01 REPRESENTATIONS OF THE SELLERS.

               Each Seller hereby represents and warrants to the Trustee and the Certificateholders as of the Closing Date:

               (a) Such Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Seller and perform its obligations hereunder; such Seller has corporate power and authority to execute and deliver this Agreement and each Subservicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each Subservicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and each Subservicing Agreement) by such Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and each Subservicing Agreement evidences the valid, binding and enforceable obligation of such Seller; and all requisite corporate action has been taken by such Seller to make this Agreement and each Subservicing Agreement valid, binding and enforceable upon such Seller in accordance with the respective terms of each, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the SBA Loans by the Trustee, as trustee.

               (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by such Seller of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Subservicing Agreement and the other documents on the part of such Seller and the performance by such Seller of its obligations under this Agreement and each Subservicing Agreement and such of the other documents to which it is a party;

                                     III-1

               (c) The consummation of the transactions contemplated by this Agreement and each Subservicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of such Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Seller or its property is subject;

               (d) Neither this Agreement or any Subservicing Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement and each Subservicing Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made;

               (e) Such Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or any Subservicing Agreement;

               (f) There is no action, order, suit, proceeding or investigation pending or, to the best of such Seller's knowledge, threatened against such Seller which, either in any one instance or in the aggregate, may (i) except as described in the Registration Statement, result in any material adverse change in the business, operations, financial condition, properties or assets of such Seller or in any material impairment of the right or ability of such Seller to carry on its business substantially as now conducted, or in any material liability on the part of such Seller or of any action taken or to be taken in connection with the obligations of such Seller contemplated herein, or which would be likely to impair materially the ability of such Seller to perform under the terms of this Agreement and each Subservicing Agreement or (ii) which would draw into question the validity of this Agreement and each Subservicing Agreement or the SBA Loans;

               (g) The Trust Fund will not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (h) Such Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

               (i) The statements contained in the Registration Statement which describe such Seller or the SBA Loans or matters or activities for which such Seller is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or herein or delivered in connection therewith or herewith, or which are attributable to such Seller therein or herein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Seller or

                                     III-2
the SBA Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Seller or the SBA Loans not misleading. Such Seller is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Seller or the SBA Loans and known to such Seller that materially adversely affects or in the future may (so far as such Seller can now reasonably foresee) materially adversely affect such Seller or the SBA Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

               (j) No Certificateholder is subject to state licensing requirements solely by virtue of holding the Certificates;

               (k) The transfer, assignment and conveyance of the SBA Notes and the Mortgages by such Seller pursuant to this Agreement are not or, with respect to the Subsequent SBA Loans, will not be, subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction and do not violate the SBA Rules and Regulations;

               (l) The origination and collection practices used by such Seller with respect to each SBA Note and Mortgage relating to the Initial SBA Loans have been, and the origination and collection practices to be used by such Seller with respect to each SBA Note and Mortgage relating to the Subsequent SBA Loans will have been, in all material respects legal, proper, prudent and customary in the SBA loan origination and servicing business;

               (m) Each Initial SBA Loan was, and each Subsequent SBA Loan will be, selected from among the existing SBA loans in such Seller's portfolio at the date hereof or, in the case of the Subsequent SBA Loans, at the related Subsequent Cut-Off Date, in a manner not designed to adversely affect the Certificateholders;

               (n) Such Seller received fair consideration and reasonably equivalent value or, in the case of the Subsequent SBA Loans, will have received fair consideration and reasonably equivalent value, in exchange for the sale of the Unguaranteed Interest of the SBA Loans evidenced by the Certificates;

               (o) Neither such Seller nor any of its affiliates sold or, in the case of the Subsequent SBA Loans, will have sold any interest in any SBA Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of their respective creditors;

               (p) Such Seller is solvent, and such Seller will not be rendered insolvent as a result of the transfer of the SBA Loans to the Trust Fund or the sale of the Certificates;

               (q) The Subservicing Agreement to which such Seller is a party conforms to the requirements for a Subservicing Agreement contained in this Agreement; and

               (r) The chief executive office and legal name of each Seller is as set forth on the respective UCC-1 financing statement filed on behalf of such Seller pursuant to Section 2.04(h),

                                     III-3
such office is the place where such Seller is "located" for the purposes of
Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York, and neither the location of such office nor the legal name of such Seller has changed in the past four months.

               Section 3.02 INDIVIDUAL SBA LOANS.

               Each Seller hereby represents and warrants to the Trustee, and the Certificateholders, with respect to each Initial SBA Loan originated or acquired by such Seller, as of the Closing Date, and with respect to each Subsequent SBA Loan originated by such Seller, as of the related Subsequent Transfer Date:

               (a) The information with respect to each SBA Loan set forth in the SBA Loan Schedule is true and correct;

               (b) All of the original or certified documentation set forth in
Section 2.04 (including all material documents related thereto) has been or will be delivered to the Trustee or the FTA, on behalf of the Trustee, on the Closing Date or as otherwise provided in Section 2.04;

               (c) Each Mortgaged Property is improved by a Commercial Property or a Residential Property and does not constitute other than real property under state law;

               (d) Each SBA Loan has been originated by a Seller and each SBA Loan is being serviced by the Servicer or one or more Subservicers;

               (e) Each SBA Loan is an SBA Section 7(a) Loan and is secured by one or more items of Collateral;

               (f) Each SBA Note will, with respect to principal payments, adjust quarterly and provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such SBA Note on its maturity date;

               (g) With respect to those SBA Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

               (h) Immediately prior to the transfer and assignment herein contemplated, the applicable Seller held good and indefeasible title to, and was the sole owner of, the Unguaranteed Interest of each SBA Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(g) or 3.02(kk) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible

                                     III-4
title, to, and be the sole owner of, each SBA Loan subject to no liens, charges, mortgages, encumbrances or rights of others except (i) as set forth in Section 3.02(g) or 3.02 (kk), (ii) the interests of the SBA or (iii) other liens which will be released simultaneously with such transfer and assignment;

               (i) As of the Cut-Off Date (or, with respect to any Subsequent SBA Loan, as of the related Subsequent Cut-Off Date), no SBA Loan is 59 or more days delinquent in payment;

               (j) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

               (k) No SBA Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the SBA Note or any related Mortgage, or the exercise of any right thereunder, render either the SBA Note or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (l) Each SBA Loan at the time it was made complied and, as of the Closing Date, complies in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and, if applicable, the SBA Rules and Regulations;

               (m) The SBA Loans were originated by a Seller in accordance with the underwriting criteria set forth in the Registration Statement;

               (n) Pursuant to the SBA Rules and Regulations, the Seller requires that the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in
Section 5.07;

               (o) Pursuant to the SBA Rules and Regulations, the Seller requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 5.07;

               (p) Each SBA Note, any related Mortgage and any other agreement pursuant to which Collateral is pledged to a Seller is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Collateral or other agreement, and all parties to each SBA Loan had


                                     III-5
full legal capacity to execute all SBA Loan documents and convey the estate therein purported to be conveyed;

               (q) The Servicer has caused and will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the SBA Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee or Seller, respectively;

               (r) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller (or, subject to Section 2.04 hereof, are in the process of being recorded);

               (s) Each SBA Loan conforms, and all such SBA Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

               (t) The terms of the SBA Note and the related Mortgage or other security agreement pursuant to which Collateral was pledged have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA and the Certificateholders and which has been delivered to the Trustee;

               (u) There are no material defaults in complying with the terms of any applicable Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

               (v) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the SBA Loan or the use for which the premises were intended;

               (w) Each Mortgaged Property which is the primary collateral for the related SBA Loan was, at the time of origination of such SBA Loan, and to the best of the Seller's knowledge, is, as of the Cut-off Date, free of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation approved by the SBA;

               (x) The proceeds of the SBA Loan have been fully disbursed, and there is no obligation on the part of the Sellers to make future advances thereunder and the Guaranteed Portion of the SBA Loan has been sold in the Secondary Market pursuant to SBA Form 1086. Any and all requirements as to disbursements of any escrow funds therefor have been complied


                                     III-6
with. All costs, fees and expenses incurred in making or closing or recording the SBA Loans were paid;

               (y) There is no obligation on the part of the Sellers or any other party (except for any guarantor of an SBA Loan) to make Monthly Payments in addition to those made by the Obligor;

               (z) No statement, report or other document signed by the Sellers constituting a part of the SBA File contains any untrue statement of material fact or omits to state a fact necessary to make the statements contained therein not misleading;

               (aa) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

               (bb) No SBA Loan has a shared appreciation feature, or other contingent interest feature;

               (cc) With respect to each SBA Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the SBA Loan is required by the holder of any related Prior Lien or (ii) such consent has been obtained;

               (dd) Each SBA Loan was originated to a business located in the State identified in the SBA Loan Schedule;

               (ee) All parties which have had any interest in the SBA Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein any Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state;

               (ff) Any related Mortgage contains customary and enforceable provisions in accordance with the SBA Rules and Regulations which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (gg) There is no default, breach, violation or event of acceleration existing under the SBA Note and no event which, with the passage of time or with notice and the expiration


                                     III-7
of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Sellers have waived any default, breach, violation or event of acceleration;

               (hh) All parties to the SBA Note and any related Mortgage or other document pursuant to which Collateral was pledged had legal capacity to execute the SBA Note and any such Mortgage or other document and each SBA Note and Mortgage or other document have been duly and properly executed by such parties;

               (ii) The SBA Loan was not selected for inclusion under this Agreement from the applicable Seller's portfolio of comparable SBA loans on any basis which would have a material adverse affect on a Certificateholder;

               (jj) All amounts received after the Cut-Off Date (or, with respect to the Subsequent SBA Loans, after the related Subsequent Cut-Off Date) with respect to the SBA Loans have been, to the extent required by this Agreement, deposited into the Principal and Interest Account and are, as of the Closing Date (or with respect to the Subsequent SBA Loans, as of the related Subsequent Transfer Date), in the Principal and Interest Account; and

               (kk) With respect to those SBA Loans secured by Collateral other than a Mortgaged Property, the related SBA Note, security agreements, if any, and UCC-1 filed with respect to such Collateral creates a valid and subsisting lien of record on such Collateral subject only to any Prior Liens, if any, on such Collateral and subject in all cases to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities, and such other exceptions to which similar Collateral is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such SBA Note, security agreement and UCC-1.

               Section 3.03 PURCHASE AND SUBSTITUTION OF DEFECTIVE SBA LOANS.

                  It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Certificates to the Certificateholders. Upon discovery by the Servicer, any Subservicer or the Trustee of a breach of any of such representations and warranties which materially and adversely affects the value of the SBA Loans or the interest of the Certificateholders or the SBA therein or which materially and adversely affects the interests of the Certificateholders and the SBA in the related SBA Loan in the case of a representation and warranty relating to a particular SBA Loan (notwithstanding that such representation and warranty was made to the Sellers' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the appropriate Seller shall (a) promptly cure such breach in all material respects, (b) purchase the Unguaranteed Interest of such SBA Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount and in the manner specified in Section 2.05(b), or
(c) if within two years of the Closing Date, remove such SBA Loan from the Trust Fund (in which case it shall become a Deleted SBA Loan) and substitute one or more Qualified Substitute


                                     III-8

SBA Loans. Any such substitution shall be accompanied by payment by the appropriate Seller of the Substitution Adjustment, if any.

               As to any Deleted SBA Loan for which the appropriate Seller substitutes a Qualified Substitute SBA Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee and the FTA a certification in the form attached hereto as Exhibit I, executed by a Servicing Officer, and shall also deliver to the Trustee and the FTA, as applicable, the documents constituting the Trustee's Document File for such Qualified Substitute SBA Loan or Loans.

               The Servicer shall deposit in the Principal and Interest Account the Unguaranteed Percentage of all payments of principal received in connection with such Qualified Substitute SBA Loan or Loans after the date of such substitution together with all interest (net of the portion thereof required to be paid to the related Registered Holder, the FTA's Fee, the Premium Protection Fee and the Servicing Fee with respect to each SBA Loan and the Additional Fee with respect to each Additional Fee SBA Loan). Monthly Payments received with respect to Qualified Substitute SBA Loans on or before the date of substitution will be retained by the appropriate Seller. The Trust Fund will own all payments received with respect to the Unguaranteed Interest on the Deleted SBA Loan on or before the date of substitution, and the appropriate Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted SBA Loan. The Servicer shall give written notice to the Trustee that such substitution has taken place and shall amend the SBA Loan Schedule to reflect the removal of such Deleted SBA Loan from the terms of this Agreement and the substitution of the Qualified Substitute SBA Loan or Loans. Upon such substitution, such Qualified Substitute SBA Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the appropriate Seller shall be deemed to have made with respect to such Qualified Substitute SBA Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the appropriate Seller will remit to the Servicer, and the Servicer will deposit into the Principal and Interest Account an amount equal to the Substitution Adjustment.

               In addition to the cure, purchase and substitution obligation in Sections 2.04, 2.05 and 3.03, the Sellers shall indemnify and hold harmless the Trust Fund, the Trustee and the Certificateholders against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Sellers' representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Sellers set forth in Sections 2.04, 2.05 and 3.03 to cure, purchase or substitute for a defective SBA Loan and to indemnify the Certificateholders and the Trustee as provided in Sections 2.04, 2.05 and 3.03 constitute the sole remedies of the Trustee and the Certificateholders respecting a breach of the foregoing representations and warranties.

               Any cause of action against the Servicer or the Sellers relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any SBA Loan upon (i) discovery of such breach by any party and notice thereof to the appropriate Seller and or notice thereof by the appropriate Seller to the Trustee, (ii) failure by the


                                     III-9
appropriate Seller to cure such breach or purchase or substitute such SBA Loan as specified above, and (iii) demand upon the appropriate Seller by the Trustee for all amounts payable hereunder in respect of such SBA Loan.




                                     III-10

                                   ARTICLE IV

                                THE CERTIFICATES

               Section 4.01 THE CERTIFICATES.

               The Class A, Class M and Class B Certificates shall be substantially in the forms annexed hereto as Exhibits B-1, B-2 and B-3 and shall, upon original issue, be executed and delivered by the Servicer to the Trustee for authentication and redelivery to or upon the order of the Seller, upon receipt by the Trustee and the FTA of the documents specified in Section
2.04. All Certificates shall be executed on behalf of the Servicer by its President, one of its Executive Vice Presidents, one of its Vice Presidents, one of its Senior Vice Presidents or one of its Assistant Vice Presidents, in the denominations specified in the definition of Percentage Interest, and shall be authenticated on behalf of the Trustee by one of its Responsible Officers. Certificates bearing the signatures of individuals who were at the time of the execution or authentication of the Certificates the proper officers of the Servicer or a Responsible Officer of the Trustee, as the case may be, shall bind the Servicer or the Trustee, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

               Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF
CERTIFICATES.

               (a) The Trustee shall cause to be kept at the office of the Certificate Registrar, in New York, New York, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series. HSBC Bank USA is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

               (b) It is intended that the Class A and Class M Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein, and that the Class B Certificates be Individual Certificates. The Class A Certificates shall initially be issued in the form of a single fully registered Class A Certificate with an aggregate denomination equal to $94,012,000. The Class M Certificates shall initially be issued in the form of a single fully registered Class M Certificate with an aggregate denomination equal to 2,888,000. The Class B Certificates shall initially be issued in the form of a single fully registered Class B Certificate with an aggregate denomination equal to $4,189,247. Upon initial issuance, the ownership of the Class A and Class M Certificates shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

               The Sellers and the Trustee are hereby authorized to execute and deliver a Letter of Representations with the Depository relating to the Class A and Class M Certificates.

               (c) With respect to Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Sellers, Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Certificates from time to time as a Depository and the Trustee and its agents, employees, officers and directors may treat the Depository as the absolute owner of the Certificates for all purposes whatsoever. Without limiting the immediately preceding sentence, the Sellers, Servicer and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Certificates, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Certificate, (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Certificates or (d) the making of book-entry transfers among Participants of the Depository with respect to Certificates registered in the Register in the name of the nominee of the Depository. No Person other than a registered Holder of a Certificate as shown in the Register shall receive a certificate evidencing such Certificate.

               (d) Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Certificates appearing as registered Owners in the Certificate Register on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

               (e) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A and Class M Certificates and the Servicer is unable to locate a qualified successor or (ii) the Servicer at its sole option elects to terminate the book-entry system through the Depository, the Class A and Class M Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A and Class M Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A and Class M Certificates may be registered in whatever name or names registered Holders of Class A and Class M Certificates transferring Class A and Class M Certificates shall designate, in accordance with the provisions hereof.

               (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Certificates are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Certificates and all notices with respect to such

Certificates shall be made and given, respectively, in the manner provided in the Letter of Representations.

               (g) No transfer of a Class A, Class M or Class B Certificate or Certificates or any interest therein shall be made to any Employee Benefit Plan or other retirement plan or arrangement which is subject to Title I of ERISA, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds).

               (h) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Servicer shall execute in the name of the designated transferee or transferees, a new Certificate of the same Percentage Interest and dated the date of authentication by the Trustee. The Certificate Registrar shall notify the Servicer and the Trustee of any such transfer and prior to transferring any Class B Certificate, the SBA. The Certificate Registrar shall not transfer any Class B Certificate without the prior written consent of the SBA.

               At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Servicer shall execute the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable, in the form of Exhibit E(1).

               (i) No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (j) By acceptance of a Class B Certificate, whether upon original issuance or subsequent transfer, each holder of such Class B Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such Certificate only as provided herein.

               (k) Notwithstanding any other provision of this Agreement to the contrary, on the Closing Date, the Trustee shall authenticate in the name of, and deliver to, the Spread Account Depositor, the Class B Certificate in the form of a single Individual Certificate in an aggregate principal amount equal to the Original Class B Principal Balance. The Class B Certificate may not be sold, pledged, transferred, assigned or otherwise conveyed, in whole or in part, without the prior written approval of the SBA and a copy of such approval shall be furnished to the Trustee. A legend to such effect shall be placed on the Class B Certificate.

               All Certificates surrendered for transfer and exchange shall be marked canceled by the Authenticating Agent and retained for one year and destroyed thereafter.

               Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity (which, in the case of an insurance company, shall be limited to a letter of indemnity) as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

               Section 4.04 PERSONS DEEMED OWNERS.

               Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Sellers, the Trustee, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.07 and for all other purposes whatsoever, and the Sellers, the Servicer, the Trustee and the Certificate Registrar shall not be affected by notice to the contrary.

                                    ARTICLE V

                    ADMINISTRATION AND SERVICING OF SBA LOANS

               Section 5.01 DUTIES OF THE SERVICER.

               (a) The Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust Fund and that, in such capacity, it shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, any Tax Return required to be filed by the Trust Fund; (ii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with any provision of federal, state or local income tax laws; (iii) to the extent that the affairs of the Trust Fund are within its control, conduct such affairs at all times that any Certificates are outstanding so as to maintain the status of the Trust Fund as a grantor trust under any applicable federal, state and local laws; (iv) pay the amount of any and all federal, state, and local taxes, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (v) ensure that any such returns or reports filed on behalf of the Trust Fund are properly executed by the appropriate person; and (vi) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund. The Servicer shall indemnify the Trustee and the Trust Fund for any liability it may incur in connection with this Section 5.01(a), which indemnification shall survive the termination of the Trust Fund; PROVIDED, HOWEVER, that the Servicer shall not indemnify the Trustee for the Trustee's negligence, wilful misconduct or bad faith.

               (b) The Servicer, as independent contract servicer, shall service and administer the SBA Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and the Multi-Party Agreement and the SBA Rules and Regulations. The Servicer may enter into Subservicing Agreements for any servicing and administration of SBA Section 7(a) Loans with The Money Store of New York, Inc. or any other entity approved with prior written consent by the SBA. Any such Subservicing Agreement must be approved by the SBA and shall be consistent with and not violate the provisions of this Agreement and the Multi-Party Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related SBA Section 7(a) Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

               (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee (for itself and on behalf of the Certificateholders), the SBA and the Certificateholders for the servicing and administering of the SBA Loans in accordance with the provisions of this Agreement and the Multi-Party Agreement and the SBA Rules and Regulations, without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the SBA Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on SBA Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

               (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the SBA Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the SBA and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(e).

               (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.02 hereof and the Multi-Party Agreement, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the SBA Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

               (f) So long as it is consistent with the terms of this Agreement and the Multi-Party Agreement, the SBA Agreement (as defined in the Multi-Party Agreement) and the SBA Rules and Regulations, the Servicer may waive, modify or vary any term of any SBA Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the SBA and the Certificateholders, PROVIDED, HOWEVER, that (unless
(x) the Obligor is in default with respect to the SBA Loan, or such default is, in the judgment of the Servicer, imminent and (y) the Servicer determines that any modification would not be considered a new loan for federal income tax purposes) the Servicer may not permit any modification with respect to any SBA Loan that would change the SBA Loan Interest Rate, defer (subject to Section 5.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related SBA Loan), or extend the final maturity date on such SBA Loan without the consent of the SBA, if such consent is then required by the SBA Rules and Regulations. The Servicer may exercise all unilateral servicing actions permitted by participating lenders in accordance with the SBA Rules and Regulations. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related SBA Loan. Without limiting the generality of the foregoing, so long as it is consistent with the SBA Rules and Regulations, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee, the SBA and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the SBA Loans and with respect to any Mortgaged Properties or other Collateral. If reasonably required by the Servicer, each Certificateholder and/or the Trustee shall furnish the Servicer, within 5 Business Days of receipt of the Servicer's request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Any such request to the Trustee shall be accompanied by a certification in the form of
Exhibit I attached hereto signed by a Servicing Officer.

               The Servicer, in servicing and administering the SBA Loans, shall employ or cause to be employed procedures (including collection, foreclosure and Foreclosed Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering SBA Loans for its own account, in accordance with the SBA Rules and Regulations and giving due consideration to the Certificateholders' and the SBA's reliance on the Servicer.

               (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 9.04, after receipt of the Opinion of Counsel required pursuant to
Section 9.04 addressed to the SBA and the Trustee, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to
Section 10.02 hereof and the Multi-Party Agreement. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records (including computer tapes and diskettes) relating to the SBA Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

               Section 5.02 LIQUIDATION OF SBA LOANS.

               In the event that any payment due under any SBA Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the SBA Loan, the Servicer shall take such action in accordance with the applicable SBA Rules and Regulations as it shall deem to be in the best interests of the Certificateholders and the SBA. With respect to any such SBA
Section 7(a) Loan for which the SBA has expressed to the Servicer the SBA's desire to assume servicing of such SBA Loan consistent with the SBA Rules and Regulations, the Trustee shall, upon written direction of the Servicer, deliver to the SBA or its designee all or any portion of the Trustee's Document File relating to such SBA Section 7(a) Loan and the Trustee shall execute such documents, including but not limited to an endorsement of the related SBA Note and an assignment of the related Mortgage, as the Servicer or the SBA shall request. Expenses incurred in connection with any such action shall be the responsibility of the Servicer and shall not be chargeable to the Principal and Interest Account or the Certificate Account. Subject to the SBA Rules and Regulations and with the prior written consent of the SBA (if required by the SBA Rules and Regulations), the Servicer shall foreclose upon or otherwise comparably effect the ownership of Mortgaged Properties or other Collateral relating to defaulted SBA Section 7(a) Loans for which the related SBA Section 7(a) Loan is still outstanding, as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of
Section 5.10. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Unguaranteed Percentage of any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances." The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe such substances exist unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Sellers are not responsible.

               After an SBA Loan has become a Liquidated SBA Loan, the Servicer shall promptly prepare and forward to the Trustee and the SBA and upon request, any Certificateholder, a Liquidation Report, in the form attached hereto as Exhibit J, detailing the Liquidation Proceeds received from the Liquidated SBA Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

               Section 5.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS;
                            DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNTS.

               (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts, in one or more Designated Depository Institutions (provided, however, that one or more Principal and Interest Accounts may be established and maintained with FUNB so long as FUNB remains a Designated Depository Institution), in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Investment Corporation and The Money Store of New York, Inc., in trust for the registered holders of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B." Such Principal and Interest Accounts shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.

               A copy of such letter agreement shall be furnished to the Trustee, the SBA and, upon request, any Certificateholder.

               (b) The Servicer and each Subservicer shall deposit without duplication (within two Business Days of receipt thereof) in the Principal and Interest Account and retain therein:

                              (i) the Unguaranteed Percentage of all payments
               received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments and Curtailments collected after the Cut-Off Date;

                              (ii) all payments received after the Cut-Off Date
               on account of interest on the SBA Loans (net of the portion thereof required to be paid to the related Registered Holders, the Premium Protection Fee, the FTA's Fee and the Servicing Fee with respect to each SBA Loan, the Additional Fee with respect to each Additional Fee SBA Loan, and other servicing compensation payable to the Servicer as permitted herein);

                              (iii) the Unguaranteed Percentage of all Net
               Liquidation Proceeds;

                              (iv) the Unguaranteed Percentage of all Insurance
               Proceeds (other than amounts to be applied to restoration or repair of any related Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures);

                              (v) the Unguaranteed Percentage of all Released
               Mortgaged Property Proceeds;

                              (vi) any amounts paid in connection with the
               repurchase of the Unguaranteed Interest of any SBA Loan and the amount of any Substitution Adjustment received pursuant to Sections 2.05 and 3.03;

                              (vii) any amount required to be deposited in the
               Principal and Interest Account pursuant to Section 5.04 or 5.10; and

                              (viii) the amount of any losses incurred in
               connection with investments in Permitted Instruments.

               (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Guaranteed Interest to be paid to the Registered Holders, the Premium Protection Fee, the FTA's Fee and the Servicing Fee, with respect to each SBA Loan, and additionally, the Additional Fee with respect to each Additional Fee SBA Loan, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, should not be deposited by the Servicer in the Principal and Interest Account.

               (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following its monthly remittance to the Trustee pursuant to Section 5.04(a). Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

               Section 5.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND
                            INTEREST ACCOUNT

               The Servicer shall withdraw funds from the Principal and Interest Account for the following purposes:

               (a) to effect the remittance to the Trustee on each Determination Date for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is separate from Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account;

               (b) to reimburse itself for any accrued unpaid Servicing Fees and Premium Protection Fees allocable to the SBA Loans, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees and Premium Protection Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Obligor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the Certificateholders and the Registered Holders and may not be exercised until the first Remittance Date on which the Spread Balance equals the then applicable Specified Spread Account Requirement;

               (c) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

               (d) (i) to make investments in Permitted Instruments and (ii) to pay to itself, as permitted by Section 5.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

               (e) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

               (f) to pay itself servicing compensation pursuant to Section 7.03 hereof or interest as permitted under the definition of Excess Proceeds; and

               (g) to clear and terminate the Principal and Interest Account upon the termination of this Agreement.

               So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained with a Designated Depository Institution as an interest-bearing account meeting the requirements set forth in
Section 5.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing by the Servicer. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Investment Corporation and The Money Store of New York, Inc. in trust for the registered holders of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the Principal and Interest Account pursuant to clause (d) above. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Instruments shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

               Section 5.05 [Intentionally Omitted]

               Section 5.06 TRANSFER OF ACCOUNTS.

               The Servicer may, upon written notice to the Trustee and the SBA, transfer any Principal and Interest Account to a different Designated Depository Institution.

               Section 5.07 MAINTENANCE OF HAZARD INSURANCE.

               The Servicer shall comply with the SBA Rules and Regulations concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located. If at origination of an SBA Loan, to the best of the Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, the Servicer will require the related Obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the full insurable value of the Mortgaged Property, or (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, and required by the SBA Rules and Regulations and the Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 5.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or maintained on Foreclosed Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer or its affiliates.

               Section 5.08 [Intentionally Omitted]

               Section 5.09 FIDELITY BOND.

               The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the SBA Loans ("Servicer Employees"). The fidelity bond shall insure the Trustee, its officers and employees against losses resulting from forgery, theft, embezzlement or fraud by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer employees. No provision of this
Section 5.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Trustee, the SBA or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the SBA or such Certificateholder a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

               Section 5.10 TITLE, MANAGEMENT AND DISPOSITION OF FORECLOSED
                            PROPERTY.

               In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosed Property"), the deed or certificate of sale may be taken in the name of the Trustee on behalf of the Trust for the benefit of the Certificateholders and the SBA, as their interests may appear under the Multi-Party Agreement dated the date of this Agreement.

               Unless the servicing of a Foreclosed Property relating to an SBA
Section 7(a) Loan is assumed by the SBA pursuant to the SBA Rules and Regulations, the Servicer, subject to Sections 5.01 and 5.02 hereof, shall manage, conserve, protect and operate each Foreclosed Property for the SBA and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the Foreclosed Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the SBA and the Certificateholders.

               The Servicer shall cause to be deposited in the Principal and Interest Account, no later than five Business Days after the receipt thereof, the Unguaranteed Percentage of all revenues received with respect to the conservation and disposition of the related Foreclosed Property net of Servicing Advances.

               The disposition of Foreclosed Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer, with SBA concurrence (if required by the SBA Rules and Regulations), deems to be in the best interest of the SBA and the Certificateholders. The Unguaranteed Percentage of the proceeds of sale of the Foreclosed Property shall promptly, but in no event later than two Business Days after receipt, be deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid. The Servicer shall, subject to Section 5.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the Unguaranteed Percentage of the net cash proceeds of such sale to be distributed to the Certificateholders in accordance with Section 6.07 hereof.

               In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on an SBA Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer and the

Trustee shall have received an Opinion of Counsel also addressed to the SBA to the effect that such longer retention will not cause the Trust Fund to be subject to Federal income tax.

               Section 5.11 [Intentionally Omitted.]

               Section 5.12 COLLECTION OF CERTAIN SBA LOAN PAYMENTS.

               The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the SBA Loans, and shall cause the Obligors under the SBA Loans, to the extent such procedures shall be consistent with this Agreement, to comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing and the SBA Rules and Regulations, the Servicer may in its discretion waive or permit to be waived any fee or charge (other than the Servicing Fee or the Premium Protection Fee, without the written consent of the SBA) which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on an SBA Note for a period (with respect to each payment as to which the due date is extended) not greater than 180 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on an SBA Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(b) hereof.

               Section 5.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION
                            REGARDING THE SBA LOANS.

               The Servicer shall provide to the Trustee, the SBA, the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the SBA Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

               Section 5.14 SUPERIOR LIENS.

               If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by a Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the SBA and the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders and the SBA, and/or to preserve the security of the related SBA Loan. The Servicer shall immediately notify the Trustee, each of the Rating Agencies and the SBA of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests Certificateholders and the

SBA. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

                  Section 6.01 ESTABLISHMENT OF CERTIFICATE ACCOUNT; DEPOSITS IN CERTIFICATE ACCOUNT; PERMITTED WITHDRAWALS FROM CERTIFICATE ACCOUNT.

                  (a) No later than the Closing Date, the Trustee will establish and maintain with itself in its trust department a trust account, which shall not be interest-bearing, titled "Certificate Account, HSBC Bank USA, as trustee for the registered holders of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B" (the "Certificate Account"). The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein:

                          (i) the Available Funds (net of the amount of Monthly
                  Advances and Compensating Interest deposited pursuant to subclause (ii) below and amounts then on deposit in the Spread Account) remitted by the Servicer;

                          (ii) the Compensating Interest and the portion of the
                  Monthly Advance remitted to the Trustee by the Servicer;

                          (iii) amounts transferred from the Spread Account
                  pursuant to Section 6.02(b)(i);

                           (iv) amounts required to be paid by the Servicer
                  pursuant to Section 6.06(e) in connection with losses on investments of amounts in the Certificate Account;

                          (v) amounts transferred from the Pre-Funding Account
                  and the Capitalized Interest Account on the Special Remittance Date pursuant to Sections 6.04(c) and (h), respectively; and

                          (vi) Letter of Credit Payments or any amounts received
                  from any Alternate Credit Enhancement pursuant to Sections
                  6.13 and 6.14.

                          (b) Amounts on deposit in the Certificate Account
shall be withdrawn on each Remittance Date by the Trustee, or the Paying Agent, on its behalf, to effect the distribution described in Section 6.07(b) and thereafter by the following parties in no particular order of priority:

                          (i) by the Trustee, to invest amounts on deposit in
                  the Certificate Account in Permitted Instruments pursuant to
                  Section 6.06;

                          (ii) by the Trustee, to pay on a monthly basis to the
                  Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                          (iii) by the Trustee, to withdraw any amount not
                  required to be deposited in the Certificate Account or deposited therein in error; and

                          (iv) by the Trustee, to clear and terminate the
                  Certificate Account upon the termination of this Agreement in accordance with the terms of Section 11.01 hereof.

                  Section 6.02 ESTABLISHMENT OF SPREAD ACCOUNT; DEPOSITS IN
                               SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT.

                  (a) No later than the Closing Date, the Trustee will establish with the Spread Account Custodian an Account in accordance with the terms of the Spread Account Agreement (the "Spread Account"). The Spread Account shall be the property of the Spread Account Depositor, subject to the terms hereof and of the Spread Account Agreement, and the funds held therein may be invested in Permitted Instruments. The Spread Account shall not constitute part of the Trust Fund. The Trustee or the Spread Account Custodian, as the case may be, shall, promptly upon receipt, deposit into the Spread Account or, in the case of the Trustee, transfer to the Spread Account Custodian for deposit in the Spread
Account:

                          (i) on the Closing Date, the Initial Spread Account
                  Deposit made by the Spread Account Depositor;

                          (ii) on each Remittance Date, that portion of the
                  Available Funds, if any, required to be deposited into the Spread Account pursuant to Section 6.07(b)(ix) until the Spread Account Balance equals the then applicable Specified Spread Account Requirement; and

                          (iii) amounts required to be paid by the Servicer
                  pursuant to Section 6.06(e) in connection with losses on investments of amounts in the Spread Account.

                  (b) Amounts on deposit in the Spread Account shall be withdrawn by the Spread Account Custodian and transferred to the Trustee for distribution in the manner set forth in subclause (c) below on each Remittance Date in the following order of priority:

                          (i) to deposit in the Certificate Account an amount by
                  which (a) the sum of the Class A, Class M and Class B Interest Distribution Amounts, the Class A, Class M and Class B Principal Distribution Amounts and the Class A, Class M and Class B Carry Forward Amounts exceeds (b) the Available Funds for such Remittance Date (but excluding from such definition of Available Funds, amounts in the Spread Account);

                          (ii) to deposit in the Certificate Account the amount,
                  if any, required to make the full distribution to the Expense Account pursuant to Section 6.07(b)(vii); and

                          (iii) to the extent that the amount then on deposit in
                  the Spread Account after giving effect to all required transfers from the Spread Account to the Certificate Account on such Remittance Date then exceeds the Specified Spread Account Requirement as of such Remittance Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be distributed by the Spread Account Custodian to the Spread Account Depositor;

and also, in no particular order of priority:

                          (iv) to invest amounts on deposit in the Spread
                  Account in Permitted Instruments pursuant to Section 6.06;

                          (v) to withdraw any amount not required to be
                  deposited in the Spread Account or deposited therein in error; and

                          (vi) to clear and terminate the Spread Account upon
                  the termination of this Agreement in accordance with the terms of Section 11.01.

                  (c) Any amounts which are required to be withdrawn from the Spread Account pursuant to paragraph (b) above shall be withdrawn from the Spread Account in the following order of priority: (i) FIRST, from any uninvested funds therein, and (ii) SECOND, from the proceeds of the liquidation of any investments therein pursuant to Section 6.06(b).

                  (d) Any amounts which are distributed by the Spread Account Custodian to the Spread Account Depositor pursuant to paragraph (b) above will not be required to be refunded, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

                  Section 6.03 ESTABLISHMENT OF EXPENSE ACCOUNT; DEPOSITS IN EXPENSE ACCOUNT; PERMITTED WITHDRAWALS FROM EXPENSE ACCOUNT

                  (a) No later than the Closing Date, the Trustee will establish with itself an account for the benefit of the Trustee to pay its fees and expenses related to the Trust Fund (the "Expense Account"). The Expense Account shall not constitute part of the Trust Fund and is for the benefit of the Trustee and, on a subordinate basis, for the benefit of the Servicer as described in (b)(ii) and (c) below. The Trustee shall deposit into the Expense
Account:

                          (i) on each Remittance Date from the amounts on
                  deposit in the Certificate Account an amount equal to one-twelfth of the Annual Expense Escrow Amount; and

                          (ii) upon receipt, amounts required to be paid by the
                  Servicer pursuant to Section 6.06(e) in connection with losses on investments of amounts in the Expense Account.

If, at any time the amount then on deposit in the Expense Account shall be insufficient to pay in full the fees and expenses of the Trustee then due, the Trustee shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Trustee. Thereafter, the Servicer shall be entitled to reimbursement from the Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the Expense Account for payment to the Trustee pursuant to Section 6.07(b)(vii), to the extent of available funds in the Certificate Account.

                  (b) The Trustee, at the direction of the Servicer, may invest amounts on deposit in the Expense Account in Permitted Instruments pursuant to
Section 6.06 hereof, and the Trustee shall withdraw amounts on deposit in the Expense Account to:

                          (i) pay the Trustee's fees and expenses as described
                  in Section 2.08 hereof;

                          (ii) pay on a monthly basis to the Servicer as
                  additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                          (iii) withdraw any amounts not required to be
                  deposited in the Expense Account or deposited therein in error; and

                           (iv) clear and terminate the Expense Account upon the
                  termination of this Agreement in accordance with the terms of
                  Section 11.01.

                  (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the Expense Account, the Trustee shall (in the following order of priority):

                          (i) reimburse the Servicer and/or the Seller, for
                  reimbursable advances made pursuant to Section 9.01;

                          (ii) reimburse the Servicer for advances made by it
                  pursuant to the last paragraph of subclause (a) above; and

                          (iii) remit to the Servicer as additional servicing
                  compensation any amounts remaining in the Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii),
                  (b)(iii), (c)(i) and (c)(ii), above.

                  Section 6.04 PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST
                          ACCOUNT.

                  (a) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "The Money Store SBA Pre-Funding Account 1999-1" (the "Pre-Funding Account"). The Pre-Funding Account shall not constitute part of the Trust Fund. The Representative shall be deemed the owner of the Pre-Funding Account for Federal income tax purposes. The Trustee shall, promptly upon receipt, deposit into the Pre-Funding Account and retain therein the Original Pre-Funded Amount from the proceeds of the sale of the Certificates.

                  (b) On each Subsequent Transfer Date, the Representative shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Principal Balances of the Subsequent SBA Loans as of the related Subsequent Cut-Off Date sold to the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Representative with respect to such transfer.

                  (c) If at the end of the Funding Period amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the immediately following Remittance Date and deposit such amounts in the Certificate Account. However, if at the close of business on June 25, 1999, amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the Special Remittance Date and deposit in the Certificate Account any Pre-Funded Amount then remaining in the Pre-Funding Account, and then the Pre-Funding Account shall be closed.

                  (d) On the Remittance Dates occurring in April, May and June 1999, the Trustee shall transfer from the Pre-Funding Account to the Certificate Account, the Pre-Funding Earnings, if any, applicable to each such Remittance Date.

                  (e) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "The Money Store SBA Capitalized Interest Account 1999-1" (the "Capitalized Interest Account"). The Capitalized Interest Account shall not constitute part of the Trust Fund. The Representative shall be deemed the owner of the Capitalized Interest Account for Federal income tax purposes. The Trustee shall, promptly upon receipt, deposit into the Capitalized Interest Account $401,488.83. If prior to the end of the Funding Period the funds on deposit in the Pre-Funding Account are invested in a guaranteed investment contract, repurchase agreement or other arrangement acceptable to the Rating Agencies, that constitutes a Permitted Instrument, the Trustee shall, within one Business Day of its receipt of notification of satisfaction of the Rating Agency Condition, withdraw from the Capitalized Interest Account and pay to the Representative the amount set forth in such notification.

                  (f) On each Subsequent Transfer Date the Representative may instruct the Trustee to withdraw from the Capitalized Interest Account and pay on such Subsequent Transfer Date to the Representative the Overfunded Interest Amount for such Subsequent Transfer Date, as calculated by the Representative pursuant to Section 2.09(e) hereof.

                  (g) On the Remittance Dates occurring in April, May and June 1999 the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account, the Capitalized Interest Requirement, if any, for such Remittance Dates.

                  (h) On the Special Remittance Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account the Capitalized Interest Requirement, if any, for such Special Remittance Date. Any amounts remaining in the Capitalized Interest Account after taking into account such transfer shall be paid on such Special Remittance Date to the Representative, and the Capitalized Interest Account shall be closed.

                  Section 6.05  [Intentionally Omitted]

                  Section 6.06  INVESTMENT OF ACCOUNTS.

                  (a) So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account which is not by the terms of this Agreement to be held uninvested held by the Trustee or the Spread Account Custodian shall be invested and reinvested by the Trustee or the Spread Account Custodian, as directed in writing by the Servicer, in one or more Permitted Instruments in the name of the Trustee or the Spread Account Custodian, as the case may be, bearing interest or sold at a discount. No such investment in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account, the Expense Account and the Spread Account shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Expense Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums; PROVIDED, HOWEVER, the Trustee or any affiliate thereof, may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

                  (b) If any amounts are needed for disbursement from any Account held by the Trustee or the Spread Account Custodian and sufficient uninvested funds are not available to make such disbursement, the Trustee or the Spread Account Custodian, as the case may be, shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. Neither the Trustee nor the Spread Account Custodian shall be liable for any investment loss or other charge resulting therefrom.

                  (c) Subject to Section 12.01 hereof, neither the Trustee nor the Spread Account Custodian shall in any way be held liable by reason of any insufficiency in any Account held by the Trustee or the Spread Account Custodian resulting from any investment loss on any

Permitted Instrument included therein (except to the extent that the Trustee is the obligor thereon).

                  (d) The Trustee and the Spread Account Custodian shall invest and reinvest funds in the Accounts held by the Trustee or the Spread Account Custodian, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

                  (e) All income or other gain from investments in any Account held by the Trustee or the Spread Account Custodian shall be deposited in such Account, as the case may be, immediately on receipt, and the Trustee or the Spread Account Custodian shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss, to the extent that such investment was made at the direction of the Servicer, from its own funds, without reimbursement therefor, to the Trustee or the Spread Account Custodian, as the case may be, for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice.

                  Section 6.07  DISTRIBUTIONS.

                  (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.

                  (b) On each Remittance Date the Trustee shall withdraw from the Certificate Account the sum of (A) that portion of the Available Funds received from the Servicer pursuant to Section 6.01(a)(i), (ii) and (iv), (B) the amounts, deposited therein pursuant to Section 6.02(b)(i) and (C) the amounts, if any, of Letter of Credit Payments or payments relating to Alternate Credit Enhancement received pursuant to Section 6.01(a)(vi), and make distributions thereof in the following order of priority:

                          (i) First, to the Class A Certificates in an amount up
                  to the Class A Interest Distribution Amount;

                          (ii) Second, to the Class M Certificates in an amount
                  up to the Class M Interest Distribution Amount;

                          (iii) Third, to the Class B Certificates in an amount
                  up to the Class B Interest Distribution Amount;

                          (iv) Fourth, to the Class A Certificates in an amount
                  up to the sum of (a) the Class A Principal Distribution Amount and (b) the Class Carry Forward Amount for the Class A Certificates;

                          (v) Fifth, to the Class M Certificates in an amount up
                  to the sum of (a) the Class M Principal Distribution Account and (b) the Class Carry Forward Amount for the Class M Certificates;

                          (vi) Sixth, to the Class B Certificates, in an amount
                  up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class Carry Forward Amount for the Class B Certificates;

                          (vii) Seventh, to the Expense Account in an amount up
                  to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to Section 6.03(a) resulting from insufficiencies in the Expense Account;

                          (viii) Eighth, to the Servicer in an amount up to the
                  Reimbursable Amounts;

                          (ix) Ninth, to the Spread Account, any remaining
                  Available Funds unless and until the amount therein equals the Specified Spread Account Requirement; and

                          (x) Tenth, to the Spread Account Depositor, any
                  amounts in excess of the Specified Spread Account Requirement.

                  Notwithstanding the foregoing, the Servicer shall not be entitled to receive Reimbursable Amounts pursuant to clause (viii) above until the first Remittance Date on which the Spread Account Balance equals the then applicable Specified Spread Account Requirement.

                  Additionally, on the Special Remittance Date, the Trustee shall withdraw from the Certificate Account the amount, if any, deposited therein pursuant to Section 6.01(a)(v) and make distributions thereof as follows: (i) from amounts transferred from the Pre-Funding Account, distributions of principal to the Class A, Class M and Class B Certificates pro rata based upon the Class A, Class M and Class B Percentages and (ii) from amounts transferred from the Capitalized Interest Account, distributions of interest to such Class A, Class M and Class B Certificates equal to the applicable Capitalized Interest Requirement.

                  (c) All distributions made to the Certificateholders of a particular Class will be made on a pro rata basis among the Certificateholders of record of the applicable Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates on such date, and shall be made by check or, upon request by a Certificateholder, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Certificateholder unless such Certificateholder shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $5,000,000.

                  Section 6.08  [Intentionally Omitted]

                  Section 6.09  STATEMENTS.

                  Each month, not later than 12:00 noon New York time on the Determination Date, the Servicer shall deliver to the Trustee, by telecopy, for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof and the Servicer's Monthly Computer Tape in the form attached hereto as Exhibit L (both in hard copy and in computer tape form) to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer (a "Servicer's Certificate") stating the date (day, month and year), the Series number of the Certificates, the date of this Agreement, and, as of the close of business on the Record Date for such month:

                          (i) Available Funds for the related Remittance Date;

                          (ii) The Aggregate Class A Certificate Principal
                  Balance, the Aggregate Class M Certificate Principal Balance, the Aggregate Class B Certificate Principal Balance and the Pool Principal Balance as reported in the prior Servicer's Certificate pursuant to subclause (xii) below, or, in the case of the first Determination Date, the Original Class A, Class M and Class B Certificate Principal Balance and the Original Pool Principal Balance;

                          (iii) The number and Principal Balances of all SBA
                  Loans which were the subject of Principal Prepayments during the Due Period;

                          (iv) The product of the Unguaranteed Percentage
                  multiplied by all Curtailments which were received during the Due Period;

                          (v) The product of the Unguaranteed Percentage
                  multiplied by all Excess Payments and the product of the Unguaranteed Percentage multiplied by all Monthly Payments in respect of principal received during the Due Period;

                          (vi) The aggregate amount of interest received on the
                  Unguaranteed Interest of each SBA Loan net of the FTA's Fee, the Additional Fee and the Servicing Fee attributable to the Unguaranteed Interest;

                          (vii) The amount of the Monthly Advances to be made on
                  the Determination Date and the Compensating Interest payment to be made on the Determination Date;

                          (viii) The delinquency and foreclosure information set
                  forth in the form attached hereto as Exhibit K;

                          (ix) The product of the Unguaranteed Percentage
                  multiplied by the amount of any losses realized on a Liquidated SBA Loan;

                          (x) The Class A, Class M and Class B Interest
                  Distribution Amounts and Principal Distribution Amounts for the Remittance Date with the components thereof stated separately;

                          (xi) The amount available in the Spread Account as of
                  the related Record Date in cash and from liquidation of Permitted Instruments and the amount, if any, to be transferred from the Spread Account to the Certificate Account pursuant to Section 6.02(b)(i) and the total amount of Letter of Credit Payments and payments with respect to Alternate Credit Enhancement for such Remittance Date;

                          (xii) The Aggregate Class A Certificate Principal
                  Balance, Aggregate Class M Certificate Principal Balance, Aggregate Class B Certificate Principal Balance and the Pool Principal Balance after giving effect to the distribution to be made on the Remittance Date;

                          (xiii) The Spread Account Balance and the Specified
                  Spread Account Requirement with respect to such Remittance
                  Date;

                          (xiv) The weighted average maturity and weighted
                  average SBA Loan Interest Rate;

                          (xv) The Servicing Fees and amounts to be deposited to
                  the Expense Account;

                          (xvi) The amount of all payments and reimbursements to
                  the Servicer pursuant to Section 5.04 (b), (c), (d)(ii), (e) and (f);

                          (xvii) The Class A, Class M and Class B Remittance
                  Rates with respect to such Remittance Date;

                          (xviii) During the Funding Period, the aggregate
                  Principal Balance of the Subsequent SBA Loans purchased during the prior Due Period and the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account as of the end of such Due Period; and

                          (xix) Such other information as the Trustee, the
                  Certificateholders or the Rating Agencies may reasonably require; provided, however, that the Servicer shall have no obligation to distribute such information directly to any Certificateholders.

                  The Trustee shall forward such report to the Certificateholders and the Rating Agencies on the Remittance Date, together with a separate report indicating the amount of funds deposited in the Certificate Account pursuant to Section 6.01(a)(iv); and the amounts which are reimbursable to the Servicer or the Seller pursuant to Sections 6.03(c)(i), 6.03(c)(ii) and

6.07(b)(viii) (all reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer).

                  To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy. In the case of information furnished pursuant to subclauses (ii), (iii), (iv), (v), (x) and (xii), above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $1,000 original dollar amount as of the Cut-Off Date.

                  Additionally, on the Special Remittance Date the Trustee shall, based upon information received from the Servicer, forward to the Certificateholders and the Rating Agencies a report setting forth the amount of principal and interest, if any, being paid to each Class of Certificates on the Special Remittance Date.

                  (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vi), (x), and
(xiv), above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

                  (b) Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the SBA Loans sufficient to permit such Certificateholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Certificates.

                  (c) The Servicer shall furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business. The Rating Agencies shall receive copies of any such reports or information furnished to the Certificateholders.

                  Section 6.10 ADVANCES BY THE SERVICER.

                  Not later than the close of business on each Determination Date, the Servicer may in its sole discretion, if it determines such amount is recoverable, remit to the Trustee for deposit in the Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.09), to be distributed on the related Remittance Date pursuant to
Section 6.07, equal to the amount by which (i) 30 days' interest at a rate equal to the then applicable Adjusted SBA Loan Remittance Rate on the aggregate Class A, Class M and Class B Principal Balances immediately prior to the related Remittance Date (plus or minus the difference, if any, between (A) the sum of the Class A, Class M and Class B Interest Distribution Amounts and (B) the sum of the Adjusted Class A, Class M and Class B Interest Distribution Amounts for the related Remittance Date) exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the Unguaranteed Interest of the SBA Loans minus the interest payable to the Registered Holders, the Premium Protection Fee, the Additional Fee, the Servicing Fee and the FTA's Fee (plus, for the Remittance Dates in April, May and June 1999, the sum of (i) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date pursuant to Section 6.04(g) and (ii) the Pre-Funding Earnings for the applicable Remittance Date), such excess being defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 5.04. Notwithstanding the foregoing, the Servicer shall not be required to make a Monthly Advance with respect to an SBA Loan if it determines, in good faith, that such advance would be nonrecoverable from amounts received in respect of the SBA Loans.

                  Section 6.11  COMPENSATING INTEREST.

                  The Certificateholders shall be entitled to a full month's interest on the principal portion of the Unguaranteed Interest of each SBA Loan at the then applicable Class A, Class M or Class B Remittance Rate, as the case may be. Not later than the close of business on each Determination Date, with respect to each SBA Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation (other than the Premium Protection Fee and the Servicing Fee with respect to the Guaranteed Interest) , an amount (such amount required to be delivered to the Trustee is referred to herein as "Compensating Interest") (as indicated in the Servicer's Certificate prepared pursuant to Section 6.09) equal to the difference between (a) 30 days' interest at the Adjusted SBA Loan Remittance Rate on the Principal Balance of each such SBA Loan as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed, and (b) the amount of interest actually received on the Unguaranteed Interest of each such SBA Loan for such Due Period net of the portion thereof payable to the Registered Holder, the Premium Protection Fee, the FTA's Fee, the Servicing Fee, the Excess Spread and the fees and expenses of the Trustee allocable to such interest and, with respect to each Additional Fee SBA Loan, the Additional Fee.

                  Section 6.12 REPORTS OF FORECLOSURE AND ABANDONMENT OF
                               MORTGAGED PROPERTY.

                  Each year the Trustee shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before February 15th of each year, shall provide to the Trustee, reports relating to each instance occurring during the previous calendar year in which the

Servicer (i) on behalf of the Trust Fund acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the SBA Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned.

                  Section 6.13 LETTER OF CREDIT

                  (a) No later than the third Business Day prior to each Remittance Date, the Servicer shall notify the Trustee of the amount of any Letter of Credit Payment for such Remittance Date. Not later than the Business Day preceding each Remittance Date, the Trustee shall draw upon the Letter of Credit and instruct FUNB to remit to the Certificate Account the Letter of Credit Payment for such Remittance Date. If the Servicer has actual knowledge that FUNB has its long-term unsecured debt rating lowered to below "A-2" by Moody's or its short-term unsecured debt rating lowered to below "P-1" by Moody's, then the Servicer shall notify the Trustee of such event. Not later than the Business Day preceding the next Remittance Date, the Trustee shall draw upon the Letter of Credit an amount equal to the then applicable Letter of Credit Available Amount (assuming the applicable percentage equals 18.0%), unless prior to the Business Day preceding such Remittance Date FUNB delivers to the Trustee Alternate Credit Enhancement satisfying the Rating Agency Condition.

                  (b) The obligations of FUNB under the Letter of Credit shall not terminate upon or otherwise be affected by an Event of Default pursuant to
Article X of this Agreement.

                  (c) If FUNB fails to make a Letter of Credit Payment in whole or in part, the Servicer shall promptly notify the Trustee, and the Trustee shall promptly notify each Rating Agency. The Servicer shall promptly notify each Rating Agency in the event of any termination of the Letter of Credit or any change of the Person providing the Letter of Credit, including but not limited to a change by merger.

                  Section 6.14 ALTERNATE CREDIT ENHANCEMENT.

                  FUNB, at its option and upon prior written notice to each Rating Agency, may substitute or add an alternate form of credit enhancement in place of or in addition to the Letter of Credit, provided that (i) the Rating Agency Condition shall have been satisfied and (ii) FUNB shall cause to be delivered to the Trustee an Opinion of Counsel to the effect that such substitution of credit enhancement shall not adversely affect the status of the Trust Fund as a "grantor trust". Such alternate form of credit enhancement can be in the form of cash or securities deposited by FUNB or any other Person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party and delivered to or held by the Trustee. In no event shall such Alternate Credit Enhancement create a lien on any loan made by the Sellers under Section 7(a) of the SBA Rules and Regulations.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

                  Section 7.01 [Intentionally Omitted]

                  Section 7.02 SATISFACTION OF MORTGAGES AND COLLATERAL AND
                               RELEASE OF SBA FILES

                  The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 insuring the Servicer against any loss it may sustain with respect to any SBA Loan not satisfied in accordance with the procedures set forth herein.

                  Upon the payment in full of any SBA Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the FTA and the Trustee by a certification in the form of Exhibit I attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Document File. Upon receipt of such certification and request, the FTA and the Trustee shall release, within 3 Business Days, the related Trustee's Document File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or the Certificate Account.

                  Subject to the Multi-Party Agreement, from time to time and as appropriate for the servicing or foreclosure of any SBA Loan, the FTA and the Trustee shall, upon request of the Servicer and delivery to the FTA and the Trustee of a certification in the form of Exhibit I attached hereto signed by a Servicing Officer, release the related Trustee's Document File to the Servicer within 3 Business Days, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. The Servicer shall return the Trustee's Document File to the FTA and the Trustee when the need therefor by the Servicer no longer exists, unless the SBA Loan has been liquidated and the Unguaranteed Percentage of the Liquidation Proceeds relating to the SBA Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Certificate Account or the SBA File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property or repossession of other Collateral either judicially or non-judicially, and the Servicer has delivered to the FTA and the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such SBA File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such SBA Loan was liquidated, the servicing receipt shall be released by the Trustee to the Servicer.


                                     VII-1

                  The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents provided to it, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or other Collateral or to any legal action brought to obtain judgment against any Obligor on the SBA Note or Mortgage or other agreement securing Collateral or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the SBA Note or Mortgage or other agreement securing Collateral or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other agreement securing Collateral, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage or other agreement securing Collateral upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related SBA Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Principal and Interest Account.

                  Section 7.03 SERVICING COMPENSATION.

                  As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the SBA Loans or withdraw from the Principal and Interest Account (to the extent deposited therein) the Servicer's Servicing Fee and the Premium Protection Fee and in accordance with
Section 5.04(b) any accrued but unreimbursed Premium Protection Fees and Servicing Fees. Additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments and amounts remitted pursuant to Section 6.03(c)(iii) and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

                  Section 7.04 ANNUAL STATEMENT AS TO COMPLIANCE.

                  The Servicer will deliver to the Trustee, the SBA and the Rating Agencies on or before March 31 of each year beginning March 31, 2000, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers'


                                     VII-2
knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

                  Section 7.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING
                               REPORT

                  On or before March 31 of each year beginning March 31, 2000, the Servicer, at its expense, shall cause one of the "big five" accounting firms to furnish a letter or letters to the Trustee and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

                  Section 7.06 SBA'S, AND TRUSTEE'S RIGHT TO EXAMINE SERVICER
                               RECORDS AND AUDIT OPERATIONS

                  The SBA and the Trustee shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Trust Fund.

                  Section 7.07 REPORTS TO THE TRUSTEE; PRINCIPAL AND INTEREST
                               ACCOUNT STATEMENTS.

                  Not later than 20 days after each Record Date, the Servicer shall forward to the Trustee and the SBA a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Principal and Interest Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from the Principal and Interest Account for each category of withdrawal specified in Section 5.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period.

                  Section 7.08 PREMIUM PROTECTION FEE AND SERVICING FEE.

                  Pursuant to and in accordance with the policies of the SBA and SBA Form 1086, the Servicer shall retain the Premium Protection Fee and the Servicing Fee for each SBA Section 7(a) Loan. The Premium Protection Fee and the Servicing Fee shall not constitute part of the Trust Fund and Certificateholders shall have no interest in, and are not entitled to receive any portion of, either the Premium Protection Fee or the Servicing Fee. If the Servicer is replaced as servicer


                                     VII-3
pursuant to any provision of this Agreement, it shall no longer be entitled to the Premium Protection Fee and the Servicing Fee but, instead, the successor Servicer shall be entitled thereto.






                                     VII-4

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

                  Section 8.01  FINANCIAL STATEMENTS.

                  The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders the annual audited financial statements of the Servicer's parent for one or more of the most recently completed five fiscal years for which such statements are publicly available, which request shall not be unreasonably denied.

                  The Servicer also agrees to make available on a reasonable basis to any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit any prospective Certificateholder or to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying such prospective Certificateholder that the Servicer has the ability to service the SBA Loans in accordance with this Agreement.






                                     VIII-1

                                   ARTICLE IX

                                  THE SERVICER

                  Section 9.01  INDEMNIFICATION; THIRD PARTY CLAIMS.

                  (a) The Servicer agrees to indemnify and hold the Trustee, the SBA, and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the SBA, and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the SBA Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the SBA and each Certificateholder if a claim is made by any party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the SBA, and/or a Certificateholder in respect of such claim. The Trustee may reimburse the Servicer from the Expense Account pursuant to Section 6.03(c)(i) for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the SBA Loans in compliance with the terms of this Agreement.

                  (b) The Sellers agree to indemnify and hold the Trustee, the SBA and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the SBA, and any Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Sellers to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the SBA and the Certificateholders. The Sellers shall immediately notify the Trustee, the SBA, and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Sellers shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Sellers, the Trustee, the SBA and/or Certificateholder in respect of such claim. The Trustee may reimburse the Sellers from the Expense Account pursuant to Section 6.03(c)(i) for all amounts advanced by them pursuant to the preceding sentence except when the claim relates directly to the Sellers indemnification pursuant to Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of a Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Sellers to perform their duties in compliance with the terms of this Agreement and in the best interests of the SBA and the Certificateholders.

                  Section 9.02 MERGER OR CONSOLIDATION OF THE SERVICER.

                  The Servicer will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the SBA Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except as may be otherwise required by the SBA Rules and Regulations. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Rating Agencies and the SBA.

                  Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND
                               OTHERS.

                  The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the SBA Loans in accordance with this Agreement.

                  Section 9.04  SERVICER NOT TO RESIGN.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, (ii) in connection with a merger, conversion or consolidation permitted pursuant to Section 9.02 and with the prior written consent of the SBA and written notice to the Rating Agencies (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), or (iii) upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the SBA and to each Certificateholder, which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

                                    ARTICLE X

                                     DEFAULT

                  Section 10.01  EVENTS OF DEFAULT.

                  (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                          (i) (A) the failure by the Servicer to make any
                  required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Certificateholders; (B) the failure by the Servicer to make any required Monthly Advance to the extent such failure materially and adversely affects the interests of the Certificateholders; (C) the failure by the Servicer to remit any Compensating Interest to the extent such failure materially and adversely affects the interests of the Certificateholders; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of this Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                          (ii) failure by the Servicer or the Sellers duly to
                  observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Sellers as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Sellers, as the case may be, by the Trustee or to the Servicer, or the Sellers, as the case may be, and the Trustee by any Certificateholder; or

                          (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                          (iv) the Servicer shall consent to the appointment of
                  a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                          (v) the Servicer shall admit in writing its inability
                  to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(B)), if such Event of Default shall not have been remedied within 30 days after the Servicer has received notice of such Event of Default, (x) with respect solely to clause (i)(B) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and, unless such failure is cured, either by receipt of payment or receipt of evidence (E.G., a wire reference number communicated by the sending bank) that such funds have been sent, by 12:00 Noon New York time on the following Business Day, the Trustee shall immediately assume, pursuant to
Section 10.02 hereof, the duties of a successor Servicer; and (y) in the case of clauses (i)(A), (i)(C), (i)(D), (iii), (iv) and (v), the Majority Certificateholders, by notice in writing to the Servicer (except with respect to (iii), (iv) and (v) for which no notice is required) may, in addition to whatever rights such Certificateholders may have at law or equity including damages, injunctive relief and specific performance, in each case immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the SBA Loans and the proceeds thereof, as Servicer. Upon such receipt by the Servicer of a second written notice from the Majority Certificateholders stating that they or it intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the SBA Loans or otherwise, shall, subject to Section 10.02 and the Multi-Party Agreement, pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the SBA Loans and related documents. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the SBA Loans. The Trustee shall provide notice to the SBA of any Event of Default and any actual termination hereunder.

                  Section 10.02  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR

                  On and after the time of the Servicer's immediate termination, or the Servicer's receipt of notice if required by Section 10.01, or at any time if the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer is removed as Servicer pursuant to this Article X, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Trustee shall not be liable for any actions of any Servicer prior to it, and that the Trustee shall not be obligated to make advances or payments pursuant to Sections 6.03, 6.10,

6.11, 5.10 or 5.14 but only to the extent the Trustee determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the Trustee. As compensation therefor, the Trustee shall be entitled to all funds relating to the SBA Loans which the Servicer would have been entitled to receive from the Principal and Interest Account pursuant to
Section 5.04 if the Servicer had continued to act as Servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 7.01 and 7.03 and shall be entitled to the Servicing Fee and the Premium Protection Fee.

                  Notwithstanding the above, the Trustee shall, if it is unable to so act or if the SBA so requests in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution acceptable to the SBA including but not limited to the SBA and satisfying the Rating Agency Condition that has a net worth of not less than $15,000,000, and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. As compensation, any successor servicer (including, without limitation, the Trustee) so appointed shall be entitled to receive all funds relating to the SBA Loans which the Servicer would have been entitled to receive from the Principal and Interest Account pursuant to Section 5.04 if the Servicer had continued to act as Servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 7.03 and shall be entitled to the Servicing Fee and the Premium Protection Fee. In the event the Trustee is required to solicit bids as provided herein, the Trustee shall solicit, by public announcement, bids from banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees and Premium Protection Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Trustee as a servicing fee to the SBA at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the

Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account or Spread Account by the Servicer or which are thereafter received with respect to the SBA Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder and the SBA and the Trustee and the SBA shall have consented thereto. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the SBA has been appointed.

                  Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on SBA Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03 or otherwise as provided in this Agreement. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  Section 10.03 WAIVER OF DEFAULTS.

                  The SBA may, or the Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the SBA, which consent may not be unreasonably withheld, and satisfaction of the Rating Agency Condition, waive any events permitting removal of the Servicer pursuant to this
Article X; provided, however, that the Majority Certificateholders or the SBA may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                  Section 10.04. CONTROL BY MAJORITY CERTIFICATEHOLDERS AND
                                 OTHERS.

                  The SBA, or the Majority Certificateholders with the consent of the SBA, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund PROVIDED THAT:

                          (i) such direction shall not be in conflict with any
                  rule of law or with this Agreement;

                          (ii) the Trustee shall have been provided with
                  indemnity satisfactory to it; and

                          (iii) the Trustee may take any other action deemed
                  proper by the Trustee which is not inconsistent with such direction; PROVIDED, HOWEVER, that the Trustee, as the case may be, need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Certificateholders not so directing.

                                   ARTICLE XI

                                   TERMINATION

               Section 11.01 TERMINATION.

               This Agreement shall terminate upon notice to the Trustee of the earlier of the following events: (a) the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any SBA Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event shall the Trust Fund established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.

               The Servicer may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests in the SBA Loans and Foreclosed Properties at a price equal to the sum of (i) 100% of the then outstanding Aggregate Class A, Class M and Class B Certificate Principal Balances, and (ii) 30 days' interest thereon at the then applicable Class A, Class M and Class B Remittance Rates, as the case may be (the "Termination Price"). Notwithstanding the prior sentence, if at the time the Servicer determines to exercise such option the unsecured long-term debt obligations of the Servicer are not rated at least Baa3 by Moody's and BBB- by Duff & Phelps, if such Rating Agencies are still rating the Certificates, the Servicer shall give such Rating Agencies prior written notice of the Servicer's determination to exercise such option and shall not exercise such option, without the consent of each such Rating Agency, prior to furnishing each such Rating Agency with an Opinion of Counsel, in form and substance reasonably satisfactory to each such Rating Agency, that the exercise of such option would not be deemed a fraudulent conveyance by the Servicer.

               Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and that the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer by letter to Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. Any obligation of the Servicer to pay amounts due to the Trustee shall survive the termination of this Agreement.

               In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto and shall at the expense of the Trust Fund cause to be published once, in the national edition of THE WALL STREET JOURNAL notice that such money remains unclaimed. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within the period then specified in the escheat laws of the State of New York after the second notice all the Certificates shall not have been surrendered for cancellation, the Seller shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Seller for payment.

               Section 11.02 ACCOUNTING UPON TERMINATION OF SERVICER

               Upon termination of the Servicer under Article X hereof, the Servicer shall:

               (a) deliver to their successor or, if none shall yet have been appointed, to the Trustee the funds in any Principal and Interest Account;

               (b) deliver to their successor or, if none shall yet have been appointed, to the Trustee all SBA Files and related documents and statements held by it hereunder and a SBA Loan portfolio computer tape;

               (c) deliver to their successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the SBA Loans; and

               (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the SBA Loans to their successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                   ARTICLE XII

                                   THE TRUSTEE

               Section 12.01 DUTIES OF TRUSTEE.

               The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Sellers hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Servicer.

               No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, negligent failure to act, willful misconduct or bad faith; provided, however, that:

               (a) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (b) The Trustee shall not be personally liable for an error of judgment made in good faith by officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority

                                     XII-1

Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (d) In the absence of actual knowledge of an officer of the Trustee in its Corporate Trust Office of an Event of Default, the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless the Trustee shall be specifically notified in writing by the Servicer or any of the Certificateholders. In the absence of actual knowledge or receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default; and

               (e) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               Section 12.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

               (a) Except as otherwise provided in Section 12.01:

                   (i) The Trustee may request and rely and shall be
               protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) The Trustee may consult with counsel and any
               opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

                   (iii) The Trustee shall be under no obligation to
               exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;


                                     XII-2

                   (iv) The Trustee shall not be personally liable
               for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (v) Prior to the occurrence of an Event of Default
               hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                   (vi) The right of the Trustee to perform any
               discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence, willful misconduct or bad faith in the performance of such act;

                   (vii) The Trustee shall not be required to give
               any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder;

                   (viii) The Trustee may execute any of the trusts
               or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                   (ix) In the event that the Trustee is also acting
               as Paying Agent, Registrar or Spread Account Custodian, the rights and protections afforded to the Trustee shall be afforded to the Trustee in such capacity as Paying Agent, Registrar or Spread Account Custodian as the case may be.


               Section 12.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR SBA LOANS.

               The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any SBA Loan or


                                     XII-3
related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the SBA Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

               Section 12.04 TRUSTEE MAY OWN CERTIFICATES.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

               Section 12.05 SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES.

                  The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses. To the extent that actual fees and expenses of the Trustee exceed the amount available for payment thereof on deposit in the Expense Account as of the date such fees and expenses are due and payable, the Servicer shall reimburse the Trustee for such shortfall out of its own funds without reimbursement therefor, except as provided in Section 6.03. The Trustee and any director, officer, employee or agent of the Trustee, and the Spread Account Custodian and any director, officer, employee or agent of the Spread Account Custodian, shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer under this Section 12.05 shall survive payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article XII.

               Section 12.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

               The Trustee hereunder shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state


                                     XII-4
or the United States of America, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $30,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least Baa3 by Moody's and BBB- by Duff & Phelps (provided Duff & Phelps is rating the unsecured and unguaranteed long-term debt obligations of the Trustee) or such other rating as is acceptable to the SBA, (v) is subject to supervision or examination by federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall
(a) give prompt notice to the SBA and each Certificateholder that it has so ceased to be eligible to be the Trustee and (b) resign, upon the request of the SBA or the Majority Certificateholders, in the manner and with the effect specified in Section 12.07.

               Section 12.07 RESIGNATION AND REMOVAL OF THE TRUSTEE.

               The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the SBA, and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall with the consent of the SBA promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If the resigning Trustee fails to petition an appropriate court, the SBA may, after such 60 day period, petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint, subject to the approval of the SBA, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the SBA by the Servicer.

                  The Majority Certificateholders with the consent of the SBA, which consent will not be unreasonably withheld, and upon satisfaction of the Rating Agency Condition, or the SBA may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one


                                     XII-5
complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

               Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.08.

               Section 12.08 SUCCESSOR TRUSTEE.

               Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all SBA Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

               No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.

               Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

               Section 12.09 MERGER OR CONSOLIDATION OF TRUSTEE.

               Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall send notice of any such merger or consolidation to the Rating Agencies.

               Section 12.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.


                                     XII-6

               Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the SBA pursuant to the procedure set forth below, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder. No notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof. The Trustee shall notify the SBA prior to the appointment of any co-trustee(s) or separate trustee(s) and the SBA shall have ten Business Days from its receipt of such notice to notify the Trustee whether it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s). If the SBA does not notify the Trustee within such time frame, it will be deemed to have approved such co-trustee(s) or separate trustee(s). If the SBA notifies the Trustee within such time frame that it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s) (which notice shall be accompanied by the name(s) of the SBA's alternative proposed co-trustee(s) or separate trustee(s)), such appointments shall not be effective.

               In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


                                     XII-7

               Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               Section 12.11 AUTHENTICATING AGENT.

               Upon the request of the Servicer, the Trustee shall appoint an Authenticating Agent, initially, HSBC Bank USA, with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of the Certificates in connection with transfers and exchanges under Section 4.02, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Certificates. For all purposes of this Agreement, the authentication and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Certificates by the Trustee. Such Authenticating Agent shall at all times be a Person meeting the requirements for the Trustee set forth in Section 12.06.

               Any corporation or national banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation or national banking association is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

               Any Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register. The Servicer agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 4.04 and 12.03 shall be applicable to any Authenticating Agent.

               Section 12.12 TAX RETURNS AND REPORTS.

               The Trustee, upon request, will furnish the Servicer with all such information as may be reasonably required in connection with the Servicer's preparation of all Tax Returns of the Trust Fund and, upon request within five
(5) Business Days after its receipt thereof, shall (i)


                                     XII-8
sign on behalf of the Trust Fund any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Servicer for filing.

               The Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to the Trust Fund and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Servicer.

               Section 12.13 PROTECTION OF TRUST FUND.

               (a) The Trustee will hold the Trust Fund and such other assets as may from time to time be deposited with it hereunder in trust for the benefit of the Holders and the SBA and at the request of the Sellers or the SBA will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.02 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

                   (i) more effectively hold in trust all or any
               portion of the Trust Fund or such other assets;

                   (ii) perfect, publish notice of, or protect the
               validity of any grant made or to be made by this Agreement;

                   (iii) enforce any of the SBA Loans; or

                   (iv) preserve and defend title to the Trust Fund
               and the rights of the Trustee, and the ownership interests of the Certificateholders represented thereby, in such Trust Fund against the claims of all Persons and parties.

               The Trustee shall send copies of any request received from the Sellers or the SBA to take any action pursuant to this Section 12.13 to the Holders.

               (b) Subject to Article X hereof, the Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this Section 12.13 shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by

                                     XII-9
this Agreement, have been requested to take such action by the Majority Certificateholders, the SBA or the Sellers in accordance with the terms of this Agreement.

               (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

               Section 12.14 REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                             TRUSTEE.

               The Trustee hereby makes the following representations, warranties and covenants on which the Seller, the Servicer, the SBA and the Certificateholders shall rely:

               (a) The Trustee is a banking corporation and trust company duly organized, validly existing and in good standing under the laws of the State of New York.

               (b) The Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

               (c) The execution, delivery and performance by the Trustee of this Agreement shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) violate any provision of the corporate charter or By-laws of the Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Fund pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or the transactions contemplated in this Agreement.

               (d) The execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

               (e) This Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Trustee hereby agrees and covenants that it will not at any time in the future, deny that this Agreement constitutes the legal, valid and binding agreement of the Trustee.

                                     XII-10

               (f) The Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the SBA or the Certificateholders under this Agreement or the Certificates.

               (g) The Trustee will comply at all times with the provisions of the SBA Rules and Regulations in respect of its activities concerning the SBA Loans, and will at all times hold an effective Loan Guaranty Agreement.


                                     XII-11

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                    Section 13.01 ACTS OF CERTIFICATEHOLDERS.

               Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

               Section 13.02 AMENDMENT.

               (a) This Agreement may be amended from time to time by the Sellers, the Servicer and the Trustee by written agreement, upon the prior written consent of the SBA and FUNB, without the notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, to add any Alternate Credit Enhancement in compliance with the provisions of Section 6.14 or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interests of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on SBA Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

               (b) This Agreement may be amended from time to time by the Sellers, the Servicer, the Trustee and the Majority Certificateholders, upon the prior written consent of the SBA and FUNB, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage of Holders which are required to consent to any such amendment without the consent of the Holders of 100% of the Certificates affected thereby and, provided further, that no amendment affecting only one class of Certificates shall require the approval of holders of Certificates of the other Class.

               (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

               Section 13.03 RECORDATION OF AGREEMENT.


                                     XIII-1

               To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the SBA Loans.

                  Section 13.04  DURATION OF AGREEMENT.

               This Agreement shall continue in existence and effect until terminated as herein provided.

               SECTION 13.05 GOVERNING LAW.

               THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

               Section 13.06 NOTICES.

               All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Servicer and the Sellers, The Money Store Investment Corporation, 707 Third Street, 7th Floor, West Sacramento California 95606
Attention: Paul Leliakov, and The Money Store of New York, Inc., 2840 Morris Avenue, Union, New Jersey 07083, Attention: Executive Vice President or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Sellers and the Servicer, (ii) in the case of the Trustee, HSBC Bank USA, 140 Broadway, New York, New York 10005, 12th Floor, Attention:
Corporate Trust Department, (iii) in the case of the Certificateholders, as set forth in the Certificate Register, (iv) in the case of Moody's, to Moody's Investors Service, ABS Monitoring Department, 99 Church Street, 4th Floor, New York, New York 10007, (v) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603, Attention: Asset Backed Monitoring Group, and (vi) in the case of the SBA, the United States Small Business Administration, 409 Third Street, S.W., Washington, D.C. 20416,
Attention: Associate Administrator for Financial Assistance (vii) in the case of The Money Store Inc., to The Money Store Inc., 707 Third Street, West Sacramento California 95606, Attention: Donald Coombe. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.


                                     XIII-2

               Section 13.07 SEVERABILITY OF PROVISIONS.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

               Section 13.08 NO PARTNERSHIP.

               Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificate-holders.

               Section 13.09 COUNTERPARTS.

               This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

               Section 13.10 SUCCESSORS AND ASSIGNS.

               This Agreement shall inure to the benefit of and be binding upon the Sellers and the Servicer, the Trustee and the Certificateholders and their respective successors and assigns.

               Section 13.11 HEADINGS.

               The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

               Section 13.12 PAYING AGENT.

               The Trustee hereby appoints HSBC Bank USA as Paying Agent. The Trustee may appoint one or more other Paying Agents or successor Paying Agents meeting the eligibility requirements of a Trustee set forth in Section 12.06
(i), (ii), (iii), (iv), (v) and (vii) hereof.

               Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

               Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.06, that such Paying Agent will:


                                     XIII-3

               (a) allocate all sums received for distribution to the Holders of Certificates for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

               (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

               Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

               In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

               Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

               Section 13.13 NOTIFICATION TO RATING AGENCIES.

               The Trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice:
(1) any modification or amendment to this Agreement, (2) any change of the Trustee, the Servicer or Paying Agent, (3) any Event of Default or waiver of an Event of Default, (4) that any superior lienholder has accelerated or intends to accelerate the obligations secured by a Prior Lien, and (5) the final payment of all the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Servicer's Certificates. Further, the Servicer shall give prompt notice to the Rating Agencies if the Servicer or any of its affiliates acquire any Certificates.

               Section 13.14 THIRD PARTY RIGHTS

               The Trustee, the FTA, the Spread Account Custodian and the Servicer agree that the SBA shall be deemed a third-party beneficiary of this Agreement entitled to all the rights and benefits set forth herein as fully as if it were a party hereto.



                                     XIII-4

               IN WITNESS WHEREOF, the Sellers, the Representative, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                              THE MONEY STORE INVESTMENT
                                               CORPORATION, as
                                                Seller and Servicer


                                              By: /s/ Arthur Lyon
                                                 ------------------------------
                                              Name:   Arthur Lyon
                                              Title:  Senior Vice President


                                              THE MONEY STORE OF NEW YORK, INC.,
                                               as Seller


                                              By: /s/ Arthur Lyon
                                                 ------------------------------
                                              Name:   Arthur Lyon
                                              Title:  Senior Vice President

                                              THE MONEY STORE INC.,
                                               as Representative


                                              By: /s/ Arthur Lyon
                                                 ------------------------------
                                              Name:   Arthur Lyon
                                              Title:  Senior Vice President

                                              HSBC BANK USA,
                                               as Trustee


                                              By: /s/ Susan Barstock
                                                 ------------------------------
                                              Name:   Susan Barstock
                                              Title:  Assistant Vice President

                           ACCEPTANCE OF HSBC BANK USA

               HSBC Bank USA hereby accepts its appointment under the within instrument to serve as initial Authenticating Agent, Certificate Registrar and Paying Agent. In connection therewith, Marine Midland Bank agrees to be bound by all applicable provisions of such instrument.


                                 HSBC BANK USA, as initial Authenticating Agent, Certificate Registrar and Paying Agent



                                 By: /s/ Susan Barstock
                                    -------------------------------------------
                                 Name:   Susan Barstock
                                 Title:  Assistant Vice President

STATE OF NEW YORK )
                   : ss.:
COUNTY OF NEW YORK)

               On the 31st day of March, 1999 before me, a Notary Public in and for said State, personally appeared Susan Barstock known to me to be an officer of the Trustee, the trust company that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Amanda Scuder
                                             ---------------------
                                                 Notary Public

                                             My Commission expires  11/24/99
                                                                  -------------

STATE OF NEW YORK )
                    : ss.:
COUNTY OF NEW YORK)

               On the 31st day of March, 1999 before me, a Notary Public in and for the State of New York, personally appeared Arthur Lyon known to me to be the Senior Vice President of The Money Store Investment Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Amanda Scuder
                                             -----------------------
                                                  Notary Public


                                             My Commission expires  11/24/99
                                                                  ------------

STATE OF NEW YORK )
                    : ss.:
COUNTY OF NEW YORK)


               On the 31st day of March, 1999 before me, a Notary Public in and for the State of New York, personally appeared Arthur Lyon known to me to be the Senior Vice President of The Money Store of New York Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Amanda Scuder
                                              ----------------------------
                                                       Notary Public


                                              My Commission expires  11/24/99
                                                                   ------------

STATE OF NEW YORK )
                    : ss.:
COUNTY OF NEW YORK)


               On the 31st day of March, 1999 before me, a Notary Public in and for the State of New York, personally appeared Arthur Lyon known to me to be the Senior Vice President of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Amanda Scuder
                                              ----------------------------
                                                      Notary Public


                                              My Commission expires 11/24/99
                                                                   ------------

0752130.DOC

                                    EXHIBIT A

                              CONTENTS OF SBA FILE

                  With respect to each SBA Loan, the SBA File shall include a copy of any of the following items delivered to the Trustee or, with respect to
Item 1 below for the SBA Section 7(a) Loans, the FTA:

                  1. The original SBA Note, endorsed by means of an allonge as follows: "Pay to the order of HSBC Bank USA, and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of February 28, 1999, for the benefit of the United States Small Business Administration and holders of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B, as their respective interests may appear, without recourse" and signed, by facsimile or manual signature, in the name of the applicable Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Seller, if such Seller was not the originator;

                  2. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Seller where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or
                           (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  3. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows: "HSBC Bank USA, ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of February 28, 1999 subject to the Multi-Party Agreement dated as of February 28, 1999" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Seller where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the applicable Seller);

                  4. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded,
                           (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

                  5. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all title insurance policies relating to the Mortgaged Properties to the extent the Sellers obtained such policies or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to Policy Insurance Record Title ("PIRT") policies, limited liability reports and lot book reports, to the extent the Sellers obtain such policies or other evidence of lien position, certified as true by the applicable Seller;

                  6. For all SBA Loans, blanket assignment of all Collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

                  7. For all SBA Loans, irrevocable power of attorney of the applicable Seller to the Trustee to execute, deliver, file or record and otherwise deal with the Collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

                  8. For all SBA Loans, blanket UCC-1 financing statements identifying by type all Collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee as Secured Party and the applicable Seller as the Debtor. The UCC-1 financing statements will be filed promptly following the Closing Date in New York, New Jersey, California and North Carolina and will be in the nature of protective notice filings rather than a true financing statement.

                                   EXHIBIT B-1

                          [FORM OF CLASS A CERTIFICATE]


NO TRANSFER OF A CLASS A CERTIFICATE OR CERTIFICATES OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN OR ACCOUNT INVESTING IN SUCH ENTITY (INCLUDING INSURANCE COMPANY SEPARATE OR GENERAL ACCOUNTS AND COLLECTIVE INVESTMENT FUNDS).

THE RIGHTS OF THE HOLDERS OF THE CLASS M AND CLASS B CERTIFICATES TO RECEIVE DISTRIBUTIONS WITH RESPECT TO INTEREST AND PRINCIPAL WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     B-1-1

THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.



      Series 1999-1                               Original Class B Certificate

      Class A                             Principal Balance:

      No. 1                               $94,012,000

                                          Original Dollar Amount as
                                           of the Cut-Off Date
                                           Represented by this
                                           Certificate:

                                          $94,012,000

      Remittance Rate:             Percentage Interest of
        Variable                    the Class A Certificates
                                    Evidence by this
                                    Certificate:  100%

      Date of Pooling and          Servicer:
        Servicing Agreement         The Money Store Investment
        and Cut-Off Date:           Corporation
        February 28, 1999

      First Remittance Date:       Latest Maturity Date: July 15, 2025
        April 15, 1999


                                          CUSIP No.: 60934UAA6


      Closing Date:                Trustee:
        March 31 1999               HSBC Bank USA


                                     B-1-2

                  The Money Store Investment Corporation certifies that Cede & Co. is the registered owner of a percentage interest (the "Percentage Interest") in the Unguaranteed Interest in a pool of loans partially guaranteed by the U.S. Small Business Administration and, to the extent delivered pursuant to the Agreement referred to below, certain loans originated in connection with such loans (the "SBA Loans") and serviced by The Money Store Investment Corporation (hereinafter called the "Servicer," in its capacity as the Servicer, and together with The Money Store of New York, Inc., the "Sellers," in their capacity as Sellers, which terms include any successor entity under the Agreement referred to below). The SBA Loans were originated or purchased by the Sellers. The SBA Loans will be serviced pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of February 28, 1999 (the "Agreement") by and among The Money Store Investment Corporation, The Money Store of New York, Inc., and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on April 15, 1999, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class A Certificates evidenced by this Certificate and the amount required to be distributed to Holders of Class A Certificates on such Remittance Date pursuant to Section 6.07 of the Agreement.

                  During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, this Certificate will bear interest at the rate of 5.550% per annum. During each subsequent Interest Accrual Period, this Certificate will bear interest at a per annum rate equal to the Prime Rate in effect on the Related Adjustment Date minus 2.20% per annum, subject to the limits described in the Agreement.

                  Distributions on this Certificate will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $1,000,000.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Certificate Registrar in New York, New York.


                                     B-1-3

                  This Certificate is one of a duly authorized issue of Certificates designated as The Money Store SBA Loan-Backed, Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B (herein called the "Certificates") and representing undivided ownership in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A, Class M or Class B Remittance Rate, as the case may be.

                  Neither the Certificates nor the SBA Loans represent an obligation of, or an interest in, the Servicer and (except for the Excess Spread, which is guaranteed by the SBA for up to 120 days of accrued interest) are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Small Business Administration, the Government National Mortgage Association or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the SBA Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any SBA Loan, such advance is reimbursable to the Servicer from late recoveries of interest on the SBA Loans generally.

                  As provided in the Agreement, deposits and withdrawals from the Certificate Account, the Spread Account and the Expense Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

                  Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Sellers, the Servicer, First Union National Bank and the Trustee without the consent of the Certificateholders and (b) by the Sellers, the Servicer, First Union National Bank and the Trustee with the consent of the Majority Certificateholders. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate


                                     B-1-4

Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Seller, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  Except for certain obligations of the Servicer to the Trustee, the obligations created by the Agreement shall terminate upon notice to the Trustee of the later of the following events: (i) the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or other legal process of any SBA Loan and the remittance of all funds due thereunder or (ii) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event shall the Trust Fund established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date of the Agreement.


                                     B-1-5

                  IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed.

                                              THE MONEY STORE INVESTMENT
                                              CORPORATION, Servicer


                                              By::
                                                  -----------------------------
                                              Name:
                                              Title:



Dated:
      -------------------
Attest:


-------------------------
   Assistant Secretary


This is one of the
Certificates referred
to in the within-
mentioned Agreement.


HSBC BANK USA,
   as Trustee


By:
   --------------------
   Authorized Signatory

          or

 HSBC BANK USA
as Authenticating Agent


By:
   --------------------
   Authorized Signatory



                                     B-1-6

                                   EXHIBIT B-2

                          [FORM OF CLASS M CERTIFICATE]

NO TRANSFER OF A CLASS M CERTIFICATE OR CERTIFICATES OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN OR ACCOUNT INVESTING IN SUCH ENTITY (INCLUDING INSURANCE COMPANY SEPARATE OR GENERAL ACCOUNTS AND COLLECTIVE INVESTMENT FUNDS).

THE RIGHTS OF THE HOLDERS OF THE CLASS M CERTIFICATES TO RECEIVE DISTRIBUTIONS WITH RESPECT TO INTEREST AND PRINCIPAL WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     B-2-1

THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

      Series 1999-1                   Original Class M Certificate
      Class M                         Principal Balance:

      No. 1                           $2,888,000

                                      Original Dollar Amount as
                                        of the Cut-Off Date
                                        Represented by this
                                        Certificate:

                                      $2,888,000

      Remittance Rate:                Percentage Interest of
        Variable                        the Class M Certificates
                                        Evidence by this
                                        Certificate:  100%

      Date of Pooling and             Servicer:
        Servicing Agreement            The Money Store Investment
        and Cut-Off Date:               Corporation
        February 28, 1999

      First Remittance                Latest Maturity Date: July 15, 2025
        Date
        April 15, 1999
                                      CUSIP NO.: 60934UAB4

      Closing Date:                   Trustee:
        March 31, 1999                 HSBC Bank USA


                                     B-2-2

                  The Money Store Investment Corporation certifies that Cede & Co. is the registered owner of a percentage interest (the "Percentage Interest") in the Unguaranteed Interest in a pool of loans partially guaranteed by the U.S. Small Business Administration and, to the extent delivered pursuant to the Agreement referred to below, certain loans originated in connection with such loans (the "SBA Loans") and serviced by The Money Store Investment Corporation (hereinafter called the "Servicer," in its capacity as the Servicer, and together with The Money Store of New York, Inc. the "Sellers," in their capacity as Sellers, which terms include any successor entity under the Agreement referred to below). The SBA Loans were originated or purchased by the Sellers. The SBA Loans will be serviced pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of February 28, 1999 (the "Agreement") by and among The Money Store Investment Corporation, The Money Store of New York, Inc. and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on April 15, 1999, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class M Certificates evidenced by this Certificate and the amount required to be distributed to Holders of Class M Certificates on such Remittance Date pursuant to Section 6.07 of the Agreement.

                  During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, this Certificate will bear interest at the rate of 6.070% per annum. During each subsequent Interest Accrual Period, this Certificate will bear interest at a per annum rate equal to the Prime Rate in effect on the Related Adjustment Date minus 1.68% per annum, subject to the limits described in the Agreement.

                  Distributions on this Certificate will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $1,000,000.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in New York, New York.


                                     B-2-3

                  This Certificate is one of a duly authorized issue of Certificates designated as The Money Store SBA Loan-Backed, Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B (herein called the "Certificates") and representing undivided ownership in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A, Class M or Class B Remittance Rate, as the case may be.

                  Neither the Certificates nor the SBA Loans represent an obligation of, or an interest in, the Servicer and (except for the Excess Spread, which is guaranteed by the SBA for up to 120 days of accrued interest) are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Small Business Administration, the Government National Mortgage Association or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the SBA Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any SBA Loan, such advance is reimbursable to the Servicer from late recoveries of interest on the SBA Loans generally.

                  As provided in the Agreement, deposits and withdrawals from the Certificate Account, the Spread Account and the Expense Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

                  Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Sellers, the Servicer, First Union National Bank and the Trustee without the consent of the Certificateholders and (b) by the Sellers, the Servicer, First Union National Bank and the Trustee with the consent of the Majority Certificateholders. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate


                                     B-2-4

Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Seller, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  Except for certain obligations of the Servicer to the Trustee, the obligations created by the Agreement shall terminate upon notice to the Trustee of the later of the following events: (i) the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure, deed in lieu of foreclosure or other legal process of any SBA Loan and the remittance of all funds due thereunder or (ii) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event shall the Trust Fund established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date of the Agreement.


                                     B-2-5

                  IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed.

                                              THE MONEY STORE INVESTMENT
                                              CORPORATION, Servicer


                                              By::
                                                  -----------------------------
                                              Name:
                                              Title:



Dated:
      -------------------
Attest:


-------------------------
   Assistant Secretary


This is one of the
Certificates referred
to in the within-
mentioned Agreement.


HSBC BANK USA,
   as Trustee


By:
   --------------------
   Authorized Signatory

          or

 HSBC BANK USA
as Authenticating Agent


By:
   --------------------
   Authorized Signatory


                                     B-2-6

                                   EXHIBIT B-3

                          [FORM OF CLASS B CERTIFICATE]

NO TRANSFER OF A CLASS B CERTIFICATE OR CERTIFICATES OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN OR ACCOUNT INVESTING IN SUCH ENTITY (INCLUDING INSURANCE COMPANY SEPARATE OR GENERAL ACCOUNTS AND COLLECTIVE INVESTMENT FUNDS).

THE RIGHTS OF THE HOLDERS OF THE CLASS B CERTIFICATES TO RECEIVE DISTRIBUTIONS WITH RESPECT TO INTEREST AND PRINCIPAL WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS A AND CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS B CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE CONVEYED, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE UNITED STATES SMALL BUSINESS ADMINISTRATION A COPY OF WHICH APPROVAL SHALL BE FURNISHED TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR.


                                     B-3-1

THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES


      Series 1999-1                    Original Class B Certificate
      Class B                          Principal Balance:

      No. 1                            $4,189,247

                                       Original Dollar Amount as
                                         of the Cut-Off Date
                                         Represented by this
                                         Certificate:

                                       $4,189,247

      Remittance Rate:                 Percentage Interest of
        Variable                         the Class B Certificates
                                         Evidence by this
                                         Certificate:  100%

      Date of Pooling and              Servicer:
        Servicing Agreement             The Money Store Investment
        and Cut-Off Date:                Corporation
        February 28, 1999

      First Remittance                 Latest Maturity Date: July 15, 2025
        Date:
        April 15, 1999


      Closing Date:                    Trustee:
        March 31 1999                    HSBC Bank USA



                                     B-3-2

                  The Money Store Investment Corporation certifies that TMS SBA Holdings, Inc. is the registered owner of a percentage interest (the "Percentage Interest") in the Unguaranteed Interest in a pool of loans partially guaranteed by the U.S. Small Business Administration and, to the extent delivered pursuant to the Agreement referred to below, certain loans originated in connection with such loans (the "SBA Loans") and serviced by The Money Store Investment Corporation (hereinafter called the "Servicer," in its capacity as the Servicer, and together with The Money Store of New York, Inc. the "Sellers," in their capacity as Sellers, which terms include any successor entity under the Agreement referred to below). The SBA Loans were originated or purchased by the Sellers. The SBA Loans will be serviced pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of February 28, 1999 (the "Agreement") by and among The Money Store Investment Corporation, The Money Store of New York, Inc. and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Remittance Date, commencing on April 15, 1999, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class B Certificates evidenced by this Certificate and the amount required to be distributed to Holders of Class B Certificates on such Remittance Date pursuant to Section 6.07 of the Agreement.

                  During each Interest Accrual Period through and including the Interest Accrual Period ending on July 14, 1999, this Certificate will bear interest at the rate of 7.050% per annum. During each subsequent Interest Accrual Period, this Certificate will bear interest at a per annum rate equal to the Prime Rate in effect on the Related Adjustment Date minus 0.700% per annum, subject to the limits described in the Agreement.

                  Distributions on this Certificate will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $5,000,000.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in New York, New York.


                                     B-3-3

                  This Certificate is one of a duly authorized issue of Certificates designated as The Money Store SBA Loan-Backed, Adjustable Rate Certificates, Series 1999-1, Class A, Class M and Class B (herein called the "Certificates") and representing undivided ownership in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A, Class M or Class B Remittance Rate, as the case may be.

                  Neither the Certificates nor the SBA Loans represent an obligation of, or an interest in, the Servicer and (except for the Excess Spread, which is guaranteed by the SBA for up to 120 days of accrued interest) are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Small Business Administration, the Government National Mortgage Association or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the SBA Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any SBA Loan, such advance is reimbursable to the Servicer from late recoveries of interest on the SBA Loans generally.

                  As provided in the Agreement, deposits and withdrawals from the Certificate Account, the Spread Account and the Expense Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

                  Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Sellers, the Servicer, First Union National Bank and the Trustee without the consent of the Certificateholders and (b) by the Sellers, the Servicer, First Union National Bank and the Trustee with the consent of the Majority Certificateholders. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate


                                     B-3-4

Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Servicer, the Seller, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  Except for certain obligations of the Servicer to the Trustee, the obligations created by the Agreement shall terminate upon notice to the Trustee of the later of the following events: (i) the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure, deed in lieu of foreclosure or other legal process of any SBA Loan and the remittance of all funds due thereunder or (ii) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event shall the Trust Fund established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date of the Agreement.


                                     B-3-5

                  IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed.

                                              THE MONEY STORE INVESTMENT
                                              CORPORATION, Servicer


                                              By::
                                                  -----------------------------
                                              Name:
                                              Title:



Dated:
      -------------------
Attest:


-------------------------
   Assistant Secretary


This is one of the
Certificates referred
to in the within-
mentioned Agreement.


HSBC BANK USA,
   as Trustee


By:
   --------------------
   Authorized Signatory

          or

 HSBC BANK USA
as Authenticating Agent


By:
   --------------------
   Authorized Signatory



                                     B-3-6

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                     (date)


                  To:      -------------------------------

                           -------------------------------

                           ------------------------------- (the "Depository")


                  As "Servicer" under the Pooling and Servicing Agreement, dated as of February 28, 1999, The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1 Class A, Class M and Class B (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 5.03 of the Agreement, to be designated as "The Money Store Investment Corporation and The Money Store of New York, Inc., in trust for the registered holders of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1 Class A, Class M and Class B." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                                     THE MONEY STORE INVESTMENT
                                                      CORPORATION


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

                  The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.



                              --------------------
                              (Name of Depository)


                              By:
                                 ------------------------------
                              Name:
                                  -----------------------------
                              Title:
                                    ---------------------------

                                    EXHIBIT D


                            FORM OF LETTER OF CREDIT

                                    EXHIBIT E

                                    [OMITTED]

                                  EXHIBIT E(1)

                            WIRING INSTRUCTIONS FORM


                                                           _______________, 19__


[Paying Agent]
[Trustee]
------------------------

------------------------

------------------------

              Re: The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1,
                       [Class A] [Class M] [Class B] Number
                       ----------------------------------------------
Dear Sir:

              In connection with the sale of the above-captioned Certificate by ___________________________________ to ___________________________________,
("Transferee") you, as Paying Agent, are instructed to make all remittances to Transferee as Certificateholder as of ____________, 19__ by wire transfer. For such wire transfer, the wiring instructions are as follows:

                           ---------------------------

                           ---------------------------

                           ---------------------------



                                               --------------------------------
                                                     Transferee



Certificateholder's mailing address:


Name:

Address:



                                     E(1)-1

                                   EXHIBIT F-1

                          FORM OF INITIAL CERTIFICATION

                                                                          , 1999
                                                                   -------
[Sellers]

[Servicer]

[SBA]


                  Re:      Pooling and Servicing Agreement
                           The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, dated as of February 28, 1999 among The Money
                           Store Investment Corporation, The Money
                           Store of New York, Inc., The Money Store
                           Inc. and HSBC Bank USA, as Trustee
                           ------------------------------------------------
Ladies/Gentlemen:

                  In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement (the "Agreement"), the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received each of the documents required to be delivered to it pursuant to Section 2.04 of the Agreement (not including the original SBA Notes relating to the SBA Section 7(a) Loans, which are to be delivered to the FTA) with respect to each [Initial] [Subsequent] SBA Loan listed in the SBA Loan Schedule and the documents contained therein appear to bear original signatures.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.


                                     F-1-1

                  The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the SBA Loans identified on the SBA Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such SBA Loan.


                                 HSBC BANK USA,
                                 as Trustee


                                 By:
                                    ------------------------------
                                 Name:
                                 Title:




                                     F-1-2

                                   EXHIBIT F-2

                           FORM OF FINAL CERTIFICATION

                                     [date]

[Servicer]

[Seller]

[SBA]

                  Re: Pooling and Servicing Agreement, The Money Store SBA Loan-Backed Adjustable Rate Certificates,
                           Series 1999-1, dated as of February 28, 1999 among The Money Store Investment Company, The Money Store of New York, Inc., The Money Store Inc. and HSBC Bank USA, as Trustee
                           -----------------------------------------------------


Ladies/Gentlemen:

                  In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each SBA Loan listed in the SBA Loan Schedule (other than any SBA Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.04 of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such SBA Loan and (iii) based on its examination or inquiry, and only as to the foregoing documents, the information set forth in the SBA Loan Schedule respecting such SBA Loan is correct. The Trustee has made no independent examination or inquiry of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Loans


                                     F-2-1
identified on the SBA Loan Schedule, (ii) the collectibility, insurability, effectiveness or suitability of any such SBA Loan, or (iii) the compliance by such documents with statutory or regulatory guidelines.

                                 HSBC BANK USA,
                                 as Trustee

                                 By:
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------





                                     F-2-2

                                    EXHIBIT G

                                    [OMITTED]

                                    EXHIBIT H

                                SBA LOAN SCHEDULE

                                 [NOT ATTACHED]

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS



To:  [Trustee]
    [FTA]



                   Re:      Pooling and Servicing Agreement,
                            The Money Store SBA Loan-Backed Adjustable
                            Rate Certificates, Series 1999-1,
                            Dated as of February 28, 1999
                            ------------------------------------------

                  In connection with the administration of the pool of SBA Loans held by you, we request the release, and acknowledge receipt, of the (Trustee's SBA File/[specify document]) for the SBA Loan described below, for the reason indicated. Please execute the attached documents, if any, for the described SBA Loan for the reasons indicated.

OBLIGOR'S NAME, ADDRESS & ZIP CODE:


The Money Store Investment Corporation/The Money Store of New York, Inc. Loan
Number:


SBA LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)

____ 1.           SBA Loan Paid in Full
                           (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 2.           SBA Loan Liquidated
                           (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 3.           SBA Loan in Foreclosure.

_____4.           SBA Loan Repurchased Pursuant to Section 11.01
                           of the Pooling and Servicing Agreement.

_____5.           SBA Loan Repurchased or Substituted Pursuant to
                          Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and/or remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 6.           Collateral Being Released Pursuant to Section 5.01(f) of the
                          Pooling and Servicing Agreement.

____ 7.           SBA Loan Collateral being substituted or subordinated.

                  If box 1 or 2 above is checked, and if all or part of the Trustee's SBA File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified SBA Loan.

                  If box 3, 4, 5, 6 or 7 above is checked, upon our return of all of the above documents to you, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                THE MONEY STORE INVESTMENT
                                                 CORPORATION, as Servicer


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Date:
                                                     --------------------------


Documents returned to Trustee:

-------------------------------
    Trustee



By:
   ----------------------------
Date:
     --------------------------

                                    EXHIBIT J

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.       Unguaranteed Percentage of Liquidation Proceeds

              Principal Prepayment                        $________
              Property Sale Proceeds                       ________
              Insurance Proceeds                           ________
              Other (Itemize)                              ________

              Unguaranteed Percentage of
               Total Proceeds                                          $_______

2.       Servicing Advances                                   $________
         Monthly Advances                                      ________

              Total Advances                                           $_______

3.       Net Liquidation Proceeds                                      $_______
         (Line 1 minus Line 2)

4.       Principal Balance of the SBA
           Loan on date of liquidation                                 $_______

5.       Realized (Loss) or Gain                                       $_______
         (Line 3 minus Line 4)

                                    EXHIBIT K


FORM OF DELINQUENCY REPORT



DELINQUENCY AND FORECLOSURE INFORMATION


           RANGES             #       GROSS       GROSS     CERT.      UNGTD
SERIES    (IN DAYS)         ACCT      AMOUNT      PCT       AMOUNT     PCT
------------------------------------------------------------------------------
          1 TO 29 DAYS
          30 TO 59 DAYS
          60 TO 89 DAYS
          90 TO 179 Days
          180 to 719 Days
          720 AND OVER
          FORECLOSURE
          REO PROPERTY
          DELINQUENCY
          OUTSTANDING


                                    EXHIBIT L

                     SERVICER'S MONTHLY COMPUTER TAPE FORMAT

               The computer tape to be delivered to the Trustee pursuant to
Section 6.09 shall contain the following information for each SBA Loan as of the related Record Date:

               1. Name of the Obligor, address of the Mortgaged Property, if applicable, and Account Number.

               2.    The SBA Loan Interest Rate.

               3.    The Monthly Payment.

               4. The dates on which the payments were received for the applicable Due Period and the amount of such payments segregated into the following categories; (a) total interest received (including Servicing Fee, interest payable to holder of the Guaranteed Interest, the Premium Protection Fee, FTA's Fee, Excess Spread, Extra Interest and, if applicable, Additional Fee); (b) interest payable to the holder of the Guaranteed Interest and FTA's Fee; (c) principal and Excess Payments received; (d) Curtailments received; and (e) Principal Prepayments received.

               5.    The SBA Loan principal balance.

               6.    The SBA Loan date and original term to maturity.

               7. A "Delinquency Flag" noting that the SBA Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

               8. For any SBA Loan that is not either 24 months delinquent or otherwise determined to be uncollectible, a "Foreclosure Flag" noting that the SBA Loan is the subject of foreclosure proceedings or other legal process.

               9. For any SBA Loan that is not either 24 months delinquent or otherwise determined to be uncollectible, an "REO Flag" noting that the Mortgaged Property is an REO Property.

               10. A "Liquidated SBA Loan Flag" noting that the SBA Loan is a Liquidated SBA Loan and the Net Liquidation Proceeds received in connection therewith.

               11. Any additional information reasonably requested by the Trustee.

                                    EXHIBIT M

                              MULTI-PARTY AGREEMENT
             AMONG THE MONEY STORE INVESTMENT CORPORATION, THE MONEY
        STORE OF NEW YORK, INC, HSBC BANK USA, COLSON SERVICES CORP. AND
                                       SBA


         This Multi-Party Agreement is entered into as of February 28, 1999 (this "Agreement"), by and among The Money Store Investment Corporation ("TMSIC"), The Money Store of New York, Inc. ("MSNY") (each, individually, an "SBA Lender" and collectively "SBA Lenders"), HSBC Bank USA (f/k/a Marine Midland Bank), as Trustee ("Trustee"), Colson Services Corp. ("FTA"), and the United States Small Business Administration ("SBA").

         Each SBA Lender has made and intends to continue to make loans to small businesses under the Small Business Act, as amended.

         SBA guarantees a portion of each SBA Lender Loan (as defined herein) in accordance with 13 C.F.R. Part 120 and a Small Business Administration Loan Guaranty Agreement (SBA Form 750), dated August 13, 1980, between SBA and TMSIC (the "SBA Agreement").

         Because SBA guarantees a portion of each SBA Lender Loan (as defined herein), SBA has an interest in the SBA Lender Loans, the underlying collateral, and the Loan Documents (as defined herein).

         Each SBA Lender has entered into certain Secondary Participation Guaranty Agreements on SBA Form 1086 (each, a "Participation Agreement") with a purchaser (each, a "Guaranteed Holder"), SBA and FTA. Under the Participation Agreements, each SBA Lender has sold the guaranteed portion (the "Guaranteed

Interest") in certain SBA Lender Loans. SBA has caused FTA to issue a certificate to each Guaranteed Holder which entitles the Guaranteed Holder to receive the payments and other recoveries of principal relating to the Guaranteed Interest on the related SBA Lender Loans, together with interest on the Guaranteed Interest at a per annum rate in effect from time to time in accordance with the Participation Agreement.

         The SBA Lenders, The Money Store Inc. and the Trustee have entered into a Pooling and Servicing Agreement dated as of February 28, 1999 (the "Pooling and Servicing Agreement") which establishes a trust (the "Trust"). Under the Pooling and Servicing Agreement, each SBA Lender will convey the Conveyed Interest (as defined herein) to the Trust. The Trust will issue certificates (the "Certificates") evidencing the right to receive the Unguaranteed Interest in the SBA Lender Loans together with interest.

         13 C.F.R. Section 120.420 and the SBA Agreement require the SBA Lenders to obtain SBA's written consent before they sell the Unguaranteed Interest.

         The SBA Lenders, the Trustee and SBA want to assure consistency between the SBA Agreement and the Pooling and Servicing Agreement and clarify the respective rights of the parties.

         SBA Lenders, Trustee, FTA and SBA agree as follows:

             1. DEFINITIONS. In this Agreement, the following terms have the following meanings:

                      a. "Conveyed Interest": the Unguaranteed Interest plus the amount by which the interest collected by the Servicer on the principal portion of the Guaranteed Interest of each SBA Lender Loan exceeds the sum of (a) the interest payable to the Registered Holder, (b) the fees payable to FTA, (c) the Servicing Fee, (d) the Premium Protection Fee and (e) with respect to Additional Fee SBA Loans, the Additional Fee (each as defined in the Pooling and Servicing Agreement).

                      b. "Event of Default": as defined in the Pooling and
                         Servicing Agreement.

                      c. "Loan Documents": all Notes, mortgages, deeds of trust, security deeds, security agreements, instruments of hypothecation, guarantees and other agreements and documents that relate to the SBA Lender Loans.

                      d. "Notes": the notes evidencing the SBA Lender Loans.

                      e. "Premium Protection Fee": 0.60% per annum of the then
                         outstanding principal balance of the Guaranteed
                         Interest.

                      f. "SBA Lender Loan Debtor": any debtor obligated under an
                         SBA Lender Loan.

                      g. "SBA Lender Loans": the loans listed on Exhibit H as
                         amended or supplemented from time to time of the Pooling and Servicing Agreement (including any Subsequent SBA Loans (as defined in the Pooling and Servicing Agreement)) and any other loans included in the Trust Fund (as defined in the Pooling and Servicing Agreement).


                      h. "SBA Rules and Regulations": the Small Business Act, as
                         amended, the SBA Agreement, all legislation binding on SBA with respect to financial transactions, all rules and regulations promulgated from time to time under the Small Business Act, and SBA Standard Operating Procedures and official Notices as from time to time in effect.

                      i. "Servicer": the Servicer (as defined in the Pooling and
                         Servicing Agreement) and, as applicable, the Subservicer (as defined in the Pooling and Servicing Agreement).

                      j. "Servicing Fee": 0.40% per annum of the then
                         outstanding principal balance of the entire SBA Lender Loans.

                      k. "Spread Account Excess": as defined in the Pooling and
                         Servicing Agreement.

                      l. "Unguaranteed Interest": the portion of each SBA Lender
                         Loan not guaranteed by SBA.

             2. SBA'S GUARANTEED INTEREST. Each of the SBA Lenders, Trustee (on behalf of itself and the holders of the Certificates) and FTA acknowledges SBA's interest in the Guaranteed Interest of all SBA Lender Loans, together with the collateral securing the SBA Lender Loans and the Loan Documents, and in all payments and recoveries with respect to the SBA Lender Loans and the collateral or any other source, including insurance proceeds and recoveries from guarantees, and agree to recognize and uphold such interest under SBA
Rules and Regulations. SBA Lenders and Trustee will execute any release, assignment, endorsement or other document that SBA may from time to time reasonably request with respect to the Guaranteed Interest. Each of SBA
Lender and the Trustee will remit funds it receives in respect of the Guaranteed Interest in the SBA Lender Loans to FTA or SBA, as appropriate. If SBA purchases the Guaranteed Interest in any SBA Lender Loan, any recoveries from the SBA Lender Loan Debtor or the collateral securing the SBA Lender
Loan will be distributed pro rata to SBA as holder of the Guaranteed Interest and to the Trustee as holder of the Unguaranteed Interest.

             3. UNGUARANTEED INTEREST. SBA acknowledges that it has no interest in the Unguaranteed Interest, the Servicing Fee or the Premium Protection Fee. SBA further acknowledges that it has no interest in any collateral that secures any SBA Lender Loan or any Loan Document, except to the extent the collateral secures or a Loan Document relates to the Guaranteed Interest. The collateral for an SBA Lender Loan secures the Guaranteed Interest and the Unguaranteed Interest pari passu and all recoveries from insurance, guarantees or any other source will be shared pro rata. If SBA receives any amount in respect of the Conveyed Interest, SBA will remit the sum to the Trustee for the credit of the SBA Lenders, provided that in no event will SBA have any obligation to pay any amount not owed by SBA under SBA Rules and Regulations. If SBA receives any amount in respect of the Servicing Fee or the Premium Protection Fee, SBA will remit the sum to TMSIC for distribution to itself or MSNY, as applicable, or if TMSIC is not the Servicer, the Servicer, provided that the Trustee shall have given FTA and SBA 15 days prior written notice under this Agreement of the change in Servicer. This Agreement constitutes a notice of claims assignment for the full term of the Pooling and Servicing Agreement under the Federal Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, with respect to any right to payment of any Unguaranteed Interest or the Servicing Fee or the Premium Protection Fee.

             4. SBA CONSENT TO POOLING AND SERVICING AGREEMENT.

         (a) SBA consents to SBA Lenders' execution and performance of the Pooling and Servicing Agreement and the transactions contemplated in it including, but not limited to, the sales of the Class A and Class M Certificates (as defined in the Pooling and Servicing Agreement).

         (b) Notwithstanding anything to the contrary contained in the Pooling and Servicing Agreement, a default by either SBA Lender under another agreement or a default by an entity other than SBA Lenders under another agreement may not be an event of default under the Pooling and Servicing Agreement. The Trustee waives any rights it may have, including rights of set-off and banker's liens, to any account of either SBA Lender into which payments from the SBA Lender Loan Debtors are received and the Principal and Interest Account (as defined in the Pooling and Servicing Agreement).

         (c) It is a condition precedent to the effectiveness of this Agreement that SBA receive opinions of counsel stating that the Multi-Party Agreement is enforceable against the Trustee and each SBA Lender.

             5. SBA LENDERS TO RETAIN ULTIMATE RISK OF LOSS. As required by 13 C.F.R. Section 120.420(b)(2), each SBA Lender must retain an economic risk in and bear the ultimate risk of loss on the Unguaranteed Interest. SBA Lenders will establish the Spread Account under the Pooling and Servicing Agreement and cause a wholly-owned subsidiary of TMSIC to be and remain the Spread Account Depositor (as defined in the Pooling and Servicing Agreement) and cause TMS SBA Holdings, Inc., a wholly-owned subsidiary of TMSIC, to retain the Class B Certificates in accordance with Section 11 hereof.

             6. PREMIUM PROTECTION FEE AND SERVICING FEE. Each SBA Lender will retain the Premium Protection Fee and the Servicing Fee with respect to all its SBA Lender Loans.

             7. RESTRICTION ON USE OF SBA LENDER LOANS. The SBA Lenders will not use the SBA Lender Loans or the collateral supporting the SBA Lender Loans for any borrowing or other financing not related to financing of the guaranteed or unguaranteed portions of the SBA Lender Loans.

             8. FTA TO HOLD ORIGINAL SBA LENDER NOTES; POSSESSION OF LOAN DOCUMENTS. (a) SBA Lenders will deliver all original Notes relating to the Initial SBA Loans (as defined in the Pooling and Servicing Agreement) to FTA, accompanied by a receipt completed for each applicable Note in the form of
Exhibit 1 hereto prior to the issuance of the Certificates and SBA Lenders will deliver all original Notes relating to the Subsequent SBA Loans (as defined in the Pooling and Servicing Agreement) to FTA, accompanied by a receipt completed for each applicable Note in the form of Exhibit 1 hereto prior to each Subsequent Transfer of the Subsequent SBA Loans. Each Note will be endorsed by means of an allonge (an endorsement of the Note constituting a separate piece of paper) as follows: "Pay to the order of HSBC Bank USA, and its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of February 28, 1999, for the benefit of the United States Small Business Administration and the holders of The Money Store SBA Loan Backed Certificates, Series 1999-1, Class A, Class M and Class B as their respective interests may appear, without recourse." Upon receiving the Note, FTA will deliver to the Trustee a receipt for such Note and a copy of such receipt to TMSIC in the form of Exhibit 1.

         (b) The Notes are being delivered to FTA for the purposes of protecting the SBA's and the Certificateholders' respective interests. SBA appoints FTA as its fiscal and transfer agent and each of SBA and the Trustee appoint FTA as its agent to hold the Notes. FTA does not and will not during the term of this Agreement have any interest in the SBA Lender Loans or the related Loan Documents.

         (c) FTA will not release any Note to either SBA Lender or any other person except (i) upon receipt from an SBA Lender of a Request for Release of
Note in the form of Exhibit 3, and a written consent to release from the Trustee, or (ii) with SBA's prior written consent. Upon receipt of the required request and consent, FTA, will release, within 3 Business Days, the related Note. The

 Servicer will return the Notes to FTA in accordance with the appropriate provisions of the Pooling and Servicing Agreement and when the Notes are returned to FTA accompanied by a receipt completed for each applicable Note in the form of Exhibit 1 hereto, FTA will issue a receipt in the form of
Exhibit 1 hereto in accordance with the instructions of Exhibit I hereto. FTA will have no obligation to make sure that any Note is returned to it. SBA will notify Moody's Investors Service, Inc. if FTA releases any Note solely upon the instructions of SBA.

         (d) Upon reasonable notice to FTA, SBA will have the right during normal business hours to inspect the original Notes at FTA's office.

         (e) SBA Lenders will deliver to the Trustee the Loan Documents and assignments of Loan Documents in accordance with the Pooling and Servicing Agreement. All instruments of assignment will assign the applicable collateral to "HSBC Bank USA, ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of February 28, 1999, subject to the Multi-Party Agreement dated as of February 28, 1999". All financing statements will name the Trustee as secured party. Any power of attorney from either SBA Lender to the Trustee must require the Trustee to deal with the collateral in accordance with the terms of the Pooling and Servicing Agreement and this Agreement.

          (f) If the Servicer or the SBA must be the record owner or secured party with respect to any Note or any Loan Document or any collateral securing any Note for any purpose including, without limitation, to liquidate (including by any judicial means) or otherwise pursue remedies against any SBA Lender Loan Debtor or any collateral securing any Note, the Trustee will assign such Note or collateral to the Servicer, or SBA, as necessary.

             9. SERVICING OF SBA LENDER LOANS. TMSIC will service the SBA Lender Loans, provided that MSNY may service the SBA Lender Loans it originated. Any servicing actions required of TMSIC under the Pooling and Servicing Agreement or this Agreement may be performed by MSNY, but performance by MSNY will not limit or reduce TSMIC's obligations or liabilities as Servicer under the Pooling and Servicing Agreement or this Agreement. The Servicer will remit funds to which the Guaranteed Holders or SBA is entitled in accordance with the terms of the Participation Agreements, and will remit to the Trustee funds which are required to be remitted to the Trustee in accordance with the terms of the Pooling and Servicing Agreement. TMSIC must proceed with all collection, enforcement of remedies and liquidation actions against SBA Lender Loan Debtors in default in accordance with SBA Rules and Regulations. TMSIC must perform all servicing activities in accordance with SBA Rules and Regulations, the Participation Agreements and, to the extent there is no conflict, the Pooling and Servicing Agreement. Property acquired through foreclosure or deed in lieu of foreclosure will be titled in the name of the Trustee for the benefit of SBA and the holders of the Certificates, as their interests may appear, subject to the terms of this Agreement. TMSIC will continue to administer such property and will be responsible for its disposition in accordance with the SBA Rules and Regulations and, to the extent there is no conflict, the terms of the Pooling and

Servicing Agreement. TMSIC will distribute disposition proceeds to SBA, as party in interest with respect to the uaranteed Interest, and to the Trustee in respect of the Unguaranteed Interest, PRO RATA. SBA may, at its option, assume servicing of any SBA Lender Loan in accordance with SBA Rules and Regulations. Unless the Trustee becomes the Servicer, the Trustee will not take (i) any action regarding the servicing of any SBA Lender Loan or (ii) any action with respect to any SBA Lender Loan Debtor or any collateral securing any SBA Lender Loan. Any actions required of SBA Lender under the Pooling and Servicing Agreement or this Agreement may be performed by or through a subservicer approved by SBA under an agreement approved by SBA, but any such subservicing arrangement will not limit or reduce either SBA Lender's obligations or liabilities as servicer under the Pooling and Servicing Agreement or this Agreement. The SBA hereby approves MSNY as a subservicer under this Agreement and the Pooling and Servicing Agreement.

             10. DEFAULT UNDER POOLING AND SERVICING AGREEMENT. The Trustee will give SBA prompt written notice of an Event of Default and prompt written notice of any termination of TMSIC as Servicer under the Pooling and Servicing Agreement. Upon an Event of Default and termination of TMSIC as Servicer in accordance with the terms of the Pooling and Servicing Agreement, the Trustee may be substituted as Servicer so long as the Trustee is then an approved SBA participating lender in good standing, operating under a current Small Business Administration Loan Guaranty Agreement (Deferred Participation) (Form 750). If the Trustee does not meet that condition or is otherwise unable to act or if SBA requests in writing, the Trustee will appoint another Servicer in accordance with the Pooling and Servicing Agreement. Any successor Servicer must agree to be bound by the terms of this Agreement and must execute an agreement in the form of Exhibit 2. Any substitute Servicer will be entitled to receive the Servicing Fee and the Premium Protection Fee.

             11. TRANSFEREES. Other than the issuance of the Certificates, the Trustee will not sell, participate, pledge, hypothecate, enter into any repurchase agreement with respect to, or otherwise transfer any of its interest in any SBA Lender Loan or any Note without SBA's prior written consent. The proposed transferee must be an approved SBA participating lender in good standing, operating under a current Small Business Administration Loan Guaranty Agreement (Deferred Participation) (Form 750) and must be acceptable to SBA. Upon consenting to any proposed transfer, SBA will give FTA prompt written notice. Any transferee must agree to be bound by the terms of this Agreement. Upon initial issuance, the Class B Certificates will be issued to and registered in the name of TMS SBA Holdings, Inc., a wholly-owned subsidiary of TMSIC, which will retain legal and beneficial ownership of the Class B Certificates. The SBA Lenders agree that TMS SBA Holdings, Inc. will not sell, pledge, transfer, assign or otherwise convey, in whole or in part, the Class B Certificates without the prior written consent of SBA.

             12. SBA LENDER ACKNOWLEDGMENT OF CONTINUING OBLIGATION; NO ASSUMPTION OF Liabilities. No action taken by the Trustee, SBA or a Servicer under this Agreement, the SBA Agreement, or the Pooling and Servicing

Agreement will release or relieve either SBA Lender of any of its obligations to SBA or Trustee. None of SBA, Trustee, FTA or a Servicer will incur any liability or obligation to either SBA Lender by reason of any reasonable or customary action taken in carrying out the provisions of this Agreement. Neither the execution of this Agreement, nor the taking of any action by the Trustee, SBA, FTA or a servicer under this Agreement will be an assumption by the Trustee, SBA, FTA or a Servicer of any liabilities or obligations of either SBA Lender. The provisions of this Section will survive termination of this Agreement.

             13. FTA'S AND SBA'S LIMITED LIABILITY AND EXPENSES. (a) FTA may rely upon any signature, notice, certificate, or other document reasonably believed by it to be genuine and to have been signed by the party purporting to sign it. SBA Lenders will assume liability for and indemnify, protect, and hold harmless FTA from any liabilities or losses arising out of this Agreement, except in the case of FTA's gross negligence or willful misconduct. SBA Lenders will reimburse FTA for all expenses, taxes, and other charges that FTA incurs in administering this Agreement. SBA Lenders will pay FTA its standard fee for its services under this Agreement. In performing its obligations under this Agreement, FTA will not follow instructions from any party other than SBA or, pursuant to Section 8(c), upon the request of an SBA Lender and concurring instructions of the Trustee. SBA Lenders will not hold FTA liable for any action taken in accordance with such instructions.

          (b) SBA may rely on any signature, notice, certificate, request or other document reasonably believed by it to be genuine and to have been signed by the party purporting to sign it. SBA Lenders will assume liability for and indemnify, protect and hold harmless SBA from all liabilities or losses arising out of this Agreement, except in the case of gross negligence or willful misconduct. Upon request by SBA, SBA Lenders will reimburse SBA for all expenses and other charges that SBA incurs in connection with this Agreement.

          (c) The provisions of this Section 13 will survive any termination of this Agreement.

             14. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which will be an original.

             15. INCONSISTENCIES. If any provision of this Agreement is inconsistent with any provision in any other agreement, including but not limited to the Pooling and Servicing Agreement, the provision of this Agreement controls. The Pooling and Servicing Agreement and any agreements entered into in connection with such agreement are amended to the extent necessary to give effect to the prior sentence. The SBA Agreement is amended to provide that FTA will hold the Notes that are transferred pursuant to the Pooling and Servicing Agreement and that the Trustee may hold the Loan Documents as provided in this Agreement.

             16. AMENDMENT AND TERM. This Agreement may not be terminated or amended without the prior written consent of the parties. Neither the SBA Agreement nor the Pooling and Servicing Agreement may be amended in any manner that would impair the respective rights of the SBA or the Trustee under this Agreement without the prior written consent of the party so affected.

               17. GOVERNING LAW. Except to the extent inconsistent with Federal Law, in which case Federal law will govern, this Agreement will be interpreted and construed in accordance with the laws of the State of New York, without reference to its conflict of laws rules.

               18. SUCCESSORS AND ASSIGNS. This Agreement binds and benefits the parties and their respective successors and assigns.

               19. SECTION HEADINGS. The section headings in this Agreement are for convenience only, and are without substantive meaning or content.

               20. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be given no effect and will not invalidate any other provision of this Agreement.

               21. NOTICES AND DELIVERIES. Except as otherwise expressly provided in this document, all notices or deliveries under this Agreement will be given by actual delivery to the parties at the addresses below or to such other addresses that any party may designate for itself by written notice to each of the other parties. All notices will be effective upon receipt by the applicable party.

                  If to either SBA Lender, at:
                  The Money Store Investment Corporation
                  707 Third Street West Sacramento,
                  California 95605 Telecopy No.: 888-867-0175
                  Attention: Donald Coombe

                  If to the Trustee, at:
                  HSBC Bank USA
                  140 Broadway, 12th Floor
                  New York, New York  10005
                  Attention:  Corporate Trust Administration

                  If to FTA, at:
                  Colson Services Corp.
                  120 Broadway
                  New York, New York  10271
                  Attn:  President

                  If to SBA, at:
                  U.S. Small Business Administration
                  409 3rd Street, S.W.
                  Washington, D.C.  20416
                  Attn:  Associate Administrator for Financial Assistance

               Additionally, SBA Lenders will provide SBA with a copy of (i) the SBA Loan Schedule included as Exhibit H to the Pooling and Servicing Agreement as amended or supplemented from time to time, along with any amendments thereto delivered to the Trustee, and (ii) each delinquency and foreclosure report prepared in accordance with clause (viii) of Section 6.09 of the Pooling and Servicing Agreement. Such Schedules and reports will be sent (to the extent practicable, in electronic format) to Mr. James Hammersley, Director of Secondary Market Sales (james.hammersley@sba.gov).

               In witness whereof SBA Lenders, the Trustee, FTA, and SBA have executed this Agreement below.

                                         THE MONEY STORE INVESTMENT CORPORATION


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          THE MONEY STORE OF NEW YORK, INC.


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                          HSBC BANK USA, as Trustee


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                          UNITED STATES SMALL BUSINESS
                                          ADMINISTRATION


                                          By:
                                             ----------------------------------
                                          Name: Jane Palsgrove Butler
                                          Title: Associate Administrator for
                                                   Financial Assistance

                                          COLSON SERVICES CORP.

                                          By:
                                             ----------------------------------
                                          Name:  Roy Simpson, Jr.
                                          Title:    Executive Vice President

                                    EXHIBIT 1

                        ACKNOWLEDGMENT OF RECEIPT OF NOTE

                                                              ___________, 1999

               In accordance with Section 8 of the Multi-Party Agreement, dated as of February 28, 1999, by and among The Money Store Investment Corporation, The Money Store of New York, Inc., HSBC Bank USA, as trustee, Colson Services Corp. ("Colson") and the United States Small Business Administration ("SBA"), Colson, hereby acknowledges receipt of the SBA guaranteed Note described below with respect to the following:

                  MAKER:

                  ORIGINAL PRINCIPAL AMOUNT:

                  DATE OF NOTE:

                  SBA LOAN NUMBER (GP NUMBER):

                  TMSIC ACCOUNT NUMBER:


                                          COLSON SERVICES CORP.


                                          By:
                                             ----------------------------------


                                          Its:
                                              ---------------------------------


INSTRUCTIONS TO COLSON SERVICES CORP. One original executed copy of this receipt should be made available for pick-up at the office of Colson or delivered to HSBC Bank USA, as trustee, 140 Broadway, 12th Floor, New York, New York 10005, and a copy to The Money Store Investment Corporation, 3464 El Camino Avenue, Suite 130, Sacramento, California 95821.

                                       1-1

                                    EXHIBIT 2

               The undersigned consents and agrees to be bound as successor servicer by the terms of foregoing Multi-Party Agreement, dated as of February 28, 1999 among the Money Store Investment Corporation, The Money Store of New York, Inc., HSBC Bank USA, as trustee, Colson Services Corp. and the United States Small Business Administration.



                                             -----------------------------------


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                      2-1

                                    EXHIBIT 3

                           REQUEST FOR RELEASE OF NOTE


_____________, 199__

Colson Services Corp.
120 Broadway, 19th Floor
New York, NY  10271

               In accordance with Section 8(c) of the Multi-Party Agreement dated as of February 28, 1999 by and among The Money Store Investment Corporation, The Money Store of New York, Inc., HSBC Bank USA, Colson Services Corp. ("Colson") and the United States Small Business Administration ("SBA") and, subject to your receipt of consent from HSBC Bank USA, as Trustee, The Money Store Investment Corporation hereby requests release of the Note described below:

OBLIGOR'S NAME AND ADDRESS:


SBA LOAN NUMBER (GP NUMBER):


Reason for Requesting Note
(ONE OF THESE MUST BE CHECKED)

____1.  SBA Loan Paid in Full
        (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement, dated as of February 28, 1999, relating to the Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1 (the "Pooling and Servicing Agreement.")

____2.  SBA Loan Liquidated
        (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____3.  SBA Loan in Foreclosure

____4. SBA Loan repurchased pursuant to Section 11.01 of the Pooling and Servicing Agreement.


                                       3-1

____5. SBA Loan repurchased or substituted pursuant to Article II or Article III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and/or remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)



                                                     THE MONEY STORE
                                                     INVESTMENT CORPORATION


                                                     By:
                                                        -----------------------
                                                     Its:
                                                         ----------------------


                                      3-2

                                    EXHIBIT N

                            SPREAD ACCOUNT AGREEMENT


               This Spread Account Agreement is dated as of March __, 1999 (the "Agreement") among TMS SBA Holdings, Inc., a Delaware corporation, as Spread Account Depositor (the "Spread Account Depositor"), HSBC Bank USA (f/k/a Marine Midland Bank), as trustee (the "Trustee"), and HSBC Bank USA, in its capacity as custodian hereunder (the "Spread Account Custodian"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement referred to below.

               WHEREAS, The Money Store Investment Corporation and The Money Store of New York, Inc. (collectively the "Sellers"), The Money Store Inc., and HSBC Bank USA, in its capacity as Trustee, have entered into a Pooling and Servicing Agreement, dated as of February 28, 1999 (the "Pooling and Servicing Agreement"), in connection with the establishment of a Trust (the "Trust") and the issuance of The Money Store SBA Loan-Backed, Adjustable Rate Certificates, Series 1999-1, representing an undivided beneficial ownership interest in the Trust;

               WHEREAS, the Spread Account Depositor wishes to establish the Spread Account (the "Account") with the Spread Account Custodian, to be used in accordance with the provisions of Section 6.02 of the Pooling and Servicing Agreement; and

               WHEREAS, the Spread Account Custodian herein agrees to maintain the Account in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

               Section 1. DEFINITIONS. In addition to those terms defined in the Pooling and Servicing Agreement and otherwise herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Account" has the meaning set forth in the second WHEREAS clause hereof.


                  "Account Property" has the meaning set forth in Section 3 hereof.


                  "Certificated Securities" has the meaning set forth in Section 8-102(4) of the UCC.

                  "Clearing Corporation" has the meaning set forth in Section 8-102(5) of the UCC.

                  "Delivery" when used with respect to Account Property means:

                  "Eligible Deposit Account" means either (a) a segregated account with a Designated Depository Institution (as defined in the Pooling and Servicing Agreement) or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account.

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

                  (i) transfer of possession thereof to the Spread Account Custodian, endorsed to, or registered in the name of, the Spread Account Custodian or its nominee or endorsed in blank;

         (b) with respect to a certificated security:

                  (i) delivery thereof in bearer form to the Spread Account Custodian; or

                  (ii) delivery thereof in registered form to the Spread Account Custodian and

                           (A) the certificate is endorsed to the Spread Account
                  Custodian or in blank by effective endorsement; or

                           (B) the certificate is registered in the name of the
                  Spread Account Custodian, upon original issue or registration of transfer by the issuer;

         (c) with respect to an uncertificated security:

                  (i) the delivery of the uncertificated security to the Spread Account Custodian; or

                  (ii) the issuer has agreed that it will comply with instructions originated by the Spread Account Custodian without further consent by the registered owner;

         (d) with respect to any security issued by the U.S. Treasury that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                  (i) a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR
         Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                  (ii) the participant indicates by book entry that the book-entry security has been credited to the Spread Account Custodian's securities account;

         (e) with respect to a security entitlement:

                  (i) the Spread Account Custodian becomes the entitlement holder; or

                  (ii) the securities intermediary has agreed that it will comply with entitlement orders originated by the Spread Account Custodian without further consent by the entitlement holder;

         (f) for the purpose of clauses (b) and (c) hereof "delivery" means:

                  (i) with respect to a certificated security:

                           (A) the Spread Account Custodian acquires possession
                  thereof;

                           (B) another person (other than a securities
                  intermediary) either acquires possession thereof on behalf of the Spread Account Custodian or, having previously acquired possession thereof, acknowledges that it holds for the Spread Account Custodian; or

                           (C) a securities intermediary acting on behalf of the
                  Spread Account Custodian acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Spread Account Custodian by an effective endorsement;

         (ii) with respect to an uncertificated security:

                  (A) the issuer registers the Spread Account Custodian as the registered owner, upon original issue or registration of transfer; or

                  (B) another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Spread Account Custodian or, having previously become the registered owner, acknowledges that it holds for the Spread Account Custodian;

         (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

                  (i) "certificated security"

                  (ii) "effective endorsement"

                  (iii) "entitlement holder"

                  (iv) "instrument"

                  (v) "securities account"

                  (vi) "securities entitlement"

                  (vii) "securities intermediary"

                  (viii) "uncertificated security"

         (h) in each case of Delivery contemplated herein, the Spread Account Custodian shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

                  "Depositary" has the meaning set forth in 31 C.F.R. 306.118 or similar federal regulations governing the transfer of securities issued by the United States Treasury which are maintained in book-entry form.

                  "Securities Intermediary" has the meaning set forth in Section 8-102(a)(14) of the UCC.

                  "Instruments" has the meaning set forth in Section 9-105(l)(ii) of the UCC but excludes any "instruments" that are "certificated securities" as defined in Section 8-102(l) (a) of the UCC.

                  "Physical Property" has the meaning set forth in clause (i) of the definition of "Delivery" in this Section 1.

                  "UCC" means the New York Uniform Commercial Code.

                  "Uncertificated Security" has the meaning set forth in Section 8-102(a)(18) of the UCC.

         Section 2. APPOINTMENT OF SPREAD ACCOUNT CUSTODIAN. The Spread Account Depositor and the Trustee hereby appoint HSBC Bank USA as their agent under this Agreement to act on their behalf in accordance with the terms of this Agreement with respect to their interests in the Account and all amounts and investments deposited therein or credited thereto. HSBC Bank USA hereby accepts and acknowledges its appointment as agent on behalf of the Spread Account Depositor and the Trustee.

         Section 3. PLEDGE OF SECURITY INTEREST. The Spread Account Depositor hereby assigns, sells, conveys and transfers to the Spread Account Custodian and its successors and assigns, and grants thereto a security interest in, all of its right, title and interest in and to all amounts payable to the Spread Account pursuant to Section 6.02 of the Pooling and Servicing Agreement, the Account, all amounts deposited therein or credited thereto, from time to time, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities, or otherwise) in consideration of its right to receive Excess Spread in accordance with Section 6.02 of the Pooling and Servicing Agreement (all of the foregoing, collectively, the "Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Spread Account Custodian, its successors and assigns, in trust for the benefit of the Trustee and the Certificateholders, subject to the terms and provisions, set forth in this Agreement. The Spread Account Custodian hereby acknowledges such transfer and, upon receipt, shall hold and distribute the Account Property in accordance with the terms and provisions of this Agreement.

         Section 4. ESTABLISHMENT OF THE ACCOUNT. In consideration of its right to receive Excess Spread in accordance with Section 6.02 of the Pooling and Servicing Agreement, the Spread Account Depositor hereby establishes and shall hereafter maintain with the Spread Account Custodian the Account as a separate trust account to include the money and other property deposited and held therein pursuant hereto. The Account shall be a segregated trust account maintained in New York and initially established with the Spread Account Custodian and maintained with the Spread Account Custodian in the Corporate Trust Department of the Spread Account Custodian. The Spread Account Custodian acknowledges the interest of the Trustee in the Account, as set forth herein and in Article VI of the Pooling and Servicing Agreement. The Spread Account Custodian further acknowledges and agrees that (i) any deposits to the Account shall be made solely by the Servicer or the Trustee in accordance with Section 6.02(a) of the Pooling and Servicing Agreement; (ii) any withdrawals from the Account shall be made by the Spread Account Custodian solely upon instructions therefor given by the Trustee as specifically set forth in Section 6.02(b) of the Pooling and Servicing Agreement; and (iii) the Seller and the Servicer and the Spread Account Depositor shall have no rights to receive any amounts in the Account other than as specifically set forth herein and in Section 6.02(b) of the Pooling and Servicing Agreement.

         Section 5. DELIVERY OF ACCOUNT PROPERTY. With respect to the Account Property, the Spread Account Depositor and the Spread Account Custodian agree that:

                  (a) any Account Property that is held in deposit accounts shall be held solely in an Eligible Deposit Account; and each such deposit account shall be subject to the exclusive dominion and control of the Spread Account Custodian, and the Spread Account Custodian shall have sole signature authority with respect thereto;

                  (b) any Account Property that is Physical Property shall be delivered to the Spread Account Custodian in accordance with paragraph
         (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Spread Account Custodian or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Relevant UCC);

                  (c) any Account Property that is a "certificated security" under Article 8 of the Relevant UCC shall be delivered to the Spread Account Custodian in accordance with paragraph (b) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Spread Account Custodian or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Relevant UCC);

                  (d) any Account Property that is an "uncertificated security" under Article 8 of the Relevant UCC shall be delivered to the Spread Account Custodian in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Spread Account Custodian, pending maturity or disposition, through continued registration on the books and records of the issuer thereof of the ownership of such security by the Spread Account Custodian (or its nominee) or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Relevant UCC);

                  (e) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered to the Spread Account Custodian in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Spread Account Custodian, pending maturity or disposition, through continued book-entry registration of such Account Property in the name of the Spread Account Custodian or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Relevant UCC); and

                  (f) any Account Property held through a securities intermediary (as such term is defined in Section 8-102(a)(14) of the Relevant UCC) shall be held in a securities account (as such term is defined in Section 8-501(a) of the Relevant UCC) that is established by such securities intermediary in the name of the Spread Account Custodian for which the Spread Account Custodian is the sole entitlement holder (as defined in Section 8-102(a)(7) of the Relevant
         UCC).

         Section 6. INVESTMENT. Amounts held in the Account shall be invested in Permitted Instruments in accordance with the provisions of Section 6.06 of the Pooling and Servicing Agreement. All such investments shall be made in the name of the Spread Account Custodian or its nominee, and all income and gain realized thereon shall be retained in the Account until withdrawals are permitted under
Section 6.02(b)(iii) of the Pooling and Servicing Agreement.

         Section 7. STATEMENT OF ACCOUNT. On or before each Determination Date, the Spread Account Custodian shall deliver to the Trustee, the Servicer and the Spread Account Depositor an account statement setting forth, as of such date,
(i) the amount on deposit in the Account, (ii) the activity in the Account for the preceding month and (iii) the amount of any income or gain (or loss) on amounts held in the Account.

         Section 8. TERMINATION. This Agreement shall terminate upon the termination of the Pooling and Servicing Agreement in accordance with their terms. Upon termination of this Agreement, any amounts on deposit in the Account shall be paid by the Spread Account Custodian to the Spread Account Depositor in accordance with the terms of the Pooling and Servicing Agreement.

         Section 9. AMENDMENT. This Agreement may be amended by the Spread Account Depositor and the Spread Account Custodian with the consent of the Trustee. The parties hereto agree to make any changes to this Agreement required by Moody's or Duff & Phelps in order to obtain an investment-grade rating.

         Section 10. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

         SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 12. NOTICES. All demands, notices and communications upon or to the Spread Account Depositor, the Servicer, the Spread Account Custodian or the Trustee under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Spread Account Depositor, the Servicer and the Trustee, at the addresses therefor set forth in Section 13.06 of the Pooling and Servicing Agreement; (b) in the case of the Spread Account Custodian, at 140 Broadway, New York, New York 10005, 12th Floor, Attention:
Corporate Trust Department; and (c) in the case of the Spread Account Depositor, c/o The Money Store Investment Corporation, 2840 Morris Avenue, Union, New Jersey 07083.

         Section 13. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 14. ASSIGNMENT; BENEFIT OF AGREEMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Spread Account Depositor Spread Account Custodian without the prior written consent of the Trustee. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties hereto and the Trustee and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the Spread Account Depositor and the Spread Account Custodian have caused this Spread Account Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         HSBC BANK USA,
                                          as Trustee


                                         By
                                           ------------------------------------
                                           Authorized Officer


                                         HSBC BANK USA,
                                          as Spread Account Custodian



                                         By
                                           ------------------------------------
                                         Name:
                                         Title:


                                         TMS SBA HOLDINGS, INC.,
                                          as Spread Account Depositor


                                         By
                                           ------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT O


                    FORM OF TRANSFEREE LETTER [NON-RULE 144A]


The Money Store Investment Corporation
707 Third Street
West Sacramento, California, 95605




HSBC Bank USA, as Trustee
140 Broadway, 12th Floor
New York, New York   10005
Attention:  Corporate Trust Administration

                                                              __________, 199_

                           Re:  The Money Store
                                     SBA Loan-Backed Adjustable Rate
                                Certificates, Series 1999-1, Class [B]
                                --------------------------------------
Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "Accredited Investor," within the meaning of Rule 501 (a)(1), (2),
(3) or (7) of Regulation D under the Securities Act (c) the Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Agreement"), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(d) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Agreement, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement and (h) with respect to a Class B Certificate, the purchaser is not acquiring a Class B Certificate, directly or indirectly, for or on behalf of: (i) an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. Section 2510.3-101.


                                                      Very truly yours,


                                                      -------------------------
                                                      Print Name of Transferee


                                                      By:
                                                         ----------------------
                                                         Authorized Officer

                                      O-2